Exhibit 10.1

INDENTURE

by and between

STEPSTONE CLO 2025-I LLC,

Issuer

and

UMB BANK, NATIONAL ASSOCIATION,

Trustee

Dated as of September 17, 2025

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ARTICLE XIV

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to Trustee	213
Section 14.2	Acts of Holders	214
Section 14.3	Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and the Rating Agency	215
Section 14.4	Notices to Holders; Waiver	217
Section 14.5	Effect of Headings and Table of Contents	218
Section 14.6	Successors and Assigns	218
Section 14.7	Severability	218
Section 14.8	Benefits of Indenture	218
Section 14.9	Legal Holidays	218
Section 14.10	Governing Law	218
Section 14.11	Submission to Jurisdiction	218
Section 14.12	Waiver of Jury Trial	219
Section 14.13	Counterparts	219
Section 14.14	Acts of Issuer	219
Section 14.15	Confidential Information	220
Section 14.16	Communications with Rating Agency	221
Section 14.17	Notice to the Rating Agency; Rule 17g-5 Procedures	222
Section 14.18	Proceedings	223

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1	Assignment of Collateral Management Agreement	224

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Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	[Reserved]
Schedule 4	S&P Rating Definitions and Recovery Rate Tables
Exhibit A	Forms of Notes

A-1	Form of Global Note
A-2	Form of Certificated Secured Note
A-3	Form of Certificated Subordinated Note

Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer of Rule 144A Global Note or Certificated Note to Regulation S Global Note
B-2	Form of Purchaser Representation Letter for Certificated Notes
B-3	Form of Transferor Certificate for Transfer of Regulation S Global Note or Certificated Note to Rule 144A Global Note
B-4	Form of Transferee Certificate of Rule 144A Global Note
B-5	Form of Transferee Certificate of Regulation S Global Note
B-6	Form of Daisy Chain Letter

Exhibit C	Reserved
Exhibit D	Form of Note Owner Certificate
Exhibit E	Form of NRSRO Certification
Exhibit F	Reserved
Exhibit G	Form of Contribution Notice

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INDENTURE, dated as of September 17, 2025, between STEPSTONE CLO 2025-I LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”) and UMB Bank, National Association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Trustee, the Collateral Manager and the Bank in each of its capacities under the Transaction Documents (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising any and all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and supporting obligations and other assets in which the Issuer has an interest and specifically including: (a) the Collateral Obligations and all payments thereon or with respect thereto, the Closing Date Participations and all payments thereon or with respect thereto and all Collateral Obligations acquired by the Issuer in the future and all payments thereon or with respect thereto; (b) the Accounts and any Eligible Investments on deposit therein, and all income from the investment of funds therein; (c) the Issuer’s rights in the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Master Loan Sale Agreement, the Retention of Net Economic Interest Letter and the Master Participation Agreement; (d) all Cash or Money owned by the Issuer, including but not limited to distributions with respect to Margin Stock and proceeds from the sale of Margin Stock; (e) any Equity Securities and Workout Loans acquired by the Issuer; (f) all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights, documents, goods and other supporting obligations relating to the foregoing; (g) any other property of the Issuer; and (h) all proceeds (as defined in the UCC) with respect to the foregoing (the assets referred to in (a) through (h) are collectively referred to as the “Assets”); provided, that such Grant shall not include Margin Stock.

Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Debt is secured by the Grant equally and ratably without prejudice, priority or distinction between any Class of Secured Debt and any other Class of Secured Debt by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Debt in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Securities Account Control Agreement, the Master Loan Sale Agreement and the Collateral Administration Agreement, and (iv) compliance with the provisions of this Indenture, all as provided herein. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments”, as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references herein to designated “Articles”, “Sections”, “sub-sections” and other subdivisions are to the designated articles, sections, sub-sections and other subdivisions of this Indenture. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-section or other subdivision.

“1940 Act”: The United States Investment Company Act of 1940, as amended from time to time.

“25% Limitation”: The limitation that is exceeded only if Benefit Plan Investors hold 25% or more of the total value of any class of equity in the entity, as calculated under the Plan Asset Regulation.

“A&R LLC Agreement”: The amended and restated limited liability company agreement of the Issuer, dated as of September 17, 2025.

“Accountants’ Effective Date AUP Reports”: Collectively the Accountants’ Effective Date Comparison AUP Report and Accountants’ Effective Date Recalculation AUP Report.

“Accountants’ Effective Date Comparison AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Effective Date Recalculation AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Report”: An agreed upon procedures report of the firm or firms appointed by the Issuer pursuant to Section 10.9(a).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Custodial Account, (vii) the Supplemental Reserve Account and (viii) the Interest Reserve Account.

“Accredited Investor”: The meaning set forth in Rule 501(a) under the Securities Act.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Additional Debt”: Any Debt issued pursuant to Section 2.13.

“Additional Debt Closing Date”: The closing date for the issuance of any Additional Debt pursuant to Section 2.13 as set forth in an indenture supplemental to this Indenture pursuant to Section 8.1(a)(xii).

“Additional Junior Debt”: Additional Debt of one or more new classes of secured or unsecured debt that is fully subordinated to the existing Secured Debt (or to the most junior class of securities of the Issuer issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Secured Debt is then Outstanding).

“Additional Junior Debt Proceeds”: The proceeds of any issuance of Additional Junior Debt.

“Adjusted Class Break-even Default Rate”: The rate equal to (a)(i) the Class Break-even Default Rate multiplied by (ii)(x) the Target Initial Par Amount divided by (y) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations plus (b)(i)(x) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations minus (y) the Target Initial Par Amount, divided by (ii)(x) the Collateral Principal Amount plus the S&P Collateral Value of all Defaulted Obligations multiplied by (y) 1 minus the Weighted Average S&P Recovery Rate.

“Adjusted Collateral Principal Amount”: As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Deferring Obligations (except Permitted Deferrable Obligations), Long-Dated Obligations, Closing Date Participations and Discount Obligations), plus (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding the Expense Reserve Account, the Revolver Funding Account and any amounts on deposit in the Supplemental Reserve Account not designated by the applicable Contributor pursuant to clause (i) of the definition of “Permitted Use” for deposit into the Principal Collection Subaccount) representing Principal Proceeds, plus (c) the S&P Collateral Value of all Defaulted Obligations and Deferring Obligations (except Permitted Deferrable Obligations); provided, that the Adjusted Collateral Principal Amount will be zero for any Defaulted Obligation which the Issuer has owned for more than three years during which such Collateral Obligation was at all times a Defaulted Obligation, plus (d) the aggregate, for each Discount Obligation, of the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof, for such Discount Obligation, plus (e) the Aggregate Principal Balance of Long-Dated Obligations multiplied by 70%, plus (f) with respect to any Closing Date Participations, on or prior to the Effective Date, its Principal Balance, and anytime thereafter, its S&P Recovery Amount, minus (g) the Excess CCC Adjustment Amount; provided, that with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Obligation (except Permitted Deferrable Obligations), Long-Dated Obligation, Closing Date Participations, Discount Obligation or any asset that falls into the Excess CCC Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.025% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date and (b) U.S.$250,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided, that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date; provided, further, that for the avoidance of doubt, any Administrative Expenses incurred on or before the Closing Date shall not be subject to the Administrative Expense Cap.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, on a pro rata basis to the Collateral Administrator pursuant to the Collateral Administration Agreement and the Bank in any of its other capacities under the Transaction Documents, including as Posting Agent, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties: (i) the Independent Review Party, the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer; (ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations; (iii) the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation reasonable expenses of the Collateral Manager (including fees for its accountants, agents and counsel) incurred in connection with the purchase or sale of any Collateral Obligations, any other expenses incurred in connection with the

Collateral Obligations and any other amounts payable pursuant to the Collateral Management Agreement but excluding the Management Fees; (iv) the Independent Manager for any fees or expenses due to the Independent Manager; (v) any Person (including the Retention Holder or the Collateral Manager) in respect of any costs incurred in connection with the satisfaction of the EU/UK Retention Requirements; and (vi) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Debt, including but not limited to, any amounts due in respect of the listing of the Notes on any stock exchange or trading system; and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document; provided, that for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Secured Debt) shall not constitute Administrative Expenses.

“Affected Class”: A Class of Secured Debt that, as a result of the occurrence of a Tax Event described in the definition of “Tax Redemption” has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in “control” of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, that (a) other than in connection with sale and purchase transactions contemplated under Section 12.3, no entity to which the Collateral Manager provides investment management or advisory services shall be deemed an “Affiliate” of the Collateral Manager solely because the Collateral Manager acts in such capacity and (b) an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor.

“Affiliated Funds”: Collectively (together with the Issuer), one or more funds, investment vehicles, accounts or similar entities advised by the Collateral Manager and/or its Affiliates in which certain principals, officers, employees and investment professionals of StepStone Private Credit Fund LLC and/or its Affiliates will invest or have invested.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Coupon”: As of any Measurement Date, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation (other than a Defaulted Obligation or Deferring Obligation (other than a Permitted Deferrable Obligation)) (including, for any Permitted Deferrable Obligation, only the required current cash interest required by the Underlying Instruments thereon), (i) the stated coupon on such Collateral Obligation expressed as a percentage and (ii) the outstanding principal balance of such Collateral Obligation; provided, that (x) the stated coupon of a Step-Up Obligation will be the then-current coupon and (y) with respect to any Fixed Rate Obligation that is a Permitted Withholding Tax Obligation, for purposes of the calculation in (i) above, an amount equal to any expected withholding tax (as reasonably determined by the Collateral Manager) on such Permitted Withholding Tax Obligation shall be excluded.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation (other than a Defaulted Obligation or Deferring Obligation (other than a Permitted Deferrable Obligation)) that bears interest at a spread over the index on which the Benchmark is based (including, for any Permitted Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Instruments thereon over the applicable index and including any credit spread adjustment or modifier, but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread on such Collateral Obligation above such index as of the immediately preceding Interest Determination Date multiplied by (ii) the outstanding principal balance of such Collateral Obligation; provided, that with respect to any Reference Rate Floor Obligation or any Floating Rate Obligation that does not use the Benchmark for such Collateral Obligation, the stated interest rate spread on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over the Benchmark as in effect for the current Interest Accrual Period; provided, that the interest rate spread with respect to any Step-Up Obligation will be the then-current interest rate spread; and (b) in the case of each Floating Rate Obligation (other than a Defaulted Obligation or Deferring Obligation (other than a Permitted Deferrable Obligation)) (including, for any Permitted Deferrable Obligation, only the required current cash pay interest required by the Underlying Instruments thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation) that bears interest at a spread over an index other than the index on which the Benchmark is based, (i) the excess of the sum of such spread and such index over the Benchmark as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) (including any credit spread adjustment or modifier) multiplied by (ii) the outstanding principal balance of each such Collateral Obligation; provided, that (i) the interest rate spread with respect to any Step-Up Obligation will be the then-current interest rate spread and (ii) with respect to any Floating Rate Obligation that is a Permitted Withholding Tax Obligation, an amount equal to any expected withholding tax (as reasonably determined by the Collateral Manager) on such Permitted Withholding Tax Obligation shall be excluded.

“Aggregate Outstanding Amount”: (i) With respect to any of the Secured Debt as of any date, the aggregate unpaid principal amount of such Secured Debt Outstanding on such date and (ii) with respect to any Subordinated Notes, the principal amount represented by such Subordinated Notes on such date.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date; provided, that with respect to any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation that is a Permitted Withholding Tax Obligation, in determining the commitment fee rate in clause (i) above, an amount equal to any expected withholding tax (as reasonably determined by the Collateral Manager) on such commitment fee shall be excluded.

“Asset-backed Commercial Paper”: Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.

“Assets”: The meaning assigned in the Granting Clause hereof.

“Assumed Reinvestment Rate”: The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided, that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Authenticating Agent”: With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Balance”: On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: UMB Bank, National Association, in its individual capacity and not as Trustee, or any successor thereto (which shall include any successor Trustee pursuant to Section 6.11).

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Subordination Agreement”: The meaning specified in Section 13.1(a).

“Base Rate Modifier”: A modifier determined by the Collateral Manager applied to a reference rate to the extent necessary to cause such rate to be comparable to the then applicable Benchmark, which may include an addition to or subtraction from such unadjusted rate.

“BDC Advisor”: StepStone Group Private Debt LLC, a limited liability company formed under the laws of the state of Delaware.

“Benchmark”: With respect to the Floating Rate Secured Debt, initially, the Term SOFR Rate, provided, that if the Term SOFR Rate or the then-current Benchmark is unavailable or no longer reported, then, upon the designation of a Fallback Rate by the Collateral Manager, “Benchmark” means the Fallback Rate; provided, further, that with respect to any Class of Floating Rate Secured Debt, the Benchmark will be no less than zero.

“Benchmark Conforming Changes”: With respect to any Fallback Rate, any technical, administrative or operational changes (including changes to the definition of “Interest Accrual Period,” timing and frequency of determining rates, and other administrative matters) that the Collateral Manager decides may be appropriate to reflect the adoption of such rate in a manner substantially consistent with market practice (or, if the Collateral Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Manager determines that no market practice for use of such rate exists, in such other manner as the Collateral Manager determines is reasonably necessary).

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: A benefit plan investor, as defined in 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA, and includes (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a “plan” (as defined in section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets are deemed to include “plan assets” within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA, by reason of any such employee benefit plan’s or plan’s investment in the entity.

“Bond”: A debt security (that is not a loan) that is issued by a corporation, limited liability company, partnership or trust.

“Book Value”: “Book value” within the meaning of Treasury regulations section 1.704-1(b)(2)(iv), adjusted (to the extent permitted under Treasury regulations section 1.704-1(b)(2)(iv)(f)) as necessary to reflect the relative economic interests of the beneficial owners of the Subordinated Notes (as determined for U.S. federal income tax purposes).

“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Broadly Syndicated Loan”: A Loan (a) that is part of a credit facility with a Facility Size on the date of origination thereof at least equal to U.S.$250,000,000 and (b) as to which, on the date of origination thereof, one of Fitch, Moody’s or S&P has either (x) assigned a corporate family rating on an Obligor thereon or (y) assigned to such credit facility a monitored publicly available rating.

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.16(a).

“Capital Account”: With respect to each Subordinated Noteholder the account established and maintained for such Subordinated Noteholder on the books of the Issuer in compliance with Treasury Regulations Sections 1.704-1(b)(2)(iv) and 1.704-2. Subject to the preceding sentence, each Subordinated Noteholder’s Capital Account balance shall initially equal the amount of cash and/or Value of property contributed by such Subordinated Noteholder. Throughout the term of the Issuer, each Capital Account will be (i) increased by the amount of (A) income and gains allocated to such Capital Account pursuant to Section 7.17 and (B) the amount of any cash and/or Value of property subsequently contributed to such Capital Account, and (ii) decreased by the amount of (A) losses and deductions allocated to such Capital Account pursuant to Section 7.17 and (B) the amount of cash and the Value of any other property distributed or transferred from such Capital Account. For the avoidance of doubt, the Capital Account shall not be established by the Trustee with the Custodian or elsewhere, and neither the Trustee nor the Custodian shall have any duties or obligations with respect thereto. The Capital Account shall not be deemed an “Account” as defined herein.

“Cash”: Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“CCC Collateral Obligations”: Each Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of “CCC+” or lower.

“CCC Excess”: The amount equal to the excess of the Aggregate Principal Balance of all CCC Collateral Obligations over an amount equal to 20.0% of the Collateral Principal Amount as of such date of determination; provided, that in determining which of the CCC Collateral Obligations shall be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (expressed as a percentage of the Aggregate Principal Balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such CCC Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Note”: The meaning specified in Section 2.2(b)(iii).

“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.

“Class”: In the case of (x) the Secured Debt, all of the Secured Debt having the same Interest Rate, Stated Maturity and class designation and (y) the Subordinated Notes, all of the Subordinated Notes. With respect to any exercise of voting rights, any Pari Passu Classes of Debt that are entitled to vote on a matter will vote together as a single Class, except as expressly provided otherwise herein; provided, that any Pari Passu Class will vote separately by Class with respect to any amendment or modification of this Indenture solely to the extent that such amendment or modification would by its terms directly affect the holders of one such Pari Passu Class of Debt exclusively and materially differently from the holders of the other such Pari Passu Class of Debt.

“Class A/B Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class A Notes and the Class B Notes.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B Notes”: The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P):

(i) during any S&P CDO Formula Election Period, the rate equal to (a) 0.029937 plus (b) the product of (x) 2.453079 and (y) the Weighted Average Floating Spread plus (c) the product of (x) 1.390885 and (y) the Weighted Average S&P Recovery Rate; or

(ii) during any S&P CDO Monitor Election Period, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the S&P CDO Monitor, which, after giving effect to S&P’s assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Secured Debt in full. After any S&P CDO Monitor Election Date, S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor input file based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor input file as selected by the Collateral Manager from Section 2 of Schedule 4 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

“Class Default Differential”: With respect to the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P), the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Secured Debt from (x) during any S&P CDO Formula Election Period, the Adjusted Class Break-even Default Rate or (y) during any S&P CDO Monitor Election Period, the Class Break-even Default Rate, in each case, for such Class of Secured Debt at such time.

“Class Scenario Default Rate”: With respect to the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P):

(i) during any S&P CDO Formula Election Period, the rate at such time equal to (a) 0.247621 plus (b) (x) the S&P Weighted Average Rating Factor divided by (y) 9162.65 minus (c) (x) the Default Rate Dispersion divided by (y) 16757.2 minus (d) (x) the Obligor Diversity Measure divided by (y) 7677.8 minus (e) (x) the Industry Diversity Measure divided by (y) 2177.56 minus (f)(x) the Regional Diversity Measure divided by (y) 34.0948 plus (g) (x) the S&P Weighted Average Life divided by (y) 27.3896; or

(ii) during any S&P CDO Monitor Election Period, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of such Class of Secured Debt, determined by the Collateral Manager (which determination shall be made solely by application of the S&P CDO Monitor at such time).

“Clean-Up Call Purchase Price”: The meaning specified in Section 9.9(b).

“Clean-Up Call Redemption”: The meaning specified in Section 9.9(a).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: September 17, 2025.

“Closing Date Participations”: Any Participation Interests conveyed to the Issuer by the Retention Holder or by either Warehouse Borrower pursuant to the Master Participation Agreement; provided that, for purposes of this Indenture (other than in connection with calculating the Adjusted Collateral Principal Amount), such Participation Interest shall be deemed to be a Closing Date Participation until the Effective Date, unless such Participation Interest has been elevated by such day. The failure to elevate the Closing Date Participations shall not result or be deemed to result in a default or Event of Default under this Indenture or any other Transaction Document.

“Code”: The United States Internal Revenue Code of 1986, as amended.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: UMB Bank, National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The Senior Collateral Management Fee, the Subordinated Collateral Management Fee and the Incentive Collateral Management Fee, collectively.

“Collateral Manager”: StepStone Private Credit Fund LLC, a Delaware limited liability company, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Debt”: Any Debt owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary voting control.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

“Collateral Obligation”: A Senior Secured Loan (including, but not limited to, interests in Broadly Syndicated Loans and Middle Market Loans acquired by way of a purchase, assignment or contribution), or a Participation Interest therein, a Senior Secured Bond, or a Second Lien Loan, or a Participation Interest therein, that as of the date the Collateral Manager on behalf of the Issuer commits to acquire:

(i) is not a note or letter of credit and does not include or support a letter of credit;

(ii) is not (A) an Equity Security or (B) by its terms convertible into or exchangeable for an Equity Security;

(iii) is not a Synthetic Security;

(iv) is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(v) is not (A) a Defaulted Obligation; or (B) a Credit Risk Obligation (in each case, unless such obligation is being acquired in a Distressed Exchange or is otherwise received in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof);

(vi) is not a lease;

(vii) provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(viii) does not constitute Margin Stock;

(ix) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(x) except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer; provided, that the Issuer may be required, as a lender under an Underlying Instrument, to make customary protective advances or provide customary indemnities to the agent of a Collateral Obligation (for which the Issuer may receive a participation interest or other right of payment);

(xi) does not have an “f”, “p”, “sf” or “t” subscript assigned by S&P (or any other equivalent of the subscript “sf” assigned by any NRSRO);

(xii) is not a repurchase obligation, a Zero Coupon Bond, an Unsecured Loan, a Bridge Loan, a Commercial Real Estate Loan, a Structured Finance Obligation or a Step-Down Obligation;

(xiii) will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xiv) is not the subject of an Offer of exchange, or tender by its Obligor, for cash, securities or any other type of consideration other than a Permitted Offer;

(xv) does not mature after the earliest Stated Maturity of the Secured Debt;

(xvi) other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or the Benchmark or (b) a similar interbank offered rate, commercial deposit rate or any other then-customary index;

(xvii) does not pay interest less frequently than semi-annually;

(xviii) is not an interest in a grantor trust;

(xix) is purchased at a price at least equal to 65% of its outstanding principal balance;

(xx) if it is a Participation Interest that is not a Closing Date Participation, the Third Party Credit Exposure Limits are satisfied with respect to the acquisition thereof;

(xxi) is not an obligation of a Portfolio Company;

(xxii) does not have an attached warrant to purchase an Equity Security and does not provide for mandatory or optional conversion or exchange for Equity Securities;

(xxiii) is not a commodity forward contract;

(xxiv) has an S&P Rating that is at least “CCC-” (unless such obligation is (x) a Qualified Workout Loan or (y) being acquired in a Distressed Exchange);

(xxv) is issued by a Non-Emerging Market Obligor;

(xxvi) is not (a) an Interest Only Obligation, (b) a Step-Up Obligation, (c) a Deferring Obligation or (d) a Non-Recourse Obligation;

(xxvii) is not issued by an Obligor with a most-recently calculated EBITDA (calculated in accordance with the related Underlying Instruments) of less than $5,000,000;

(xxviii) if it is a Deferrable Obligation, it is a Permitted Deferrable Obligation;

(xxix) gives rise only to payments that are not subject to withholding tax, other than withholding taxes imposed on amendment fees, waiver fees, consent fees, extension fees, commitment fees or similar fees (or payments on Permitted Withholding Tax Obligations) unless the relevant Obligor is required to make “gross up” payments that ensure that the net amount actually received by the Issuer (after payment of all such taxes) equals the full amount that the Issuer would have received had no such taxes been imposed;

(xxx) is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(xxxi) is in registered form for U.S. federal income tax purposes; and

(xxxii) if it is a Cov-Lite Loan, is not issued by an Obligor with a most-recently calculated EBITDA (calculated in accordance with the related Underlying Instruments) of less than $20,000,000.

provided, that in circumstances (other than a Distressed Exchange) in which a portion of redemption proceeds with respect to the repayment of a Collateral Obligation are rolled as consideration for a new obligation (including by way of a “cashless roll”) that meets the criteria for being a Collateral Obligation as of such date, such applicable portion shall be treated as a Collateral Obligation hereunder.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, except as otherwise expressly set forth herein) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding the Expense Reserve Account, the Revolver Funding Account and any amounts on deposit in the Supplemental Reserve Account not designated by the applicable Contributor pursuant to clause (i) of the definition of “Permitted Use” for deposit into the Principal Collection Subaccount) representing Principal Proceeds; provided, that for purposes of calculating the Concentration Limitations, Defaulted Obligations shall be included in the Collateral Principal Amount with a principal balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Tests”: A test satisfied on any Measurement Date on and after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below or, after the Effective Date, if a test is not satisfied on such date, the degree of compliance with such test is maintained or improved after giving effect to the investment (except to the extent the terms of this Indenture do not require such test to be satisfied), calculated in each case as required by Section 1.3 herein:

(i) the Minimum Floating Spread Test;

(ii) the Minimum Weighted Average Coupon Test;

(iii) the S&P CDO Monitor Test;

(iv) for so long as any Outstanding Class of Secured Debt is rated by S&P, at any time during the S&P CDO Monitor Election Period, the Minimum Weighted Average S&P Recovery Rate Test; and

(v) the Weighted Average Life Test.

“Collection Account”: The trust account established pursuant to Section 10.2 which consists of the Pass-Through Collection Subaccount, the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the tenth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Secured Debt, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Tax Redemption or Clean-Up Call Redemption in whole of the Secured Debt, the Business Day immediately preceding the applicable Redemption Date; provided, that any Refinancing Proceeds received on such Redemption Date shall be deemed to be received on the immediately preceding Business Day and (c) in any other case, at the close of business on the tenth Business Day prior to the Payment Date.

“Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the obligor and is evidenced by a note or other evidence of indebtedness.

“Commodity Exchange Act”: The United States Commodity Exchange Act of 1936, as amended.

“Concentration Limitations”: Limitations satisfied on any Measurement Date on or after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i) not less than 92.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Cash and Eligible Investments;

(ii) not more than 8.0% of the Collateral Principal Amount may, in the aggregate, consist of Second Lien Loans and First-Lien Last-Out Loans; provided, that not more than 5.0% of the Collateral Principal Amount may consist of Second Lien Loans;

(iii) not more than 3.0% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single Obligor and its Affiliates;

(iv) not more than 1.50% of the Collateral Principal Amount may consist of First-Lien Last-Out Loans and Second Lien Loans issued by a single Obligor and its Affiliates;

(v) not more than 20.0% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(vi) not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(vii) not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(viii) not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations; provided that DIP Collateral Obligations that are Uptier Priming Debt may consist of an additional 2.5% of the Collateral Principal Amount;

(ix) not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(x) (a) not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests, excluding the Closing Date Participations, and (b) the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interest, excluding the Closing Date Participations;

(xi) no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
15.0%	All countries (in the aggregate) other than the United States;
10.0%	Canada;
5.0%	all countries (in the aggregate) other than the United States and Canada;
2.5%	any individual Group I Country;
2.0%	all Group II Countries in the aggregate;
2.0%	any individual Group II Country; and
1.5%	all Group III Countries in the aggregate;

(xii) not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 20.0% of the Collateral Principal Amount; (y) the second-largest S&P Industry Classification may represent up to 17.0% of the Collateral Principal Amount; and (z) the third-largest S&P Industry Classification may represent up to 15.0% of the Collateral Principal Amount;

(xiii) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest at least semi-annually, but less frequently than quarterly;

(xiv) not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating derived from a publicly-monitored rating by Moody’s as provided in clause (c)(i) of the definition of “S&P Rating” in Schedule 4;

(xv) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Deferrable Obligations;

(xvi) not more than 30.0% of the Collateral Principal Amount may consist of Cov-Lite Loans; provided, that not more than 10.0% of the Collateral Principal Amount may consist of Cov-Lite Loans issued by Obligors with a most-recently calculated EBITDA (calculated in accordance with the related Underlying Instruments) less than U.S.$40,000,000;

(xvii) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Permitted Withholding Tax Obligations;

(xviii) not more than 20.0% of the Collateral Principal Amount may consist of Discount Obligations;

(xix) not more than 5.0% of the Collateral Principal Amount may consist of Uptier Priming Debt;

(xx) not more than 5.0% of the Collateral Principal Amount may consist of Senior Secured Bonds; and

(xxi) not more than 7.5% of the Collateral Principal Amount may consist of Recurring Revenue Loans.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 11.1(e).

“Contribution Notice”: With respect to a Contribution, the notice, in the form attached hereto as Exhibit G, provided by a Contributor to the Issuer, the Trustee and the Collateral Manager (a) containing the following information: (i) information evidencing such Contributor’s beneficial ownership of Subordinated Notes, (ii) the amount of such Contribution and (iii) such Contributors’ contact information (together with any information reasonably requested by the Trustee or the Paying Agent) and (b) attaching the consent of the Collateral Manager thereto.

“Contributor”: The meaning specified in Section 11.1(e).

“Controlling Class”: The Holders of Class A Notes so long as any Class A Notes are Outstanding; then the Holders of Class B Notes so long as any Class B Notes are Outstanding; and then the Subordinated Notes shall constitute 100% of the Controlling Class if no Secured Debt is Outstanding.

“Controlling Person”: A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an “affiliate” of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. “Control,” with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person, and “Controlling” shall have the meaning correlative to the foregoing.

“Corporate Trust Office”: The principal corporate trust office of the Trustee, currently located at UMB Bank, National Association, 928 Grand Blvd., 11th Floor, Kansas City, Missouri 64106, Attn: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I, Email: CLO.StepStone@UMB.com with subject line: “NOTICE – StepStone CLO 2025-I LLC” or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer or the principal corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A Collateral Obligation the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the Obligor thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Instruments); provided, that for all purposes other than the determination of the S&P Recovery Rate for such Collateral Obligation, a Collateral Obligation described in clause (i) or (ii) above which either contains a cross-default provision to, or is pari passu with, another Collateral Obligation of the Obligor that requires the Obligor to comply with a Maintenance Covenant will be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, for all purposes other than the determination of the S&P Recovery Rate, a Collateral Obligation that is capable of being described in clause (i) or (ii) above only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) for so long as there is less than a certain funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, will be deemed not to be a Cov-Lite Loan.

“Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Secured Debt.

“Credit Amendment”: A Maturity Amendment that, in the Collateral Manager’s reasonable judgment, is necessary (i) to prevent the related Collateral Obligation from becoming a Defaulted Obligation, (ii) due to the materially adverse financial condition of the related Obligor, to minimize losses on the related Collateral Obligation or (iii) in connection with an insolvency, bankruptcy, reorganization, financial distress, debt restructuring or work out of the obligor thereof.

“Credit Improved Obligation”:

(a) so long as a Restricted Trading Period is not in effect, any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase which judgment shall not be called into question as a result of subsequent events and which judgment may (but need not) be based on one or more of the following facts:

(i) it has a market price that is greater than the price that is warranted by its terms and credit characteristics, or improved in credit quality since its acquisition by the Issuer;

(ii) the issuer of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer;

(iii) the obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such obligor; or

(iv) with respect to which one or more of the following criteria applies:

(A) such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by the Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer;

(B) if such Collateral Obligation is a loan, the Sale Proceeds (excluding Sale Proceeds that constitute Interest Proceeds) of such loan would be at least 101% of its purchase price;

(C) if such Collateral Obligation is a loan, the price of such loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index over the same period;

(D) if such Collateral Obligation is a floating rate note, the price of such note changed during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either at least 0.50% more positive, or at least 0.50% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Loan Index over the same period;

(E) if such Collateral Obligation is a loan, the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the underlying Collateral Obligation since the date of acquisition by 0.25% or more due to an improvement in the related borrower’s financial ratios or financial results;

(F) if such Collateral Obligation is a bond, the price of such bond has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more positive, or at least 0.25% less negative, as the case may be, than the percentage change in the average price of the applicable Eligible Bond Index over the same period;

(G) with respect to fixed rate Collateral Obligations, there has been a decrease in the difference between its yield compared to the yield on the relevant United States Treasury security of more than 7.5% since the date of purchase; or

(H) it has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other obligor of such Collateral Obligation that is expected to be more than 1.15 times the current year’s projected cash flow interest coverage ratio; or

(b) if a Restricted Trading Period is in effect, any Collateral Obligation:

(i) that in the Collateral Manager’s commercially reasonable business judgment has significantly improved in credit quality from the condition of its credit at the time of purchase and with respect to which one or more of the criteria referred to in clause (a)(iv) above applies, or

(ii) with respect to which a Majority of the Controlling Class vote to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Obligation”: (x) so long as a Restricted Trading Period is not in effect, any Collateral Obligation that in the Collateral Manager’s commercially reasonable business judgment (which judgment shall not be called into question as a result of subsequent events) has a significant risk of declining in credit quality or market value, or (y) if a Restricted Trading Period is in effect:

(a) any Collateral Obligation as to which one or more of the following criteria applies:

(i) such Collateral Obligation has been downgraded or put on a watch list for possible downgrade by the Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer;

(ii) if such Collateral Obligation is a loan, the price of such loan has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of an Eligible Loan Index;

(iii) if such Collateral Obligation is a loan, the Market Value of such Collateral Obligation has decreased by at least 1.00% of the price paid by the Issuer for such Collateral Obligation;

(iv) if such Collateral Obligation is a loan or floating rate note, the spread over the applicable reference rate for such Collateral Obligation has been increased in accordance with the underlying Collateral Obligation since the date of acquisition by 0.25% or more due to a deterioration in the related borrower’s financial ratios or financial results;

(v) if such Collateral Obligation is a bond, the price of such bond has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of an Eligible Bond Index;

(vi) such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year’s projected cash flow interest coverage ratio; or

(vii) with respect to fixed rate Collateral Obligations, an increase since the date of purchase of more than 7.5% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security; or

(b) with respect to which a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“Cumulative Deferred Incentive Collateral Management Fee”: All or a portion of the previously deferred Incentive Collateral Management Fees, which may be declared due and payable by the Collateral Manager on any Payment Date (with written notice to the Trustee and the Collateral Administrator).

“Cumulative Deferred Senior Collateral Management Fee”: All or a portion of the previously deferred Senior Collateral Management Fees, which may be declared due and payable by the Collateral Manager on any Payment Date (with written notice to the Trustee and the Collateral Administrator); provided, that no such fee shall be due and payable to the extent that payment of such amount would cause the non-payment of interest on any Class of Secured Debt.

“Cumulative Deferred Subordinated Collateral Management Fee”: All or a portion of the previously deferred Subordinated Collateral Management Fees, which may be declared due and payable by the Collateral Manager on any Payment Date (with written notice to the Trustee and the Collateral Administrator).

“Current Deferred Management Fee”: With respect to a Payment Date, all or a portion of the Senior Collateral Management Fee, Subordinated Collateral Management Fee or Incentive Collateral Management Fee due and owing to the Collateral Manager the payment of which is voluntarily deferred (for payment on a subsequent Payment Date), without interest, by the Collateral Manager (with written notice to the Issuer, the Trustee and the Collateral Administrator no later than the Determination Date immediately preceding such Payment Date).

“Current Pay Obligation”: Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the Obligor or issuer of such Collateral Obligation (a) will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor or issuer is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation, which would include, for the avoidance of doubt, any bankruptcy court order for adequate protection payments, and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due, (c) the Collateral Obligation has a Market Value of at least 80% of its par value (Market Value being determined, solely for the purposes of this clause (c), without taking into consideration clause (iii) of the definition of the term “Market Value”) and (d) if the Secured Debt is then rated by S&P, such Collateral Obligation satisfies the S&P Additional Current Pay Criteria.

“Current Portfolio”: At any time, the portfolio of Collateral Obligations, Cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable) then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Daisy Chain Letter”: A certificate substantially in the form specified in Exhibit B-6.

“Debt”: The Notes.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate Dispersion”: As of any Measurement Date, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the absolute value of (x) the S&P Rating Factor of such Collateral Obligation minus (y) the S&P Weighted Average Rating Factor multiplied by (ii) the Principal Balance at such time of such Collateral Obligation and (b) dividing such sum by the Aggregate Principal Balance on such date of all Collateral Obligations (other than Defaulted Obligations).

“Defaulted Obligation”: Any Collateral Obligation included in the Assets as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee and the Collateral Administrator in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) a default known to a Responsible Officer of the Collateral Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor or issuer which is senior or pari passu in right of payment to such Collateral Obligation (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee and the Collateral Administrator in writing, is not due to credit-related causes) after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto and holders of such other debt obligation of the same obligor have accelerated the maturity of all or a portion of such other debt obligation; provided, that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or issuer or secured by the same collateral;

(c) the Obligor, issuer or others have instituted proceedings to have the Obligor or issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor or issuer has filed for protection under Chapter 11 of the Bankruptcy Code;

(d) such Collateral Obligation has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn;

(e) such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same obligor or issuer which has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn; provided, that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or issuer or secured by the same collateral;

(f) the Collateral Manager has received written notice or a Responsible Officer thereof has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instruments;

(g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation” or determined that such debt obligation will be disposed of in a “Distressed Exchange”;

(h) such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;

(i) such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn; or

(j) such Collateral Obligation has, since the date it was acquired by the Issuer, become subject to an amendment, waiver or modification that had the effect of reducing the principal amount of such Collateral Obligation;

provided, that (w) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation (provided, that the Aggregate Principal Balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount shall be treated as Defaulted Obligations); (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (d), (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a DIP Collateral Obligation (other than a DIP Collateral Obligation that has an S&P Rating of “SD” or “CC” or lower) and (y) other than for purposes of determining Interest Proceeds and Principal Proceeds, a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clause (j) above if, since the effective date of such amendment, waiver or modification, such Collateral Obligation has received a new rating or credit estimate (or a confirmation of a prior rating or credit estimate) assigned by the Rating Agency then rating the Secured Debt, which rating or credit estimate must be at least “CCC”, as applicable (any such Collateral Obligation under this clause (y), an “Improved Defaulted Obligation”).

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified or until a Responsible Officer of the Trustee obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.

“Defaulted Obligation Balance”: For any Defaulted Obligation, the S&P Collateral Value of such Defaulted Obligation; provided, that the Defaulted Obligation Balance will be zero if the Issuer has owned such Defaulted Obligation for more than three years after its default date.

“Deferrable Obligation”: A Collateral Obligation that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest; provided that a loan that requires, by the terms of its applicable Underlying Instruments, interest to be paid in cash at a rate of (in the case of a Permitted Deferrable Obligation that is a Fixed Rate Obligation) at least 4.00% and (in the case of a Permitted Deferrable Obligation that is a Floating Rate Obligation) at least the Benchmark plus 3.00% per annum shall be deemed not to be a Deferrable Obligation under this Indenture.

“Deferring Obligation”: A Deferrable Obligation that is deferring the payment of the cash interest due thereon and has been so deferring the payment of cash interest due thereon (i) with respect to Collateral Obligations that have an S&P Rating of at least “BBB-”, for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have an S&P Rating of “BB+” or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only to the extent of the Issuer’s unfunded commitment thereunder and until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i) in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)

causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii) in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv) in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security, a “Government Security”),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v) in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)

causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian’s securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquire the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian’s securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary’s securities account,

(b)

causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian’s securities account, and

(c)

causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi) in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)

if delivered to the Custodian, causing the Custodian to treat such Cash or Money as a Financial Asset maintained by such Custodian for credit to the applicable Account in accordance with the provisions of Article 8 of the UCC or causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii) in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument), causing the filing of a Financing Statement in the office of the Secretary of State of the State of Delaware.

In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Designated Excess Par”: The meaning specified in Section 9.2(j).

“Designated Maturity”: Three months; provided, that with respect to the first Interest Accrual Period, Term SOFR Rate shall be calculated by interpolating the rates for Term SOFR Rate with a tenor of 3 months and 6 months.

“Designated Principal Proceeds Date”: Any date on which the Collateral Manager designates an amount remaining in the Principal Collection Subaccount to be deposited into the Interest Collection Subaccount as Interest Proceeds pursuant to Section 10.2(i).

“Designated Unused Proceeds”: The meaning specified in Section 10.3(c).

“Designated Unused Proceeds Date”: Any date on which the Collateral Manager designates an amount remaining in the Ramp-Up Account to be deposited into the Interest Collection Subaccount as Interest Proceeds pursuant to Section 10.3(c).

“Determination Date”: The last day of each Collection Period.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation (that was not received in a Distressed Exchange or is not a Workout Loan) forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating lower than “B-”, or (b) 80% of its outstanding principal balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided, that (x) such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% on each such day; (y) any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of a sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase, so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within five Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 65% of its outstanding principal balance and (D) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation, shall not be considered a Discount Obligation; and (z) clause (y) above in this proviso shall not apply to any such Collateral Obligation at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would (A) result in more than 5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied (or more than 2.5% of the Collateral Principal Amount consisting of Collateral Obligations to which such clause (y) has been applied if the purchase price of the Collateral Obligation is less than 75% of the outstanding principal balance thereof) or (B) result in the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer after the Closing Date to which such clause (y) has been applied to exceed 10% of the Target Initial Par Amount.

“Distressed Exchange”: In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Collateral Manager, pursuant to which the Obligor or issuer of such Collateral Obligation has issued to the holders of such Collateral Obligation a new obligation or security or package of obligations or securities that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the Obligor or issuer of such Collateral Obligation avoid imminent default; provided, that no Distressed Exchange shall be deemed to have occurred if the obligations or securities received by the Issuer in connection with such exchange or restructuring satisfy the definition of “Collateral Obligation” (provided, that the Aggregate Principal Balance of all obligations and securities to which this proviso applies or has applied, measured cumulatively from the Closing Date onward, may not exceed 15% of the Reinvestment Target Par Balance).

“Distribution Report”: The meaning specified in Section 10.7(b).

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to, or issuer of, a Collateral Obligation:

(a) except as provided in clause (b) below, its country of organization;

(b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue or value is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor or issuer); or

(c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a Person that is organized in the United States or Canada, then the United States or Canada.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“Effective Date”: The earlier to occur of (i) January 20, 2026 and (ii) the first date on which the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

“Effective Date Certificate”: A certificate of the Issuer (A) certifying the satisfaction of the items set forth in Section 7.18(c)(ii)(z)(B) (based on the Accountants’ Effective Date Recalculation AUP Report) and (B) specifying the procedures performed at the request of the Issuer.

“Effective Date Interest Deposit Restriction”: (i) The sum of the deposits from the Ramp-Up Account and the Principal Collection Subaccount transferred into the Interest Collection Subaccount as Interest Proceeds after the Effective Date and on or before the second Determination Date may not exceed 1.0% of the Target Initial Par Amount, (ii) the Target Initial Par Condition as of the relevant Designated Principal Proceeds Date or the relevant Designated Unused Proceeds Date, as applicable, must be satisfied after giving effect to any such deposit, (iii) no S&P Rating Confirmation Failure has occurred and is continuing as of the relevant Designated Principal Proceeds Date or the relevant Designated Unused Proceeds Date, as applicable, and (iv) each Overcollateralization Ratio Test and each Collateral Quality Test must be satisfied after giving effect to any such deposit.

“Effective Date Report”: A report prepared by the Collateral Administrator and determined as of the Effective Date, containing (A) the information required in a Monthly Report, (B) a calculation with respect to whether the Target Initial Par Condition is satisfied, (C) the results of calculations indicating satisfaction of the Effective Date Specified Test Items and (D) a list of all Closing Date Participations held by the Issuer as of the Effective Date.

“Effective Date Specified Test Items”: The Collateral Quality Tests (other than the S&P CDO Monitor Test), the Overcollateralization Ratio Test, the Concentration Limitations and the Target Initial Par Condition.

“Eligible Bond Index”: With respect to each Collateral Obligation that is a Senior Secured Bond, one of the following indices as selected by the Collateral Manager in writing delivered to the Collateral Administrator and the Trustee upon acquisition of such Collateral Obligation: the Barclays Capital U.S. Corporate High Yield Bond Index, the JPMorgan Domestic High Yield Index, the Merrill Lynch High Yield Master Index or the Merrill Lynch Investment Grade Corporate Master Index or any other loan index for which the S&P Rating Condition has been satisfied.

“Eligible Investment Required Ratings”: Such obligation or security has a short-term credit rating of at least “A-1” from S&P and, in the case of any obligation or security with a maturity of greater than 60 days, a long-term credit rating of at least “AA-” by S&P.

“Eligible Investments”: Either (a) Cash or (b) any Dollar investment that at the time it is Delivered to the Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i) direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which obligations of such agency or instrumentality satisfy the Eligible Investment Required Ratings;

(ii) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper or other short-term obligations (other than Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and

(iv) registered money market funds that have, at all times, credit ratings of “AAAm” by S&P and the highest credit rating assigned by another NRSRO (excluding S&P);

provided, that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days from the date of purchase and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations shall constitute Eligible Investments if (a) such obligation has an “f”, “p”, “t” or “sf” subscript assigned to the rating by S&P, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation is secured by real property, (e) such obligation is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager’s judgment, such obligation is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee is the obligor or depository institution, or provides services and receives compensation. The Trustee will not be responsible for determining or overseeing compliance with the foregoing.

“Eligible Loan Index”: With respect to each Collateral Obligation that is a Senior Secured Loan or a Second Lien Loan, one of the following indices as selected by the Collateral Manager in writing delivered to the Trustee and to the Collateral Administrator upon acquisition of such Collateral Obligation: CS Leveraged Loan Index (formerly CSFB Leveraged Loan Index), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs/Loan Pricing Corporation Liquid Leveraged Loan Index, the Banc of America Securities Leveraged Loan Index, the S&P/LSTA Leveraged Loan Indices or any other loan index for which the S&P Rating Condition has been satisfied.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iii).

“Equity Security”: Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security or debt obligation that at the time of acquisition, conversion or exchange is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment; it being understood that Equity Securities may be purchased or otherwise received by the Issuer (which may include warrants or options to acquire securities of the related obligor and the equity securities received by the Issuer upon exercising such warrants or options) in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“EU Recast Risk Retention RTS”: The European Commission Delegated Regulation (EU) 2023/2175 supplementing the EU Securitization Regulation.

“EU Securitization Regulation”: Regulation (EU) 2017/2402, as amended, and together with any supplementary regulatory technical standards, implementing technical standards and any regulatory guidance published in relation thereto and/or in relation to the preceding risk retention legislation, as applicable, by the European Supervisory Authorities.

“EU/UK Retention Requirements”: The risk retention requirements under (i) Article 6 of the EU Securitization Regulation and (ii) Article 6 of Chapter 2 and Chapter 4 of the PRASR and SECN 5.

“Euroclear”: Euroclear Bank S.A./N.V.

“European Supervisory Authorities”: Collectively, the European Banking Authority, the European Insurance and Occupational Pensions Authority and the European Securities and Markets Authority (including, in each case, any successor or replacement organization thereof).

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: The meaning specified in Section 7.18(c)(i).

“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess, over (ii) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Par Amount”: An amount, as of any date of determination, equal to the greater of (a) zero and (b) (i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance.

“Excess Weighted Average Coupon”: A percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

“Excess Weighted Average Floating Spread”: A percentage equal as of any Measurement Date to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).

“Facility Size”: With respect to any credit facility on any date of determination, the maximum aggregate principal amount of indebtedness for borrowed money that is or, in accordance with commitments to extend additional credit, may become outstanding under the term loan agreement, revolving loan agreement or other similar credit agreement that governs such credit facility; provided, that for this purpose, such aggregate principal amount shall include deposits and reimbursement obligations arising from drawings pursuant to letters of credit and other similar instruments.

“Failed Optional Redemption”: Any announced Optional Redemption (i) with respect to which notice of redemption has been given pursuant to Section 9.4, (ii) such notice is no longer capable of being withdrawn pursuant to Section 9.4(c), and (iii) the Issuer has insufficient funds to pay the Redemption Prices due and payable on the Secured Debt in respect of such announced Optional Redemption on the related Redemption Date in accordance with the Priority of Payments.

“Fallback Rate”: The rate (other than Libor) (which may include a Base Rate Modifier and, if applicable, the methodology for calculating such reference rate), as determined by the Collateral Manager in its commercially reasonable discretion, which is any of: (x) the quarterly pay rate associated with the reference rate applicable to the largest percentage of the Floating Rate Obligations, (y) the quarterly pay reference rate that is used in calculating the benchmark for at least 50% of CLO securities issued in the previous three months (other than Libor) or (z) any quarterly pay rate acknowledged as a standard replacement in the leveraged loan market for leveraged loans; provided, that the Fallback Rate shall not be less than zero.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any fiscal or regulatory legislation, guidance notes, rules or practices adopted pursuant to any such intergovernmental agreement.

“FCA”: The UK’s Financial Conduct Authority.

“FCA Handbook”: The handbook of rules and guidance adopted by the FCA.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the aggregate principal amount of all Defaulted Obligations and Workout Loans and (c) the Market Value of any Equity Securities (or if no Market Value of such Equity Securities exists, the value determined by the Collateral Manager in its reasonable commercial judgment); provided that for purposes of clause (c), the Market Value of any such Equity Securities shall not exceed the principal balance of the related Collateral Obligation.

“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.

“Financing Statements”: The meaning specified in Section 9-102(a)(39) of the UCC.

“First-Lien Last-Out Loan”: A Collateral Obligation that, (i) prior to an event of default under the applicable Underlying Instruments, is entitled to receive payments pari passu with other senior secured loans of the same Obligor, but following an event of default under the applicable Underlying Instruments, such Collateral Obligation becomes fully subordinated to other senior secured loans of the same Obligor and is not entitled to any payments until such other senior secured loans are paid in full or (ii) with respect to which the Issuer has entered into an intercreditor or similar agreement among lenders to subordinate the Issuer’s portion of such loan to another lender of such loan. For the avoidance of doubt, a Senior Secured Loan that can become subordinated to a Senior Working Capital Facility shall not be considered a First-Lien Last-Out Loan.

“Fitch”: Fitch Ratings, Inc., and any successor thereto.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Fixed Rate Secured Debt”: The Secured Debt that accrues interest at a fixed rate for so long as such Class of Secured Debt accrues interest at a fixed rate, which initially shall be no Class of Secured Debt.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“Floating Rate Secured Debt”: The Secured Debt that accrues interest at a floating rate for so long as such Class of Secured Debt accrues interest at a floating rate, which initially shall be the Class A Notes and the Class B Notes.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: Any Regulation S Global Note and Rule 144A Global Note.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: The Netherlands, Australia, Japan, Singapore, New Zealand and the United Kingdom.

“Group II Country”: Germany, Sweden and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Luxembourg and Norway.

“Hedge Agreement”: Any agreement governing any interest rate swap or foreign exchange swap.

“Highest Ranking Class”: As of any date of determination, the Class A Notes, for so long as any Class A Note is Outstanding, and thereafter the Class of Secured Debt Outstanding and rated by S&P that has no Outstanding Priority Class rated by S&P.

“Holder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

“Incentive Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date on which the Incentive Management Fee Threshold is met, in an amount equal to 20% of the remaining Interest Proceeds and Principal Proceeds, if any, after the Incentive Management Fee Threshold is met in accordance with the Priority of Payments; provided, that the Incentive Collateral Management Fee payable on any Payment Date will not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager no later than the Determination Date immediately prior to such Payment Date pursuant to the Collateral Management Agreement.

“Incentive Management Fee Threshold”: The threshold that will be satisfied on any Payment Date if the Incentive Threshold Return Percentage for such Payment Date equals or exceeds 12.0% on an annualized basis.

“Incentive Threshold Return Percentage”: An annualized internal rate of return (computed using the “XIRR” function in Microsoft® Excel 2002 or an equivalent function in another software package), stated on a per annum basis, for the following cash flows, assuming the Subordinated Notes were purchased for an aggregate purchase price equal to $94,870,000:

(a) each distribution of Interest Proceeds made to the Issuer on any prior Payment Date and, to the extent necessary to reach the applicable Incentive Threshold Return Percentage, the current Payment Date; and

(b) each distribution of Principal Proceeds made to the Issuer on any prior Payment Date and, to the extent necessary to reach the applicable Incentive Threshold Return Percentage, the current Payment Date.

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person’s affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Independent Manager”: A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, member, manager, or officer or direct or indirect legal or beneficial owner (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer or any of its Affiliates (other than his or her service as an independent special member or an independent manager of the Issuer or other Affiliates that are structured to be “bankruptcy remote”); (ii) a substantial customer, consultant, creditor, contractor or supplier (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than an Independent Manager provided by a nationally recognized company that provides independent special members and other corporate services in the ordinary course of its business (including providing the Independent Review Party)); or (iii) any member of the immediate family of a person described in (i) or (ii) (other than with respect to clause (i), or (ii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent special member or independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an independent special member, independent director or independent manager for a trust, corporation or limited liability company whose charter documents required the unanimous consent of all independent special members, independent directors or independent managers thereof before such trust, corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Independent Review Party”: The meaning specified in the Collateral Management Agreement.

“Industry Diversity Measure”: As of any Measurement Date, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Industry Classification, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P Industry Classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Information”: S&P’s published criteria for credit estimates titled “FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 (as the same may be amended or updated from time to time) and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Information Agent”: The Collateral Administrator.

“Initial Member”: StepStone Private Credit Fund LLC.

“Initial Purchaser”: Wells Fargo Securities, LLC, in its capacity as initial purchaser under the Purchase Agreement.

“Initial Rating”: With respect to the Secured Debt, the rating or ratings, if any, indicated in Section 2.3.

“Institutional Accredited Investor”: An Accredited Investor identified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date (or, in the case of a Class that is subject to Refinancing, the first Payment Date following the date of the Refinancing), the period from and including the Closing Date (or, in the case of a Refinancing, the date of issuance of the replacement notes or debt obligations) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date (or, in the case of a Class that is being redeemed on a Partial Redemption Date, to but excluding such Partial Redemption Date) until the principal of the Secured Debt is paid or made available for payment. For purposes of determining the Interest Accrual Period for the Fixed Rate Secured Debt, if any, the Payment Dates referenced shall be deemed to be the dates set forth in the definition of “Payment Date” (irrespective of whether such day is a Business Day).

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Debt, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Secured Debt of such Class or Classes and each Class of Secured Debt that rank senior to or pari passu with such Class or Classes on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to any Class or Classes of Secured Debt as of any date of determination on, or subsequent to, the Interest Coverage Test Effective Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Secured Debt is no longer outstanding.

“Interest Coverage Test Effective Date”: The Determination Date occurring immediately prior to the second Payment Date.

“Interest Determination Date”: (a) With respect to the first Interest Accrual Period, the second U.S. Government Securities Business Day preceding the Closing Date and (b) with respect to each Interest Accrual Period thereafter, the second U.S. Government Securities Business Day preceding the first day of each Interest Accrual Period.

“Interest Only Obligation”: Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii) all amendment and waiver fees, late payment fees, prepayment fees, penalties or premiums, and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) the reduction of the par amount of the related Collateral Obligation, in each case, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(iv) commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v) any Designated Principal Proceeds, Designated Excess Par and Designated Unused Proceeds;

(vi) any amounts deposited in the Expense Reserve Account as Interest Proceeds pursuant to Section 3.1(xi)(B) or amounts deposited in the Interest Reserve Account as Interest Proceeds pursuant to Section 3.1(xi)(D); and

(vii) any Contributions designated as Interest Proceeds as described in Section 11.1(e);

provided, that any amounts received in respect of (A) any Defaulted Obligation (including any Improved Defaulted Obligation and any Workout Loan but other than a Purchased Workout Loan as determined in accordance with Section 1.3(w)) will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation, (B) any Equity Security (other than an Equity Security with respect to which proceeds thereof shall be determined in accordance with Section 1.3(w)) that was received in exchange for a Defaulted Obligation shall constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the Principal Balance of the Collateral Obligation (or such portion of such Collateral Obligation represented by such Equity Security), at the time it became a Defaulted Obligation, for which such Equity Security was received in exchange and (C) any Purchased Workout Loan or Equity Security shall constitute Interest Proceeds to the extent determined in accordance with Section 1.3(w); provided, further, that capitalized interest shall not constitute Interest Proceeds.

The Collateral Manager may in its sole discretion (to be exercised on or before the related Determination Date) designate Interest Proceeds as Principal Proceeds so long as such designation does not in and of itself result in interest deferral on any Class of Secured Debt.

“Interest Rate”: With respect to each Class of Secured Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period, which for the Floating Rate Secured Debt shall be equal to the Benchmark for such Interest Accrual Period plus the spread specified in Section 2.3 and for the Fixed Rate Secured Debt, if any, shall be equal to the interest rate specified in Section 2.3.

“Interest Reserve Account”: The account established pursuant to Section 10.3(f).

“Interest Reserve Amount”: U.S.$0.

“Investment Advisers Act”: The Investment Advisers Act of 1940, as amended.

“Investment Criteria”: The criteria specified in Section 12.2(a).

“Investment Criteria Adjusted Balance”: With respect to each Collateral Obligation, the principal balance of such Collateral Obligation; provided, that for all purposes the Investment Criteria Adjusted Balance of any:

(i) Deferring Obligation will be the S&P Collateral Value of such Deferring Obligation;

(ii) Discount Obligation will be the product of (x) the purchase price (expressed as a percentage of par) and (y) the principal balance of such Discount Obligation; and

(iii) CCC Collateral Obligation included in the CCC Excess will be the Market Value of such Collateral Obligation.

provided, further, that the Investment Criteria Adjusted Balance for any Collateral Obligation that satisfies more than one of the definitions of Deferring Obligation, Discount Obligation or impacts the calculation of the CCC Excess will be the lowest amount determined pursuant to clauses (i), (ii) and (iii).

“IRS”: United States Internal Revenue Service.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer by an authorized officer of the Issuer or by the Collateral Manager by an authorized officer thereof, on behalf of the Issuer.

“Issuer’s Website”: The internet website of the Issuer, initially located at structuredfn.com, access to which is limited to S&P and to NRSROs that have provided an NRSRO Certification.

“Junior Class”: With respect to a particular Class of Secured Debt, each Class of Secured Debt that is subordinated to such Class, as indicated in Section 2.3.

“Libor”: The London interbank offered rate.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Loan”: Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

“Long-Dated Obligation”: Any Collateral Obligation with a maturity later than the earliest Stated Maturity of the Secured Debt.

“Lower-Ranking Class”: With respect to any Class, each Class that is junior in right of payment to such Class under the Secured Debt Payment Sequence.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action.

“Majority”: With respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes, as applicable.

“Mandatory Redemption”: A redemption of the Secured Debt in accordance with Section 9.1.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock.”

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the Principal Balance thereof and the price (expressed as a percentage of par) determined in the following manner:

(i) the bid price determined by the Loan Pricing Corporation, Bloomberg L.P., LoanX Inc. or Markit Group Limited or any other Independent nationally recognized loan pricing service selected by the Collateral Manager with notice to S&P; or

(ii) if the price described in clause (i) is not available or the Collateral Manager determines in accordance with the Collateral Manager Standard that such price does not reflect the value of such asset,

(A) the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent (without giving effect to the last sentence in the definition thereof) from each other and the Issuer and the Collateral Manager;

(B) if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C) if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid; or

(iii) if a value cannot be obtained by the Collateral Manager exercising reasonable efforts pursuant to the means contemplated by clauses (i) or (ii), the value determined as the bid side market value of such Collateral Obligation as reasonably determined by the Collateral Manager (only if the Collateral Manager is a Registered Investment Adviser, or has applied to be a Registered Investment Adviser) consistent with the Collateral Manager Standard and certified by the Collateral Manager to the Trustee; provided, that solely with respect to the calculation of the CCC Excess and the Excess CCC Adjustment Amount, the Market Value of each CCC Collateral Obligation shall be the lower of (x) the amount calculated in accordance with this clause (iii) and (y) 70%; or

(iv) if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

“Master Loan Sale Agreement”: The Master Loan Sale Agreement, dated as of September 17, 2025, as amended from time to time in accordance with the terms thereof, by and between the Retention Holder and the Issuer whereby the Retention Holder will sell and/or contribute to the Issuer, without recourse (except as set forth therein), all of the right, title and interest of the Retention Holder in and to certain Collateral Obligations and the proceeds thereof.

“Master Participation Agreement”: The master participation agreement, dated as of September 17, 2025, among the Issuer, as buyer, and each of the SPV I Warehouse Borrower, the SPV III Warehouse Borrower and the Retention Holder, as sellers, relating to the sale of the Closing Date Participations on the Closing Date.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Instruments, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Debt, the date on which the unpaid principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Maturity Amendment”: With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days prior written notice, any Business Day requested by the Rating Agency and (v) the Effective Date.

“Merging Entity”: The meaning specified in Section 7.10.

“Middle Market Loan”: Any Loan other than a Broadly Syndicated Loan.

“Minimum Denominations”: (x) With respect to the Class A Notes, U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof, (y) with respect to the Class B Notes, U.S.$1,500,000 and integral multiples of U.S.$1.00 in excess thereof and (z) with respect to the Subordinated Notes, U.S.$1,500,000 and integral multiples of U.S.$1.00 in excess thereof.

“Minimum Floating Spread”: The applicable percentage set forth in the definition of “S&P CDO Monitor” upon the option chosen by the Collateral Manager in accordance with Section 2 of Schedule 4.

“Minimum Floating Spread Test”: The test that is satisfied on any Measurement Date if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

“Minimum Weighted Average Coupon”: (i) if any of the Collateral Obligations are Fixed Rate Obligations, 7.00% and (ii) otherwise, zero.

“Minimum Weighted Average Coupon Test”: A test that is satisfied on any Measurement Date as of which the Collateral Obligations include any Fixed Rate Obligations if the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any Measurement Date, during any S&P CDO Monitor Election Period if the Weighted Average S&P Recovery Rate for the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P) equals or exceeds the Weighted Average S&P Recovery Rate for such Class selected by the Collateral Manager in connection with the S&P CDO Monitor.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.7(a).

“Monthly Report Commencement Date”: The meaning specified in Section 10.7(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.7(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor thereto.

“Net Exposure Amount”: As of the applicable Cut-Off Date, with respect to any Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then unfunded funding obligations thereunder and (ii) the amount necessary to cause, on the applicable Cut-Off Date with respect to such Collateral Obligation, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

“Net Purchased Loan Balance”: As of any date of determination, an amount equal to (a) the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Retention Holder to the Issuer prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than directly or indirectly from the Retention Holder prior to such date minus (b) the aggregate principal balance of all Collateral Obligations repurchased or substituted by the Retention Holder prior to such date.

“Non-Call Period”: The period from the Closing Date to but excluding August 20, 2027.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States of America or (b) any country that has a foreign currency issuer credit rating of at least “AA” by S&P.

“Non-Permitted ERISA Holder”: The meaning specified in Section 2.11(d).

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Non-Qualified Workout Loan”: Any Workout Loan that is not a Qualified Workout Loan.

“Non-Recourse Obligation”: An obligation that falls into any one of the following types of specialized lending, except any obligation that is assigned a rating by S&P pursuant to clause (a)(i) of the definition of “S&P Rating” in Schedule 4:

(a) Project finance: a method of funding in which the lender looks primarily to the revenues generated by a single project, both as the source of repayment and as security for the exposure. Repayment depends primarily on the project’s cash flow and on the collateral value of the project’s assets, such as power plants, chemical processing plants, mines, transportation infrastructure, environment, and telecommunications infrastructure.

(b) Object finance: a method of funding the acquisition of physical assets (e.g., ships, aircraft, satellites, railcars, and fleets) where the repayment of the exposure is dependent on the cash flows generated by the specific assets that have been financed and pledged or assigned to the lender. A primary source of these cash flows might be rental or lease contracts with one or several third parties.

(c) Commodities finance: a structured short-term lending to finance reserves, inventories, or receivables of exchange-traded commodities (e.g., crude oil, metals, or crops), where the exposure will be repaid from the proceeds of the sale of the commodity and the borrower has no independent capacity to repay the exposure. This is the case when the borrower has no other activities and no other material assets on its balance sheet.

(d) Income-producing real estate: a method of providing funding to real estate (such as, office buildings to let, retail space, multifamily residential buildings, industrial or warehouse space, and hotels) where the prospects for repayment and recovery on the exposure depend primarily on the cash flows generated by the asset. The primary source of these cash flows would generally be lease or rental payments or the sale of the asset.

(e) High-volatility commercial real estate: a financing of any of the land acquisition, development and construction phases for properties of those types in such jurisdictions, where the source of repayment at origination of the exposure is either the future uncertain sale of property or cash flows whose source of repayment is substantially uncertain (e.g., the property has not yet been leased to the occupancy rate prevailing in that geographic market for that type of commercial real estate).

“Non-Refinanced Secured Debt”: Any Class of Secured Debt that is not subject to a Refinancing but is a Lower-Ranking Class to any Class of Secured Debt that is subject to such Refinancing.

“Noteholder”: With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.

“Notes”: The Class A Notes, the Class B Notes and the Subordinated Notes authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3) or any supplemental indenture (and including any Additional Debt issued hereunder pursuant to Section 2.13).

“NRSRO”: A nationally recognized statistical rating organization registered with the Securities Exchange Commission under the Exchange Act.

“NRSRO Certification”: A certification substantially in the form of Exhibit E executed by a NRSRO in favor of the Issuer, with a copy to the Trustee, that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(e), upon which the Information Agent may conclusively rely for purposes of granting such NRSRO access to the Issuer’s Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Obligor Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each Obligor, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by such Obligor by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Offer”: The meaning specified in Section 10.8(c).

“Offering”: The offering of any Notes pursuant to the relevant Offering Circular.

“Offering Circular”: Each offering circular relating to the offer and sale of the Notes, including any supplements thereto.

“Officer”: (a) With respect to any corporation, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of such entity, (b) with respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company and (c) with respect to the Collateral Manager, any manager or member of the Collateral Manager or any duly authorized officer of the Collateral Manager with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, the Rating Agency, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, the Rating Agency), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which attorney or law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, the Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, the Rating Agency) shall be entitled to rely thereon.

“Optional Redemption”: A redemption of the Secured Debt in accordance with Section 9.2.

“Originated Collateral Obligation”: All assets originated by the Retention Holder directly or, indirectly, through the Issuer as its related entity (Issuer being the wholly-owned subsidiary of the Retention Holder) and/or any other related entity.

“Other Plan Law”: Any federal, state, local, or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to the Debt or the Debt of any specified Class, as of any date of determination, all of the Debt or all of the Debt of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9;

(ii) Debt or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Debt pursuant to Section 4.1(a)(ii); provided, that if such Debt or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv) Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;

provided, that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Debt owned by the Issuer or (only in the case of a vote on (i) the removal of the Collateral Manager for “cause” and (ii) the waiver of any event constituting “cause”, in each case, unless all Classes of Debt are Collateral Manager Debt) Collateral Manager Debt shall be disregarded and deemed not to be Outstanding, except that (x) in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Trust Officer of the Trustee actually knows, based solely on transfer certificates received pursuant to the terms of Section 2.5, to be so owned shall be so disregarded and (y) if all Debt is Collateral Manager Debt, Collateral Manager Debt shall not be so disregarded and (b) Debt so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Debt as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Debt of such Class or Classes, each Priority Class and each Pari Passu Class of Secured Debt.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any designated Class or Classes of Secured Debt as of any date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Secured Debt is no longer Outstanding.

“Pari Passu Class”: With respect to any specified Class of Secured Debt, each Class of Secured Debt that ranks pari passu to such Class, as indicated in Section 2.3.

“Partial Redemption Date”: Any date on which a Refinancing of one or more but not all Classes of Secured Debt occurs.

“Partial Refinancing Interest Proceeds”: In connection with a Refinancing in part by Class of one or more Classes of Secured Debt, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the date of a Refinancing of such Class (or, in the case of a Refinancing occurring on a date other than a Payment Date, only to the extent that the Collateral Manager determines that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received prior to the next Determination Date).

“Participation Interest”: An interest in a Loan acquired indirectly from a Selling Institution by way of participation that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) the Loan underlying such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation interest a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation interest, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation interest provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the participation interest, and (vii) such participation interest is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Partnership Representative”: As defined in Section 7.17.

“Pass-Through Collection Subaccount”: The meaning specified in Section 10.2(a).

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Debt on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: Each of the 20th day of February, May, August and November of each year (or, if such day is not a Business Day, then the next succeeding Business Day), commencing in February 2026, except that the final Payment Date (subject to any earlier redemption or payment of the Debt) shall be the Payment Date in August 2037 (or, if such day is not a Business Day, the next succeeding Business Day) together with any Redemption Date (other than a Redemption Date in connection with a redemption of Secured Debt in part by Class not occurring on a regularly scheduled Payment Date or a Failed Optional Redemption).

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Percentage Interest”: With respect to each Subordinated Noteholder, as of any time of determination, a fraction, expressed as a percentage, the numerator of which is the Capital Account balance of such Subordinated Noteholder, and the denominator of which is the aggregate Capital Account balances of all Subordinated Noteholders.

“Permitted Deferrable Obligation”: Any Deferrable Obligation that (or the Underlying Instruments of which) requires a portion of the interest due thereon to be paid in cash on each payment date therefor and such portion is not less than (a) in the case of a Floating Rate Obligation, the Benchmark plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years; provided, however, that a restructured Collateral Obligation or a new Collateral Obligation, in each case, received in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the obligor thereof that, after such restructuring or receipt thereof (as applicable), either (x) permits the deferral of all interest or (y) has a current cash pay interest rate lower than required by clause (a) or clause (b) of this definition may be deemed a Permitted Deferrable Obligation by the Collateral Manager in its sole discretion.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting solely of (x) Cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest or (y) other debt obligations ranking pari passu or senior to the debt obligation being exchanged and having (A) an S&P Rating that is equal to or higher than the debt obligation being exchanged and (B) a maturity that is equal to or earlier than the maturity of the debt obligation being exchanged, which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest in Cash and are eligible to be Collateral Obligations and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Permitted Use”: With respect to any amount on deposit in the Supplemental Reserve Account, any of the following uses: (i) the transfer of the applicable portion of such amount to the Collection Account for application as Principal Proceeds or Interest Proceeds; (ii) to pay expenses or other amounts due in connection with a Refinancing or additional issuance; (iii) the acquisition of Repurchased Secured Debt pursuant to Section 2.9; (iv) after the Non-Call Period, to pay expenses or other amounts due in connection with an Optional Redemption; (v) in connection with the purchase of one or more Equity Securities resulting from the exercise of an option, warrant, right of conversion, preemptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation or an Equity Security or interest received in connection with a warrant or restructuring of a Collateral Obligation; (vi) in connection with the purchase of one or more Collateral Obligations, Workout Loans or Equity Securities in connection with a workout or restructuring; and (vii) any other use for which amounts held by the Issuer are not prohibited to be used in accordance with this Indenture; provided, that if any amount is designated as Principal Proceeds or Interest Proceeds such amount cannot be re-designated.

“Permitted Withholding Tax Obligation”: A Collateral Obligation that as of the acquisition date is subject to withholding tax imposed by a jurisdiction in which an obligor thereof is located; provided, that (x) the Issuer’s entire liability for any taxes in respect of such Collateral Obligation is expected to be fully satisfied by amounts to be withheld or deducted by such obligor (or its agents) from payments under such Collateral Obligation and (y) the acquisition (including the manner of acquisition), ownership, enforcement or disposition of such Collateral Obligation will not subject the Issuer to net income taxes in such jurisdiction.

“Person”: An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Portfolio Company”: Any company that is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

“Posting Agent”: UMB Bank, National Association, as posting agent pursuant to the Pre-Pricing Posting Agreement.

“PRA”: The Prudential Regulation Authority of the Bank of England.

“PRA Rulebook”: The rulebook of published policy of the PRA.

“PRASR”: The Securitisation Part of the PRA Rulebook.

“Pre-Pricing Posting Agreement”: The Pre-Pricing Posting Agreement, dated as of August 21, 2025, among the Issuer, the Collateral Manager and the Posting Agent.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided, that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: The amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on a Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

“Priority Category”: With respect to any Collateral Obligation, the applicable category listed in the table under the heading “Priority Category” in Section 1(b) of Schedule 4.

“Priority Class”: With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Process Agent”: The meaning specified in Section 7.2.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Purchase Agreement”: The agreement dated as of August 22, 2025 entered into among the Issuer, the Retention Holder and Wells Fargo Securities, LLC, as initial purchaser of the Securities (other than any Securities sold initially to the Collateral Manager and its Affiliates on the Closing Date, if any), as amended from time to time in accordance with the terms thereof.

“Purchased Workout Loan”: A Workout Loan for which the Issuer has made a commitment to purchase and paid Cash for such Workout Loan in accordance with this Indenture.

“Purchaser Representation Letter”: A purchaser representation letter substantially in the form of Exhibit B-2.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Calyon; Citibank, N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; Guggenheim; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; KeyBank National Association; Lloyds TSB Bank; Madison Capital; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; Royal Bank of Canada; The Royal Bank of Scotland plc; Société Générale; Truist Bank, Inc.; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; and Wells Fargo Bank, National Association, and any successor or successors to each of the foregoing.

“Qualified Institutional Buyer”: The meaning set forth in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-1, 2a51-2 or 2a51-3 under the 1940 Act.

“Qualified Workout Loan”: A Workout Loan (or portion thereof) that (a) is designated as a “Qualified Workout Loan” by the Collateral Manager at the time of acquisition, and (b) satisfies each clause in the definition of “Collateral Obligation” except for clauses (v), (xii), (xvii), (xxiv), (xxvi)(c) and (xxviii); provided, that such Qualified Workout Loan may not (x) be a repurchase obligation, Zero Coupon Bond, Unsecured Loan, Bridge Loan, Commercial Real Estate Loan, Structured Finance Obligation, Step-Down Obligation (solely to the extent the per annum interest rate of such Step-Down Obligation on such date of determination is less than the Term SOFR Reference Rate or the applicable index with respect to which interest on such obligation is calculated (or, in the case of a fixed rate obligation, less than the forward swap rate for a designated maturity equal to the scheduled maturity of such obligation)), commodity forward contract, or any other debt security not constituting a loan or (y) be (and cannot by its terms become) subordinate in right of payment to the related Collateral Obligation.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

“Rating Agency”: S&P, or, with respect to Assets generally, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time S&P ceases to be a Rating Agency, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used.

“Record Date”: With respect to any applicable Payment Date or Redemption Date with respect to the Global Notes and the Certificated Notes, the date one day prior to such Payment Date or Redemption Date, as applicable (whether or not such date is a Business Day).

“Recurring Revenue Loan”: A Loan issued by an Obligor that is underwritten on the basis of the Obligor’s debt to recurring revenue.

“Redemption Date”: Any Business Day specified for a redemption of Secured Debt pursuant to Article IX.

“Redemption Price”: With respect to (i) each Class of Secured Debt to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Class of Secured Debt, plus (y) accrued and unpaid interest thereon (including any defaulted interest and any accrued and unpaid interest thereon) to the Redemption Date; provided, that in connection with any Tax Redemption, Optional Redemption or Clean-Up Call Redemption of the Secured Debt in whole, holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the holders of such Class of Secured Debt, and such lesser amount shall be the Redemption Price and (ii) each Subordinated Note to be redeemed, its proportional share (based on the Aggregate Outstanding Amount of such Subordinated Notes) of the amount of the proceeds of the Assets (including proceeds created when the lien of this Indenture is released) remaining after giving effect to the redemption of the Secured Debt in full and payment in full of (and/or creation of a reserve for) all other amounts payable senior to the Subordinated Notes pursuant to the Priority of Payments.

“Reference Rate Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) for which the related Underlying Instruments allow an interest rate option based on a specified reference rate for deposits in U.S. Dollars and (b) that provides that such rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) such specified reference rate for the applicable interest period for such Collateral Obligation.

“Refinancing”: A loan or an issuance of replacement securities, whose terms in each case will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Secured Debt in connection with an Optional Redemption.

“Refinancing Proceeds”: The Cash proceeds from a Refinancing.

“Regional Diversity Measure”: As of any date of determination, the number obtained by dividing (a) 1 by (b) the sum of the squares of the quotients, for each S&P Region Classification, obtained by dividing (i) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations) issued by Obligors that belong to such S&P Region Classification by (ii) the Aggregate Principal Balance at such time of all Collateral Obligations (other than Defaulted Obligations).

“Register” and “Registrar”: The respective meanings specified in Section 2.5(a).

“Registered Investment Adviser”: A Person duly registered as an investment adviser in accordance with and pursuant to Section 203 of the Investment Advisers Act.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Note”: The meaning specified in Section 2.2(b)(i).

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date in August 2029, (ii) the date of the acceleration of the Maturity of any Class of Secured Debt pursuant to Section 5.2, (iii) the date on which the Collateral Manager determines in its sole discretion that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof or the Collateral Management Agreement and (iv) an Optional Redemption in whole from Sale Proceeds and/or Contributions of Cash and other amounts pursuant to Section 9.2(b), in connection with which all Assets are sold; provided, that in the case of clause (iii), the Collateral Manager notifies the Issuer and the Trustee (who shall notify the Holders of Debt, the Collateral Administrator and the Rating Agency) thereof at least five Business Days prior to such date; provided, further, that once terminated pursuant to clause (i) or clause (iii) above, the Reinvestment Period cannot be reinstated. If the Reinvestment Period ends pursuant to clause (ii) and such acceleration is later rescinded, the Collateral Manager may reinstate the Reinvestment Period by notice to the Trustee and the Rating Agency.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount of the Secured Debt through the payment of Principal Proceeds plus (ii) the Aggregate Outstanding Amount of any Additional Debt constituting Secured Debt issued pursuant to Sections 2.13 and 3.2, or, if greater, the aggregate amount of Principal Proceeds that result from the issuance of such Additional Debt constituting Secured Debt.

“Repurchase and Substitution Limit”: The meaning specified in Section 12.4(b).

“Repurchased Secured Debt”: The meaning specified in Section 2.9(b).

“Required Interest Coverage Ratio”: For the Class A Notes and the Class B Notes, 120.00%.

“Required Overcollateralization Ratio”: For the Class A Notes and the Class B Notes, 137.06%.

“Requisite Subordinated Noteholders”: The meaning specified in Section 8.2(b).

“Reset Amendment”: The meaning specified in Section 8.2(b).

“Resolution”: With respect to the Issuer, a resolution of the initial member of the Issuer adopted by written consent.

“Responsible Officer”: With respect to any Person (or of a principal trustee, managing member or other similar managing body of such Person), any duly authorized director, officer or manager with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restricted Trading Period”: Each day during which, both: (i) either (A) the S&P rating of the Class A Notes is one or more subcategories below its initial expected rating thereof as set forth in Section 2.3 or the S&P rating of the Class A Notes has been withdrawn (unless it has been reinstated) or (B) the S&P rating of the Class B Notes is two or more subcategories below its initial expected rating thereof as set forth in Section 2.3 or the S&P rating of the Class B Notes has been withdrawn (unless it has been reinstated) and (ii) after giving effect to the applicable sale and reinvestment in Collateral Obligations, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligations being sold) and all Eligible Investments constituting Principal Proceeds (including, without duplication, the net proceeds of any such sale) is less than the Reinvestment Target Par Balance; provided, that such period will not be a Restricted Trading Period if, after giving effect to any sale (and any related reinvestment) or purchase of the relevant Collateral Obligations, (A) the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligations being sold and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of such sale)) will be at least equal to the Reinvestment Target Par Balance, (B) each Coverage Test is satisfied and (C) each Collateral Quality Test is satisfied. For the avoidance of doubt, no Restricted Trading Period shall restrict any sale of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period is not in effect regardless of whether such sale has settled.

“Retention Holder”: StepStone Private Credit Fund LLC, a Delaware limited liability company, as retention holder with respect to the EU/UK Retention Requirements and the U.S. Risk Retention Rules.

“Retention of Net Economic Interest Letter”: The letter executed by the Retention Holder and addressed to the Issuer, the Trustee (for the benefit of the Secured Parties) and the Initial Purchaser as of the Closing Date, dated on or about the Closing Date, as may be amended or supplemented from time to time.

“Revolver Funding Account”: The account established pursuant to Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities (other than letter of credit facilities that require the Issuer to collateralize its commitment or deposit the amount of its commitment in trust), unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided, that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Revolving/Delayed Draw Purchased Workout Loan”: Any Purchased Workout Loan that would otherwise be considered a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation if it met the definition of Collateral Obligation.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(b)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“S&P”: S&P Global Ratings, a nationally recognized statistical rating organization comprised of: (a) a separately identifiable business unit within Standard & Poor’s Financial Services LLC, a Delaware limited liability company wholly owned by S&P Global Inc.; and (b) the credit ratings business operated by various other subsidiaries that are wholly-owned, directly or indirectly, by S&P Global Inc.; and, in each case, any successor thereto.

“S&P Additional Current Pay Criteria”: Criteria satisfied with respect to any Collateral Obligation (other than a DIP Collateral Obligation) if either (i) the issuer of such Collateral Obligation has made an S&P Distressed Exchange Offer and the Collateral Obligation is already held by the Issuer and is subject to the S&P Distressed Exchange Offer or ranks equal to or higher in priority than the obligation subject to the S&P Distressed Exchange Offer, or (ii) such Collateral Obligation has a Market Value of at least 80% of its par value.

“S&P CDO Formula Election Date”: The date designated by the Collateral Manager upon at least five Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator as the date on which the Issuer will cease to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

“S&P CDO Formula Election Period”: (i) The period from the Effective Date until the occurrence of an S&P CDO Monitor Election Date and (ii) thereafter, any date on and after an S&P CDO Formula Election Date.

“S&P CDO Monitor”: The dynamic, analytical computer model developed by S&P used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee, the Collateral Manager and the Collateral Administrator. The model is available at https://platform.ratings360.spglobal.com. Each S&P CDO Monitor will be chosen by the Collateral Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Section 2 of Schedule 4 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P; provided, that as of any Measurement Date the Weighted Average S&P Recovery Rate for the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P) equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Collateral Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Collateral Manager.

“S&P CDO Monitor Benchmarks”: The Default Rate Dispersion, the Obligor Diversity Measure, the Industry Diversity Measure, the Regional Diversity Measure, the S&P Weighted Average Rating Factor and the S&P Weighted Average Life.

“S&P CDO Monitor Election Date”: The meaning specified in Section 7.18(g).

“S&P CDO Monitor Election Period”: Any date on and after an S&P CDO Monitor Election Date so long as no S&P CDO Formula Election Date has occurred since such S&P CDO Monitor Election Date.

“S&P CDO Monitor Test”: A test that will be satisfied on any Measurement Date during the Reinvestment Period on or after the Effective Date (and during any S&P CDO Monitor Election Period, following receipt by the Collateral Manager of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”)) if, after giving effect to the sale of a Collateral Obligation or the purchase of a Collateral Obligation, the Class Default Differential of the Proposed Portfolio with respect to the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P) is positive. The S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio with respect to the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P) is greater than the corresponding Class Default Differential of the Current Portfolio.

“S&P Collateral Value”: With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Obligation, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation as of the relevant Measurement Date.

“S&P Distressed Exchange Offer”: An offer by the issuer of a Collateral Obligation to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one or more of its outstanding debt obligations for cash, or any combination thereof, in each case that, in the sole judgment of the Collateral Manager, amounts to a diminished financial obligation or has the purpose of helping the Obligor thereof to avoid imminent default.

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 2 hereto, which industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 4 hereto (or such other schedule provided by S&P to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has confirmed in writing (including by means of electronic message, facsimile transmission, press release or posting to its internet website) to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager (unless in the form of a press release or posted to its internet website that does not require the Issuer and the Trustee to be identified as addressees) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Debt will occur as a result of such action; provided, that the S&P Rating Condition will be deemed to be satisfied if no Class of Secured Debt then Outstanding is rated by S&P; provided, further, that such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) S&P has given written notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by S&P; or (ii) S&P has communicated in writing to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Secured Debt then rated by S&P.

“S&P Rating Confirmation Failure”: The meaning specified in Section 7.18(d).

“S&P Rating Factor”: For any Collateral Obligation, the number set forth in the table below opposite the S&P Rating for such Collateral Obligation:

S&P Rating	S&P Global Ratings’ rating factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1233.63
BB-	1565.44
B+	1982.00
B	2859.50
B-	3610.11
CCC+	4641.40
CCC	5293.00
CCC-	5751.10
CC	10,000.00
SD	10,000.00
D	10,000.00

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 4 using the initial rating of the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P) at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery Rating” assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 4 hereto.

“S&P Region Classification”: With respect to a Collateral Obligation, the applicable classification set forth in Table 16 in S&P’s “Global Methodology And Assumptions For CLOs and Corporate CDOs”.

“S&P Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one-hundredth thereof) from such date of determination to the stated maturity of each such Collateral Obligation multiplied by (ii) the Principal Balance of such Collateral Obligation by (b) the aggregate remaining outstanding Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.

“S&P Weighted Average Rating Factor”: As of any date of determination, the number obtained by (a) summing the products for each Collateral Obligation (other than Defaulted Obligations) of (i) the Principal Balance on such date of such Collateral Obligation by (ii) the S&P Rating Factor of such Collateral Obligation and (b) dividing such sum by the aggregate Principal Balance on such date of all Collateral Obligations (other than Defaulted Obligations).

“Sale”: The meaning specified in Section 5.17(a).

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the issuer, the stated maturity, the description of the type of loan and the LoanX identification number (if applicable) for each Collateral Obligation, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof, the inclusion of additional Collateral Obligations pursuant to Section 7.18 hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 hereof.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after (a) in the case of the initial Collateral Obligations, the Closing Date or (b) in the case of Collateral Obligations added or substituted after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the related Underlying Instruments.

“SECN”: The securitisation sourcebook of the FCA Handbook.

“Second Lien Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan for borrowed money other than (1) a Senior Secured Loan with respect to the liquidation of such Obligor or the collateral for such Loan and (2) with respect to liquidation, trade claims, capitalized leases or similar obligations or any Senior Working Capital Facility, if any; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral and (c) is not secured solely or primarily by common stock or other equity interests.

“Secured Debt”: The Class A Notes and the Class B Notes (and including any Additional Debt consisting of additional Secured Debt issued hereunder pursuant to Section 2.13).

“Secured Debt Interest Amount”: With respect to any Class of Secured Debt and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Secured Debt.

“Secured Debt Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i) to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full; and

(ii) to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities Account Control Agreement”: The Securities Account Control Agreement dated as of the Closing Date between the Issuer, the Trustee and UMB Bank, National Association, as securities intermediary.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: The meaning specified in Section 8-102(a)(14) of the UCC.

“Securitization Regulation”: The EU Securitization Regulation or the UK Securitization Framework.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to and in accordance with Section 8 of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.20% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the Interest Accrual Period) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Senior Secured Bond”: Any Bond that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a loan or a Participation Interest), (c) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (d) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan for borrowed money (other than with respect to trade claims, capitalized leases or similar obligations or any Senior Working Capital Facility, if any); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan, which may be subject to customary liens, including liens securing a Senior Working Capital Facility, if any; (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other debt of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided, that the limitation set forth in this clause (d) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties); provided, further, that any Loan which satisfies this definition of “Senior Secured Loan” due to the immediately preceding proviso shall have an S&P Recovery Rate of an Unsecured Loan determined pursuant to clause (b) in Section 1 of Schedule 4.

“Senior Working Capital Facility”: With respect to a Loan, a senior secured working capital facility incurred by the obligor of such Loan that is prior in right of payment to such Loan; provided, that the outstanding principal balance and unfunded commitments of such working capital facility does not exceed 20% of the sum of (x) the outstanding principal balance and unfunded commitments of such working capital facility, plus (y) the outstanding principal balance of the Loan, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such obligor that is pari passu with such Loan.

“SIFMA Website”: The internet website of the SecuritiesIndustry and Financial Markets Association, currently located at https://www.sifma.org/resources/general/holiday-schedule, or such successor website as identified by the Collateral Manager to the Trustee and Calculation Agent.

“Similar Law”: Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Notes (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other Persons responsible for the investment and operation of the Issuer’s assets) to Other Plan Law.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Special Redemption”: The meaning specified in Section 9.6.

“Special Redemption Amount”: The meaning specified in Section 9.6.

“Special Redemption Date”: The meaning specified in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(a) modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (ii) postpones any Scheduled Distribution by more than two payment periods or (iii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(b) reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(c) extend the stated maturity date of such Collateral Obligation by more than 24 months or beyond the earliest Stated Maturity;

(d) contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(e) release any party from its obligations under such Collateral Obligation, if such release would reasonably be expected to have a material adverse effect on the Collateral Obligation; or

(f) reduce the principal amount of the applicable Collateral Obligation.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“SPV I Warehouse Borrower”: SPV Facility I LLC, a Delaware limited liability company.

“SPV III Warehouse Borrower”: StepStone SPV Facility III LLC, a Delaware limited liability company.

“SR 2024”: The UK’s Securitisation Regulations 2024 (SI 2024/102), as amended from time to time.

“STAMP”: The meaning specified in Section 2.5(a).

“Stated Maturity”: With respect to the Debt of any Class, the Payment Date in August 2037.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided, that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided, that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: An obligation (a) issued by a special purpose vehicle, (b) secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, and (c) the owner of such obligation has no recourse to any material guarantor, collateral (other than collateral owned by such special purpose vehicle) or other credit support; provided, for the avoidance of doubt, that the presence of any monoline guaranty or other third party credit enhancement provider will not be considered “recourse” under this clause (c).

“Subordinated Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date (prorated for the related Interest Accrual Period) pursuant to Section 8 of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.30% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the Interest Accrual Period) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Subordinated Noteholder”: Any Holder of Subordinated Notes.

“Subordinated Notes”: The subordinated notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3 (and including any Additional Debt consisting of additional Subordinated Notes issued hereunder pursuant to Section 2.13).

“Substitute Collateral Obligation”: The meaning specified in Section 12.4(b).

“Substitution Event”: The meaning specified in Section 12.4(a)(iv).

“Substitution Period”: The meaning specified in Section 12.4(d).

“Successor Entity”: The meaning specified in Section 7.10(a).

“Supermajority”: With respect to any Class of Debt, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Debt of such Class.

“Supplemental Reserve Account”: The trust account established pursuant to Section 10.3(e).

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”: U.S.$300,000,000.

“Target Initial Par Condition”: A condition satisfied as of the Effective Date (or, with respect to determining if Principal Proceeds can be designated as Interest Proceeds in accordance with Sections 10.2(i) or 10.3(c), such date of determination) if the sum of (a) the Aggregate Principal Balance of Collateral Obligations and any Principal Financed Accrued Interest with respect to Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, (b) the amount of any proceeds of sales, prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested, or committed to be reinvested, in Collateral Obligations by the Issuer on the Effective Date (or, with respect to determining if Principal Proceeds can be designated as Interest Proceeds in accordance with Sections 10.2(i) or 10.3(c), such date of determination)) and (c) without duplication of clause (a) or (b) above, Contributions or Interest Proceeds designated by the Collateral Manager as Principal Proceeds and

transferred to the Collection Account (other than any such amounts that have been reinvested or committed to be reinvested in Collateral Obligations, by the Issuer on the Effective Date (or, with respect to determining if Principal Proceeds can be designated as Interest Proceeds in accordance with Sections 10.2(i) or 10.3(c), such date of determination)), will equal or exceed the Target Initial Par Amount; provided, that for purposes of this definition, any Collateral Obligation that becomes a Defaulted Obligation prior to the Effective Date (or, with respect to determining if Principal Proceeds can be designated as Interest Proceeds in accordance with Sections 10.2(i) or 10.3(c), such date of determination) shall be treated as having a Principal Balance equal to its S&P Collateral Value.

“Tax”: Any tax, levy, impost, duty, charge, assessment, deduction, withholding, or fee of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Event”: An event that occurs if either (i) (A) one or more Collateral Obligations that were not subject to withholding tax when the Issuer committed to purchase them have become subject to withholding tax or the rate of withholding has increased on one or more Collateral Obligations that were subject to withholding tax when the Issuer committed to purchase them and (B) in any Collection Period, the aggregate of the payments subject to withholding tax on new withholding tax obligations and the increase in payments subject to withholding tax on increased rate withholding tax obligations, in each case to the extent not “grossed-up” (on an after-tax basis) by the related obligor, represent 5% or more of the aggregate amount of Interest Proceeds that have been received or that is expected to be received for such Collection Period or (ii) taxes, fees, assessments, or other similar charges (including any liability under Section 1446 of the Code or any comparable law) are imposed on the Issuer in an aggregate amount in any twelve-month period in excess of U.S.$2,000,000, other than any deduction or withholding for or on account of any tax with respect to any payment owing in respect of any obligation that at the time of acquisition, conversion, or exchange does not satisfy the requirements of a Collateral Obligation.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands or The Netherlands.

“Tax Redemption”: The meaning specified in Section 9.3(a).

“Term SOFR Administrator”: The CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Manager with notice to the Trustee and the Collateral Administrator.

“Term SOFR Rate”: The Term SOFR Reference Rate, as such rate is published by the Term SOFR Administrator on the related Interest Determination Date for the Designated Maturity; provided, that if as of 5:00 p.m. (New York time) on any Interest Determination Date the Term SOFR Reference Rate for the Designated Maturity has not been published by the Term SOFR Administrator, then the Term SOFR Rate shall be (x) the Term SOFR Reference Rate for the Designated Maturity as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Designated Maturity was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, the Term SOFR Rate shall be the Term SOFR Reference Rate as determined in the previous Interest Determination Date.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Third Party Credit Exposure”: As of any date of determination, the sum (without duplication) of the outstanding Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s Credit Rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- or below	0%	0%

provided, that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” shall be 0%.

“Trade Ticket”: Any trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by email or other electronic communication or file transfer protocol).

“Trading Plan”: The meaning specified in Section 12.2(b).

“Trading Plan Period”: The meaning specified in Section 12.2(b).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement, the Master Participation Agreement, the Purchase Agreement, the Retention of Net Economic Interest Letter, the Pre-Pricing Posting Agreement and the Master Loan Sale Agreement.

“Transaction Parties”: Each of the Issuer, the Collateral Manager, the Retention Holder, the BDC Advisor the Trustee, the Collateral Administrator and the Initial Purchaser.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Transfer Deposit Amount”: On any date of determination with respect to any Collateral Obligation, the greater of (a) an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, and in connection with any Collateral Obligation which is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, an amount equal to the Net Exposure Amount thereof as of the applicable Cut-Off Date and (b) the fair market value of such Collateral Obligation as determined by the Collateral Manager.

“Transfer-Restricted Debt”: Collectively, (x) the Subordinated Notes, (y) the Class B Notes, unless and until the Issuer has received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, in form and substance satisfactory to the Collateral Manager, to the effect that the Class B Notes will be treated as indebtedness for U.S. federal income tax purposes and (z) any other Class of Debt issued or reissued (or treated as reissued) if the Issuer has not received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, in form and substance satisfactory to the Collateral Manager, to the effect that such Class of Debt will be treated as indebtedness for U.S. federal income tax purposes.

“Transfer-Unrestricted Debt”: Collectively, (i) the Class A Notes and (ii) as of the relevant time of determination, the Class B Notes or any other Class of Notes (in each case) if such Notes are not Transfer-Restricted Debt as of such time.

“Trust Officer”: When used with respect to the Bank, any officer within the Corporate Trust Office (or any successor group of the Bank) including any vice president, assistant vice president or officer of the Bank customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: The meaning specified in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest, as amended from time to time.

“UK Securitization Framework”: SR 2024, SECN and PRASR, together with the relevant provisions of FSMA, as amended from time to time.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instruments”: The loan agreement, credit agreement or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“United States person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsaleable Asset”: (a) Any Defaulted Obligation (during the continuation of an Event of Default only), Equity Security, obligation received in connection with a tender offer, voluntary redemption, exchange offer, conversion, restructuring or plan of reorganization with respect to the Obligor, or other exchange or any other security or debt obligation that is part of the Assets, in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any asset, claim or other property identified in a certificate of the Collateral Manager as having a Market Value of less than U.S.$1,000, in each case with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such Collateral Obligation for at least 90 days and (y) in its commercially reasonable judgment such Collateral Obligation is not expected to be saleable for the foreseeable future.

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the obligor under such Loan.

“Uptier Priming Debt”: Any Superpriority New Money Debt and any Rolled Senior Uptier Debt acquired by the Issuer resulting from, or received in connection with an Uptier Priming Transaction. For the avoidance of doubt, any Uptier Priming Debt must satisfy the requirements of the definition of one of “Collateral Obligation” “Equity Security,” “Non-Qualified Workout Loan” or “Qualified Workout Loan” and will be treated as such for all purposes under this Indenture.

“Uptier Priming Transaction”: Any transaction effected in connection with the bankruptcy related to, or the workout or restructuring of, a Collateral Obligation held by the Issuer, in which (x) new money priming debt is issued by the Obligor of such Collateral Obligation which will be senior in priority to all existing debt of such Obligor (including the Collateral Obligation held by the Issuer) (“Superpriority New Money Debt”) and (y) the current secured lenders (with respect to such Collateral Obligation) have the opportunity to exchange their current secured loans for priming debt (without any requirement to pay additional amounts, other than reasonable and customary expenses, e.g., transfer costs) that will be senior in priority to all other outstanding debt of such Obligor (including the Collateral Obligation held by the Issuer), other than Superpriority New Money Debt (“Rolled Senior Uptier Debt”).

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

“U.S. Person” and “U.S. person”: The meanings specified in Regulation S.

“U.S. Risk Retention Rules”: The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.

“Value”: With respect to any non-cash capital contribution made by a Subordinated Noteholder to the Issuer or of any asset of the Issuer, as the case may be, as of any date, the fair market value of such asset as determined by such Subordinated Noteholder in good faith. Any determination of the Value or of the fair market value of any such non-cash capital contribution or of any such asset of the Issuer made in good faith by the Collateral Manager shall be binding on the Subordinated Noteholders for all purposes of this Indenture.

“Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations issued thereunder.

“Warehouse Borrower”: The SPV I Warehouse Borrower and the SPV III Warehouse Borrower, individually or collectively as the context may require.

“Weighted Average Coupon”: As of any Measurement Date, the number obtained by dividing:

(a) the amount equal to the Aggregate Coupon; by

(b) an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such Measurement Date.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread by (b) an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date.

“Weighted Average Life”: As of any Measurement Date with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:

(a) (i) the Average Life at such time of each such Collateral Obligation by (ii) the Principal Balance of such Collateral Obligation and dividing such sum by:

(b) the Aggregate Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the “Average Life” is, on any Measurement Date with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such Measurement Date to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

“Weighted Average Life Test”: A test satisfied on any Measurement Date if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the number of years (rounded to the nearest one hundredth thereof) during the period from such Measurement Date to November 20, 2033.

“Weighted Average S&P Recovery Rate”: As of any Measurement Date, the number, expressed as a percentage and determined with respect to the Highest Ranking Class, obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 4 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

“Workout Loan”: Any Loan, debt security or other loan asset purchased or received in connection with the workout or restructuring of a Collateral Obligation.

“Workout Payment Condition”: A condition that will be satisfied with respect to the acquisition of a Workout Loan that is a Second Lien Loan or an Equity Security using Principal Proceeds if the Collateral Manager determines that (1) the Collateral Manager will designate, by written notice to the Trustee, any amounts that would otherwise constitute Interest Proceeds as Principal Proceeds and such designation will not render insufficient the available Interest Proceeds remaining on the next Payment Date to pay in full all amounts due and payable through and including clause (E) of Section 11.1(a)(i); and/or (2) a Contribution will be made with a Permitted Use set forth in clause (i) of the definition thereof, in each case, in an aggregate amount equal to or greater than the Principal Proceeds used to acquire such Workout Loan or Equity Security.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2 Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3 Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Assets securing the Secured Debt shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.

(d) Each Scheduled Distribution receivable with respect to a Collateral Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Secured Debt, distributions on the Subordinated Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of “Interest Coverage Ratio”, the expected interest on the Secured Debt and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(e) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(g) If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in clause (w) of the proviso to the definition of “Defaulted Obligation”, then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(h) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Tests.

(i) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation as of the date of such sale or other disposition until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(j) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(k) Except as expressly set forth in this Indenture, the “principal balance” and “outstanding principal balance” of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation shall include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(l) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(m) Any reference herein to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be computed on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360 and shall be based on Fee Basis Amount.

(n) To the extent of any ambiguity in the interpretation of any definition or term contained herein or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager, as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(o) For purposes of calculating the Collateral Quality Tests, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loans.

(p) For purposes of calculating compliance with the Collateral Quality Test, the S&P CDO Monitor Test and the Minimum Weighted Average S&P Recovery Rate Test shall only apply so long as any Class of Secured Debt is Outstanding and rated by S&P. Thereafter, any reference herein to, or requirement in respect of, the S&P CDO Monitor Test or the Minimum Weighted Average S&P Recovery Rate Test shall be of no further force or effect.

(q) For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(r) For all purposes where expressly used in this Indenture, the “principal balance” and “outstanding principal balance” shall exclude capitalized interest, if any.

(s) If withholding tax is imposed on any payments in respect of Collateral Obligations, the calculations of the Weighted Average Coupon, the Weighted Average Floating Spread and the Interest Coverage Test, as applicable, shall be made on a net basis after taking into account such withholding, unless the Obligor is required to make “gross-up” payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the Underlying Instrument with respect thereto.

(t) All calculations related to Maturity Amendments, the Investment Criteria, Distressed Exchanges, Discount Obligations, any definitions related thereto, and any other calculations that would be calculated cumulatively (from the Closing Date), other than the Incentive Threshold Return Percentage, will be reset at zero on the date of any Optional Redemption of the Secured Debt in whole.

(u) Notwithstanding anything herein to the contrary, (x) a Qualified Workout Loan shall be treated as a Defaulted Obligation, (y) a Non-Qualified Workout Loan shall be treated as an Equity Security and (z) an Equity Security shall be treated as an Equity Security, in each case, unless and until such Workout Loan or Equity Security, as applicable, meets the definition of “Collateral Obligation” on the date of acquisition or subsequently meets the definition of “Collateral Obligation” (as tested on such date and without giving effect to any carve-outs for Workout Loans or Equity Securities therein (if any)). After such Workout Loan or Equity Security meets the definition of “Collateral Obligation,” it may be treated, at the election of the Collateral Manager, as a Collateral Obligation and subsequent to such election shall no longer be treated as a Defaulted Obligation or Equity Security, respectively, for all purposes of this Indenture.

(v) With respect to any Revolving/Delayed Draw Purchased Workout Loan, such Revolving/Delayed Draw Purchased Workout Loan shall be treated as a Revolving Collateral Obligation and/or Delayed Drawdown Collateral Obligation for purposes of Section 10.4 only and deposits shall be made in the Revolver Funding Account using proceeds in accordance with Section 10.2(h). If funds deposited in the Revolver Funding Account in respect of a Revolving/Delayed Draw Purchased Workout Loan are withdrawn in accordance with Section 10.4 then proceeds received in connection with such amounts shall be applied in accordance with Section 1.3(w).

(w) Any proceeds received in connection with any Purchased Workout Loan or Equity Security shall be allocated as follows, upon the direction of the Collateral Manager by notice to the Trustee and the Collateral Administrator:

(1) if any Principal Proceeds (excluding, for avoidance of doubt Contributions) were used to acquire such Purchased Workout Loan or Equity Security, then (I) first, as Principal Proceeds to the Collection Account until the aggregate amount of all collections in respect of such Purchased Workout Loan or Equity Security and the related Collateral Obligation or Defaulted Obligation (measured from the time immediately prior to the workout or restructuring of such Collateral Obligation or measured at the time that such Defaulted Obligation became a Defaulted Obligation, as the case may be) equals the sum of (x) greater of (A) the Principal Proceeds used to acquire such Purchased Workout Loan or Equity Security and (B) the Adjusted Collateral Principal Amount associated with the related Purchased Workout Loan or Equity Security (measured at the time immediately prior to the receipt of such proceeds), plus (y) the Principal Balance of the related Collateral Obligation or Defaulted Obligation (measured at the time immediately prior to the workout or restructuring of such Collateral Obligation or measured at the time that such Defaulted Obligation became a Defaulted Obligation, as the case may be), and (II) second, as Interest Proceeds to the Collection Account; or

(2) if only Interest Proceeds or Contributions were used to acquire such Purchased Workout Loan or Equity Security then (I) first, as Principal Proceeds to the Collection Account until the aggregate amount of all collections in respect of such Purchased Workout Loan or Equity Security and the related Collateral Obligation or Defaulted Obligation (measured from the time immediately prior to the workout or restructuring of such Collateral Obligation or measured at the time that such Defaulted Obligation became a Defaulted Obligation, as the case may be) is equal to the sum of (A) the Principal Balance of the related Collateral Obligation or Defaulted Obligation (measured at the time immediately prior to the workout or restructuring of such Collateral Obligation or measured at the time that such Defaulted Obligation became a Defaulted Obligation, as the case may be) plus (B) the Adjusted Collateral Principal Amount associated with the related Purchased Workout Loan or Equity Security (measured at the time immediately prior to the receipt of such proceeds), and (II) second, as Interest Proceeds to the Collection Account or to the Supplemental Reserve Account for application to a Permitted Use as directed by the Collateral Manager in its sole discretion, respectively based on the proceeds used as the source of such acquisition.

(x) Unless otherwise expressly set forth in this Indenture, any notice period or other deliverable period set forth in this Indenture may be shortened if the person delivering such notice or other deliverables and each of the recipients thereof (other than a Rating Agency) consent to such shorter period.

(y) All calculations required to be made and all reports that are to be prepared pursuant to this Indenture with respect to the Assets will be made, unless otherwise agreed to by the Collateral Manager, on the basis that any events that occur after 5:00 p.m. (New York time) shall be considered to have occurred on the following day.

(z) Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of Assets may be in the form of a Trade Ticket from the Issuer or the Collateral Manager on which the Trustee and Collateral Administrator may rely for all purposes herein and any certifications required to be made by the Issuer or the Collateral Manager shall be deemed to have been made upon delivery of such Trade Ticket. Furthermore, with respect to any instruction to the Trustee hereunder relating to the transfer of amounts on deposit in any of the Accounts, a copy of such instruction shall also be required to be given to the Collateral Administrator.

(aa) With respect to any Collateral Obligation, the date on which such obligation will be deemed to “mature” (or its “maturity” date) will be the earlier of (x) the stated maturity of such obligation or (y) if the Issuer has the right to require the issuer of such Collateral Obligation to purchase, redeem or retire such Collateral Obligation (at a price greater than or equal to par) on any one or more dates prior to its stated maturity (a “put right”) and the Collateral Manager certifies to the Trustee that it will exercise such “put right” on any such date, the maturity date will be the date specified in such certification. Any determination with respect to any Eligible Loan Index made by the Collateral Manager shall be conclusive and binding, and, absent manifest error, may be made in the Collateral Manager’s sole determination, in accordance with the standard of care set forth in the Collateral Management Agreement.

(bb) Unless otherwise specifically provided in this Indenture, all calculations required to be made and all reports which are to be prepared pursuant to this Indenture will be made on the basis of the trade date.

ARTICLE II

THE NOTES

Section 2.1 Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officer of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Notes, Regulation S Global Notes and Rule 144A Global Notes, shall be as set forth in the applicable part of Exhibit A hereto.

(b) Notes.

(i) The Notes of each Class (other than the Subordinated Notes and the Transfer-Restricted Debt) sold to persons who are non-U.S. persons in offshore transactions (as defined in Regulation S) in reliance on Regulation S, which persons are Qualified Purchasers, shall each be issued initially in the form of one permanent Global Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 hereto (each, a “Regulation S Global Note”), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(ii) The Notes of each Class sold to Persons that are QIB/QPs shall each be issued initially in the form of one permanent Global Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-1 attached hereto (each, a “Rule 144A Global Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iii) The Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Note, are Institutional Accredited Investors (that are not Qualified Institutional Buyers) (or, with the consent of the Issuer, a Qualified Institutional Buyer) and Qualified Purchasers (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A-2 or Exhibit A-3 (as applicable) hereto (a “Certificated Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

(iv) The aggregate principal amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(v) The Transfer-Restricted Debt may only be held by United States persons.

(c) Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$298,870,000 aggregate principal amount of Notes (except for (i) Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture or (ii) Additional Debt issued in accordance with Section 2.13 of this Indenture).

Such Debt shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Principal Terms of the Debt

Class Designation	Class A Notes	Class B Notes	Subordinated Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Subordinated
Initial Principal Amount	$174,000,000	$30,000,000	$94,870,000
Expected S&P Initial rating	“AAA (sf)”	“AA (sf)”	N/A
Interest Rate[1]	Benchmark + 1.68%	Benchmark + 2.00%	N/A
Stated Maturity	Payment Date in August 2037	Payment Date in August 2037	Payment Date in August 2037
Minimum Denominations (U.S.$) (Integral Multiples)	$250,000 ($1.00)	$1,500,000 ($1.00)	$1,500,000 ($1.00)
Priority Classes	None	A	A, B
Pari Passu Classes	None	None	None
Junior Classes	B, Subordinated	Subordinated	N/A
Regulation S Eligible	Yes	No	No
Rule 144A Eligible	Yes	Yes	Yes
Form	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)	Book-Entry (Physical for IAIs)

[1]

The initial Benchmark for the Floating Rate Secured Debt shall be Term SOFR Rate. Term SOFR Rate is calculated as set forth in the definition hereof; provided, that with respect to the first Interest Accrual Period, Term SOFR Rate shall be calculated by interpolating the rates for Term SOFR Rate with a tenor of 3 months and 6 months. However, the Benchmark may change in accordance with the definition thereof.

The Class A Notes shall be issued in Minimum Denominations of U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof. The Class B Notes shall be issued in Minimum Denominations of U.S.$1,500,000 and integral multiples of U.S.$1.00 in excess thereof. The Subordinated Notes will be issued in Minimum Denominations of U.S.$1,500,000 and integral multiples of U.S.$1.00 in excess thereof. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by one of its Officers. The signature of such Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at the time of execution Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original Aggregate Outstanding Amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual or facsimile signature of one of their authorized signatories, and such Certificate of Authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5 Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be registered and shall cause to be kept a register (the “Register”) at the Corporate Trust Office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser, any beneficial owner of a Note who provides the Trustee with a certification substantially in the form of Exhibit D or any Holder of a Certificated Note a current list of Holders (and their holdings) as reflected in the Register, and at the Issuer’s expense, a list of participants in DTC holding positions in the Notes and the Registrar shall have no liability for disclosure of any such information. In addition and upon written request, and at the expense of the requesting party, at any time unless prohibited by applicable law, the Registrar shall provide to the Issuer, the Collateral Manager, any beneficial owner of a Note who provides the Trustee with a certification substantially in the form of Exhibit D or any Holder of a Certificated Note any information the Registrar actually possesses regarding the name and contact information of any beneficial owner of any Note (and its holdings); provided, that such information shall include (A) any such information contained in any beneficial owners’ certifications, substantially in the form of Exhibit D, that the Trustee has received from beneficial owners of Notes and (B) any other forms or information submitted to a Trust Officer of the Trustee in connection with such beneficial owner’s interest, the Holder of such beneficial owner’s interest or other Persons being granted access to the Trustee’s website; provided, further, that the Trustee shall make no representation and give no warranties as to the accuracy or correctness of any information so provided and shall have no liability for disclosure of any such information.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, the Issuer, the Collateral Manager or the Initial Purchaser may request a list of Holders from the Trustee and the Trustee shall have no liability for disclosure of any such information.

In addition, when permitted under this Indenture, the Issuer, the Trustee and the Collateral Manager shall be entitled to rely conclusively upon any certificate of ownership provided to the Trustee by a beneficial owner of a Note (including a Beneficial Ownership Certificate or a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee or the Registrar may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or the signatures of the transferor and transferee.

In connection with any Issuer Order required under Article II relating to the authentication of any Note after the Closing Date, such Issuer Order shall be deemed to be provided upon the delivery to the Trustee of such Note executed by the Issuer.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c) Each subsequent transferee of a Note, by acceptance of such Note or an interest in such Note, shall be deemed to have agreed to comply with Section 2.12.

(d) Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided, that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(e) For so long as any of the Notes are Outstanding, the Issuer shall ensure that beneficial ownership interests (including the Subordinated Notes) in the Issuer are acquired or held only by Qualified Purchasers or entities owned exclusively by Qualified Purchasers within the meaning of the 1940 Act.

(f) Transfers of Global Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).

(i) Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided, that such holder or, in the case of a transfer, the transferee is a Qualified Purchaser, not a U.S. person and is acquiring such interest in an offshore transaction (as defined in Regulation S)) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and is acquiring such interest in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S and is a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser), then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note. Notwithstanding the foregoing, no Subordinated Notes or Transfer-Restricted Debt in the form of a Rule 144A Global Note may be exchanged for an interest in a Regulation S Global Note.

(ii) Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a Qualified Purchaser and a Qualified Institutional Buyer, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-4 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a Qualified Institutional Buyer and a Qualified Purchaser, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iii) Global Note to Certificated Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Note deposited with DTC wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Note. Upon receipt by the Registrar of (A) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more corresponding Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor), and in authorized denominations.

(g) Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g).

(i) Certificated Notes to Global Notes. If a holder of a Certificated Note (other than a Subordinated Note) wishes at any time to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for a beneficial interest in a corresponding Global Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-3 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-4 or B-5 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Notes in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note transferred or exchanged. Notwithstanding the foregoing, no Subordinated Notes or Transfer-Restricted Debt in the form of a Certificated Note may be exchanged for an interest in a Regulation S Global Note.

(ii) Certificated Notes to Certificated Notes. Upon receipt by the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, and (B) certificates substantially in the form of Exhibit B-2 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.

(h) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(i) Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed as follows:

(i) In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the BDC Advisor, the Initial Purchaser, the Trustee, the Collateral Administrator, the Retention Holder or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Note) both (a) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(d) or (a)(1)(e) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(f) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Note) (a)(1) other than the Transfer-Restricted Debt, not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S or (2) a “qualified institutional buyer” as defined in Rule 144A and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act or an entity (other than a trust) owned exclusively by Qualified Purchasers; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

(ii) In the case of a beneficial owner of any Note or interest therein that is, or is acting on behalf of, a Benefit Plan Investor, (i) none of the Transaction Parties, or any of their respective Affiliates, has provided any investment recommendation or investment advice to it or any fiduciary or other person investing the assets of the Benefit Plan Investor (“Fiduciary”) in connection with its decision to invest in the Notes, and they are not otherwise undertaking to act as a fiduciary within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or to the Fiduciary, in connection with its acquisition of Notes and (ii) the Fiduciary has received and understands the disclosure of the existence and nature of the financial interests contained the offering memorandum and any related materials, and is exercising its own independent judgment in evaluating the investment in the Notes.

(iii) In the case of a purchaser or transferee of Transfer-Unrestricted Debt, or any interest therein, or so long as such purchaser or transferee holds such Transfer-Unrestricted Debt or interest therein (1) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (2) if it is, or is acting on behalf of, a governmental, non-electing church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

(iv) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither the Issuer nor the pool of Assets has been registered under the 1940 Act, and that the Issuer is excepted from the definition of an “investment company” by virtue of Section 3(c)(7) of the 1940 Act.

(v) Such beneficial owner is aware that, except as otherwise provided herein, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vi) Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein and, in the case of the Transfer-Restricted Debt, the Daisy Chain Letter.

(vii) Such beneficial owner of the Transfer-Restricted Debt understands that no transfer of the Transfer-Restricted Debt will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter. No transfer or sale (including participation, pledge, hypothecation, re-hypothecation or any other form of disposal, including any marketing in connection therewith) of the Transfer-Restricted Debt (or any interest therein) shall be made in an amount that is less than the Minimum Denomination for such Transfer-Restricted Debt.

(viii) Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement.

(ix) If such beneficial owner is acquiring any Notes in a transaction that would comprise a sale of securities in Florida, such beneficial owner is either (A) a “Qualified Institutional Buyer” (within the meaning of Rule 144A under the Securities Act) or (B) both (1) an “Institutional Accredited Investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (2) a bank, trust company, savings institution, insurance company, dealer, investment company (as defined in the 1940 Act), pension or profit-sharing trust within the meaning of Section 517.061(9) of the Florida Securities and Investor Protection Act.

(j) Each Person who becomes an owner of a Certificated Note will be required to make the representations and agreements set forth in Exhibit B-2.

(k) Each purchaser and transferee of (x) Transfer-Restricted Debt in the form of Global Notes purchased from the Issuer on the Closing Date or in the form of Certificated Notes or (y) a Subordinated Note (or, in each case, any interest therein) will be required to represent and warrant (A) whether or not, for so long as it holds such Notes or interest therein, it is, or is acting on behalf of, a Benefit Plan Investor or a Controlling Person and (B) that (1) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (2) if it is a governmental, non-electing church, non-U.S. or other plan, (i) it is not, and for so long as it holds such Notes or interests therein will not be, subject to Similar Law, and (ii) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law. It will be required to make certain representations, warranties and agreements regarding its status as a Benefit Plan Investor or Controlling Person in a purchaser representation letter or transfer certificate and its ability to hold any such interest will be subject to the 25% Limitation.

Each purchaser and transferee of Transfer-Restricted Debt in the form of Global Notes (or any interest therein) other than from the Issuer on the Closing Date will be deemed to represent, warrant and agree that: (i) it is not, and is not acting on behalf of (and for so long as it holds such Notes or interests therein will not be, and will not be acting on behalf of), a Benefit Plan Investor or a Controlling Person; and (ii) if it is a governmental, non-electing church, non-U.S. or other plan, (1) it is not, and for so long as it holds such Notes or interests therein will not be, subject to any Similar Law, and (2) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.

(l) Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(m) To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

(n) The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee has not been notified in writing or a Trust Officer does not have actual knowledge of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(o) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Initial Purchaser may hold a position in a Regulation S Global Note prior to the distribution of the applicable Notes represented by such position.

(p) Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Debt of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below; provided, that for the avoidance of doubt, with respect to any payment of interest on a Redemption Date, such interest shall be determined in accordance with the calculation above solely for the period from, and including, the first day of such Interest Accrual Period through, but excluding, such Redemption Date. Payment of interest on each Class of Secured Debt (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. Interest will cease to accrue on each Class of Secured Debt, or in the case of a partial repayment, on such repaid part, from the date of repayment. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A Notes or Class B Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

(b) The principal of each Class of Secured Debt matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Debt becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Debt (and payments of Principal

Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Debt, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Secured Debt or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c) Principal payments on the Secured Debt will be made in accordance with the Priority of Payments and Article IX.

(d) The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States person (as defined in Section 7701(a)(30) of the Code) or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States person) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Secured Debt or the Holder or beneficial owner of such Secured Debt under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation and the delivery of any information required under FATCA to prevent the Issuer from being subject to withholding and to determine if payments by the Issuer are subject to withholding. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Secured Debt as a result of deduction or withholding for or on account of any Taxes with respect to the Secured Debt (including any amounts deducted on account of FATCA). Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of any Secured Notes and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided, that in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided, that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Secured Debt (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Debt and the place where any Notes may be presented and surrendered for such payment.

(f) Payments of principal to Holders of the Secured Debt of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Debt of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Debt of such Class on such Record Date. Payments to Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.

(g) Interest accrued with respect to any Class of Floating Rate Secured Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to any Class of Fixed Rate Secured Debt, if any, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(h) All reductions in the principal amount of a Debt (or one or more predecessor Debt) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Debt and of any Debt issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Debt.

(i) Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Secured Debt and this Indenture are limited recourse obligations of the Issuer and the obligations of the Issuer under the Subordinated Notes are non-recourse obligations of the Issuer, payable solely from the Assets and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, partner, member, employee, shareholder, authorized Person, trustee or incorporator of the Issuer, the Collateral Manager, the Retention Holder or their respective Affiliates, successors or assigns for any amounts payable under the Secured Debt or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Secured Debt or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Secured Debt or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder, and the Holders of the Subordinated Notes are not Secured Parties.

(j) Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8 Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of each Debt the Person in whose name such Debt is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Debt and on any other date for all other purposes whatsoever (whether or not such Debt is overdue), and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.9 Cancellation. (a) All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment, gift, donation or other cause or event) except for payment as provided herein, for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of a Special Redemption or a Mandatory Redemption, only to the extent that such Special Redemption or Mandatory Redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it.

(b) In addition to a cancellation pursuant to Section 2.9(a), the Issuer may, with notice to the Rating Agency, (x) apply any amount on deposit in the Supplemental Reserve Account to acquire any Class of Secured Debt (or beneficial interests therein) or (y) apply any amount on deposit in the Principal Collection Subaccount to acquire Secured Debt (or beneficial interests therein) in accordance with applicable law and, in either case of clause (x) or clause (y) above, in the following sequential order of priority: first, the Class A Notes, until the Class A Notes are retired in full; and second, the Class B Notes, until the Class B Notes are retired in full; (any such Debt, “Repurchased Secured Debt”). In addition, the following additional requirements shall apply to the acquisition of Repurchased Secured Debt pursuant to clause (x) or (y) above:

(i) any offer for such purchase must be extended to all Holders of Secured Debt of such Class (provided, that no such Holder shall be obligated to accept any such offer);

(ii) no Event of Default has occurred and is continuing on the date of such offer or such acquisition;

(iii) each Coverage Test (as calculated below) is satisfied both immediately before and immediately after giving effect to such acquisition;

(iv) to the extent that Sale Proceeds are used to consummate the acquisition by the Issuer of any such Repurchased Secured Debt, each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests will be satisfied, maintained or improved after giving effect to such acquisition of Repurchased Secured Debt; and

(v) the purchase price of such Repurchased Secured Debt must be at a discount from par.

Any such Repurchased Secured Debt will be delivered (at the direction of the Issuer (or the Collateral Manager on its behalf)) to the Trustee for cancellation. All Repurchased Secured Debt will be promptly canceled by the Trustee at the direction of the Issuer (or the Collateral Manager on its behalf) and may not be reissued or resold; provided, that solely in the case of Repurchased Secured Debt acquired pursuant to clause (x) above, such Repurchased Secured Debt will continue to be treated as Outstanding under this Indenture solely for purposes of calculating any Coverage Test until all Secured Debt of the applicable Class and each Class that is senior in right of payment thereto in the Secured Debt Payment Sequence have been retired or redeemed, having an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of repurchase, reduced proportionately with, and to the extent of, any payments of principal on Secured Debt of the same Class thereafter.

Section 2.10 DTC Ceases to be Depository. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) either (x) (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b) Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c) Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of either of the events specified in sub-section (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by sub-section (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided, that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.11 Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Note to (x) a U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) or (y) any non-U.S. person that is not purchasing such beneficial interest in an offshore transaction pursuant to Regulation S or that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(b) If (i) any U.S. person that is not a QIB/QP (other than a U.S. person that is an Institutional Accredited Investor and is also a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser)) shall become the holder or beneficial owner of an interest in any Note or (ii) any non-U.S. person that is not purchasing such beneficial interest in an offshore transaction pursuant to Regulation S or that is not a Qualified Purchaser (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) shall become the holder or beneficial owner of an interest in any Note (any such Person a “Non-Permitted Holder”), the acquisition of Notes by such holder shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted Holder or upon notice from the Trustee (who agrees to notify the Issuer of such discovery if a Trust Officer of the Trustee obtains actual knowledge thereof) to the Issuer, send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer its Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided, that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale to the extent permitted by law. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, as applicable, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Note to a Person who has made an ERISA-related representation required by Section 2.5 that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes.

(d) If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by Section 2.5 that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes Benefit Plan Investors to violate the 25% Limitation with respect to the Transfer-Restricted Debt or the Subordinated Notes (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder or upon notice from the Trustee to the Issuer (who agrees to notify the Issuer of such discovery if a Trust Officer of the Trustee obtains actual knowledge thereof), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by the Issuer in its sole discretion. The Holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12 Tax Treatment and Tax Certification. (a) Each Holder of a Note (including, for purposes of this Section 2.12, any beneficial owner of Notes) will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Each Holder of a Note will timely furnish the Issuer, the Trustee or their respective agents any tax forms or certifications (such as IRS Form W-9, the applicable IRS Form W-8, or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents may reasonably request, and any documentation, agreements, certifications or information that is reasonably requested by the Issuer or its agents (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) to enable the Issuer, the Trustee or their respective agents to satisfy reporting and other obligations under the Code and Treasury Regulations or any other law (including any cost basis reporting obligations), and shall update or replace such tax forms and certifications as appropriate or in accordance with their terms or subsequent amendments. It acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to such holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to such holder by the Issuer. In addition, each Holder agrees that the Issuer may provide information to the IRS or any other applicable taxing authority regarding such Holder’s investment in the Notes.

(c) Each Holder of a Note (other than a Holder of Transfer-Restricted Debt), if it is not a United States person for U.S. federal income tax purposes, represents that it:

(i) is: (1) not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 871(h)(3) or section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 881(c)(3)(C) of the Code;

(ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or

(iii) is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes.

(d) Each holder of a Note will provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each holder of a Note will acknowledge that the Issuer has the right under this Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

(e)

(i) Each Holder represents that, if it is a United States person for U.S. federal income tax purposes, it is not a member of an “expanded group” (within the meaning of the regulations issued under Code Section 385) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this Section 2.12(e).

(ii) The failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of section 7701(a)(30) of the Code or, with respect to the Notes other than the Subordinated Notes, the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a person that is not a “United States person” within the meaning of section 7701(a)(30) of the Code) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

(f) Each holder of Transfer-Restricted Debt will be required to represent and agree as follows:

(i) Notwithstanding anything to contrary contained herein or in the Offering Circular and solely for purposes of applying the following publicly traded partnership restrictions each holder of Transfer-Restricted Debt will treat the Transfer-Restricted Debt as partnership interests as defined in Treasury Regulations Section 1.7704-1(a)(2).

(ii) It is a “United States person” within the meaning of Section 7701(a)(30) of the Code and will provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). It understands and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of the Transfer-Restricted Debt shall, to the extent permitted by applicable law, be void ab initio.

(iii) The Transfer-Restricted Debt (and any interest therein) may not be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i)(a) (other than StepStone Private Credit Fund LLC) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have 40% or more of the value of its interest in such Person attributable to the aggregate interest of such Person in the value of the Transfer-Restricted Debt, and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in any Transfer-Restricted Debt to permit any partnership to satisfy the 100-partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such Person obtains written advice of Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that such acquisition or ownership should not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation.

(iv) The Transfer-Restricted Debt (and any interest therein) may not be acquired, and no holder of the Transfer-Restricted Debt (and any interest therein) may sell, transfer, assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of Transfer-Restricted Debt (and any interest therein) or cause the Transfer-Restricted Debt (and any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(v) It will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Transfer-Restricted Debt or the Issuer (including the amount of Issuer distributions on such Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B).

(vi) No transfer shall be permitted if, as a result of such transfer, there will be more than 90 beneficial owners (applying the “look-through rule” under Treasury Regulations Section 1.7704-1(h)(3)) of (i) the Subordinated Notes, (ii) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes, (iii) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion and (iv) any other equity interests of the Issuer.

(vii) Any sale, transfer, assignment, participation, pledge, or other disposition of the Transfer-Restricted Debt (and any interest therein) that would violate any of the four preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will, to the fullest extent permitted by law, be void and of no force or effect, and it will not transfer any interest in the Transfer-Restricted Debt to any Person that does not agree to be bound by the four preceding paragraphs or by this paragraph.

(viii) In the event a Holder owns 100% of the Subordinated Notes, such Holder will not sell, transfer, assign, participate, pledge or otherwise dispose of any Note unless it obtains written advice of Winston & Strawn LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. In the event the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not transfer any Transfer-Restricted Debt (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

(ix) [Reserved].

(x) No transfer or sale (including participation, pledge, hypothecation, re-hypothecation or any other form of disposal, including any marketing in connection therewith) of Transfer-Restricted Debt (or any interest therein) shall be made in an amount that is less than the Minimum Denomination for such Transfer-Restricted Debt.

(xi) For purposes of the representations in paragraph (i) through (x), unless otherwise specified, the “Transfer-Restricted Debt” shall include (x) any interest in the Issuer treated as equity for U.S. federal income tax purposes (including any interest in the Issuer that is described in Treasury Regulations Section 1.7704-1(a)(2)), (y) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes (including, for the avoidance of doubt, the Subordinated Notes), and (z) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion.

(xii) It will indemnify the Issuer, the Trustee, and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such holder to comply with its obligations under this Indenture. The indemnification will continue with respect to any period during which the holder held the Transfer-Restricted Debt (and any interest therein), notwithstanding the holder ceasing to be a holder of the Transfer-Restricted Debt.

(xiii) No transfer of the Transfer-Restricted Debt will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

(g) The Issuer shall notify the Trustee and the Registrar in writing if it becomes aware of any affiliate of the Issuer purchasing any Class of Secured Debt after the Closing Date. In the absence of any such notice, the Trustee and Registrar may conclusively presume that such Debt is not held by an affiliate of the Issuer. To the extent any Class of Secured Debt is held by an affiliate of the Issuer at any time, such Debt will be considered Transfer-Restricted Debt, unless there is the receipt by the Registrar on the date of transfer of such Debt by such affiliate to someone that is not an affiliate of the Issuer of an opinion of nationally recognized tax counsel knowledgeable in the tax aspects of securitization to the effect that at the time of such sale or transfer (1) such Debt will be treated as indebtedness for U.S. federal income tax purposes and (2) such sale or transfer will not cause the Issuer to be treated as an association that is taxable as a corporation or a publicly traded partnership that is taxable as a corporation.

(h) Any Transfer made in violation of Section 2.12(f) or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of United States Treasury Regulations section 1.7704-1(h), will be void ab initio and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Transfer-Restricted Debt is transferred shall become a holder unless such Person agrees to be bound by

Section 2.12(f). However, notwithstanding the immediately preceding sentence, a Transfer in violation of Section 2.12(f) shall be permitted if the Trustee is advised in writing by Cadwalader, Wickersham & Taft LLP or Winston & Strawn LLP, or receives the opinion of another nationally recognized tax counsel that the Transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(i) In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, each Holder of Transfer-Restricted Debt hereby agrees to take any and all actions, and to furnish any and all information, reasonably requested by the Issuer to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Code Section 6225, or any successor provision, including (if reasonably requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Holder, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (A) establish the amount of any tax liability resulting from any such adjustment and (B) elect (in accordance with Code Section 6226, or any successor provision) for each Holder to take any such adjustment into account directly. Each such Holder will be liable for all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the partner’s allocable share (determined with respect to the applicable adjustment period) of the tax items affected by any applicable audit adjustment.

Section 2.13 Additional Issuance. (a) At any time, the Issuer may, pursuant to a supplemental indenture in accordance with Section 8.1 hereof, issue and sell Additional Debt of each Class (on a pro rata basis with respect to each Class of Debt (other than the Subordinated Notes)) (or, if additional Class A Notes are not being issued, on a pro rata basis for all Classes of Secured Debt that are subordinate to the Class A Notes) and/or Additional Junior Debt and use the net proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture; provided, that the following conditions are met:

(i) the Collateral Manager and the Retention Holder each consent to such issuance;

(ii) unless only Additional Junior Debt and/or additional Subordinated Notes are being issued, the aggregate principal amount of additional Secured Debt of any Class issued in all additional issuances shall not exceed 100% of the respective original outstanding principal amount of the Secured Debt of such Class;

(iii) unless only Additional Junior Debt and/or additional Subordinated Notes are being issued, prior written notice has been provided to the Rating Agency;

(iv) the proceeds of any Additional Debt (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or to apply pursuant to the Priority of Payments or, solely in the case of Additional Junior Debt Proceeds and/or proceeds of additional Subordinated Notes, to be deposited in the Supplemental Reserve Account;

(v) the Overcollateralization Ratio with respect to each Class of Secured Debt shall not be reduced after giving effect to such issuance;

(vi) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters will be delivered to the Trustee, in form and substance satisfactory to the Collateral Manager, to the effect that any additional Class A Notes will be treated as indebtedness for U.S. federal income tax purposes; provided, however, that the opinion of tax counsel described in this clause will not be required with respect to any additional Secured Debt that bear a different securities identifier from the Secured Debt of the same Class that are Outstanding at the time of the additional issuance; provided, further, that any Debt issued without an opinion of tax counsel described above shall be Transfer-Restricted Debt;

(vii) such issuance is accomplished in a manner that allows the Issuer to accurately provide the tax information relating to original issue discount required under this Indenture to be provided to the holders of Debt (including the Additional Debt);

(viii) in the case of additional Debt of any one or more existing Classes, the terms of the Debt issued must be identical to the respective terms of previously issued Debt of the applicable Class (except that the interest due on additional Secured Debt will accrue from the issue date of such additional Debt and the interest rate and price of such Debt do not have to be identical to those of the initial Debt of that Class; provided, that the spread over the Benchmark and/or fixed interest rate of any such additional Secured Debt will not be greater than the spread over the Benchmark and/or fixed interest rate on the applicable Class of Secured Debt (in each case, taking into account any original issue discount)) and such additional issuance shall not be considered a Refinancing under this Indenture;

(ix) if Additional Junior Debt and/or additional Subordinated Notes are being issued, such Debt will not cause the Issuer to be treated for U.S. federal income tax purposes as a publicly traded partnership taxable as a corporation; and

(x) an Officer’s certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.13(a) have been satisfied.

(b) Interest on the Additional Debt (other than additional Subordinated Notes) shall be payable commencing on the first Payment Date following the issue date of such Additional Debt (if issued prior to the applicable Record Date). The Additional Debt shall rank pari passu in all respects with the initial Debt of that Class. The Issuer may also issue Additional Debt in accordance with a Refinancing, which issuance shall not be subject to the conditions set forth in Section 2.13(a) and 2.13(b) but which issuance shall be subject to the conditions and procedures set forth in Section 9.2. The Collateral Manager or an Affiliate of the Collateral Manager shall have the right to acquire any Debt issued to the extent it deems such acquisition advisable for compliance with the U.S. Risk Retention Rules, and no consent of any Person to such additional issuance shall be required.

(c) Subject to Section 2.13(b) above, any Additional Debt of each Class issued pursuant to this Section 2.13 shall, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve their pro rata holdings of Debt of such Class.

(d) At any time the Holders of the Subordinated Notes may make additional capital contributions to the Issuer in accordance with Section 11.1(e).

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Issuance of Notes on Closing Date. The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i) Officer’s Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Securities Account Control Agreement and related transaction documents and the execution, authentication and delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Notes and the principal amount of Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Debt or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Debt except as has been given.

(iii) U.S. Counsel Opinions. Opinions of (A) Cadwalader, Wickersham & Taft LLP, U.S. counsel to the Initial Purchaser and the Issuer, (B) Winston & Strawn LLP, U.S. counsel to the Retention Holder and the Collateral Manager, (C) Nixon Peabody LLP, counsel to the Trustee and Collateral Administrator and (D) Richards, Layton & Finger, P.A., Delaware counsel to the Issuer.

(iv) Officer’s Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes applied for by it have been complied with; that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made and that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the Closing Date.

(v) Transaction Documents. An executed counterpart of (A) each Transaction Document and (B) a copy of each Purchaser Representation Letter for Certificated Notes issued on the Closing Date.

(vi) Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(A) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B) each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”; and

(C) the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2.

(vii) Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii) Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(A) in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(ii) below) on the Closing Date:

(I) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(IV) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(VI) (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (ii) the requirements of Section 3.1(vii) have been satisfied; and

(VII) upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(B) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, entered into binding commitments to purchase, or identified for purchase on or prior to the Closing Date is at least U.S.$300,000,000.

(ix) Rating Letters. An Officer’s certificate of the Issuer certifying that it has received a letter delivered by S&P confirming that each Class of Secured Debt has been assigned a rating by S&P no lower than the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(x) Accounts. Evidence of the establishment of each of the Accounts.

(xi) Issuer Order for Deposit of Funds into Accounts. (A) An Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the amount specified in such Issuer Order from the proceeds of the issuance of the Notes into the Ramp-Up Account for use pursuant to Section 10.3(c), (B) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the amount specified in such Issuer Order from the proceeds of the issuance of the Notes into the Expense Reserve Account as Interest Proceeds for use pursuant to Section 10.3(d), (C) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the amount specified in such Issuer Order from the proceeds of the issuance of the Notes into the Revolver Funding Account as Interest Proceeds for use pursuant to Section 10.4 and (D) an Issuer Order signed in the name of the Issuer by a Responsible Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the Interest Reserve Amount from the proceeds of the issuance of the Notes into the Interest Reserve Account as Interest Proceeds for use pursuant to Section 10.3(f).

(xii) Other Documents. Such other documents as the Trustee may reasonably require; provided, that nothing in this clause (xii) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2 Conditions to Additional Issuance. Additional Debt to be issued on an Additional Debt Closing Date pursuant to Section 2.13 may be executed by the Issuer and, to the extent any Secured Debt constitute Additional Debt, delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order (setting forth registration, delivery and authentication instructions) and upon receipt by the Trustee of the following:

(i) Officer’s Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of a supplemental indenture pursuant to Section 8.1(a)(xii) and the execution, authentication and delivery of the Additional Debt applied for by it, and specifying the Stated Maturity, the principal amount and Interest Rate of each Class of such Additional Debt and the Stated Maturity and (B) certifying that (1) the attached copy of such Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Additional Debt Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer to the effect that no other authorization, approval or consent of any governmental body is required for the valid issuance or incurrence, as applicable, of such Additional Debt or (B) an Opinion of Counsel of the Issuer to the effect that no such authorization, approval or consent of any governmental body is required for the valid issuance or incurrence, as applicable, of such Additional Debt except as have been given (provided, that the opinion delivered pursuant to Section 3.2(iii) may satisfy the requirement).

(iii) U.S. Counsel Opinions. Opinions of Cadwalader, Wickersham & Taft LLP, special counsel to the Issuer or other counsel acceptable to the Trustee, dated the Additional Debt Closing Date, in form and substance satisfactory to the Issuer and the Trustee. Written advice from Winston & Strawn LLP or Cadwalader, Wickersham & Taft LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters delivered pursuant to Section 2.13(a)(vi).

(iv) Officer’s Certificates of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that the Issuer is not in default under this Indenture and that the issuance of the Additional Debt applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture pursuant to Section 8.1(a)(xii) relating to the authentication and delivery of the Additional Debt applied for have been complied with and that the authentication and delivery of the Additional Debt is authorized or permitted under this Indenture and the supplemental indenture entered into in connection with such Additional Debt; that all expenses due or accrued with respect to the offering of the Additional Debt or relating to actions taken on or in connection with the Additional Debt Closing Date have been paid or reserved; and the officer’s certificate of the Issuer shall state that all of the Issuer’s representations and warranties contained herein are true and correct as of the Additional Debt Closing Date.

(v) [Reserved].

(vi) S&P Rating Condition. Evidence that the S&P Rating Condition has been satisfied with respect to such issuance of Additional Debt.

(vii) Other Documents. Such other documents as the Trustee may reasonably require; provided, that nothing in this clause (vii) shall imply or impose a duty on the Trustee to so require any other documents.

Prior to any Additional Debt Closing Date, the Trustee shall provide to the Holders notice of such issuance of Additional Debt as soon as reasonably practicable but in no case less than ten (10) days prior to the Additional Debt Closing Date; provided, that the Trustee shall receive such notice at least three (3) Business Days prior to the 10th day prior to such Additional Debt Closing Date. On or prior to any Additional Debt Closing Date, the Trustee shall provide to the Holders copies of any supplemental indentures executed as part of such issuance pursuant to the requirements of Section 8.1.

Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver.” The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Trustee on behalf of the Secured Parties for purposes of perfecting the Trustee’s security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be the Trustee. Any successor custodian shall be a state or national bank or trust company that (i) has (A) capital and surplus of at least U.S.$200,000,000, and (B) a long term debt rating of at least “BBB+” by S&P and (ii) is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations,

Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Securities Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(b) Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights and immunities of the Trustee hereunder and the obligations set forth in Section 4.2, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a) either:

(i) all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided, that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “AAA” by S&P, in an amount sufficient, as recalculated in an Accountants’ Report by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Secured Debt not theretofore delivered to the Trustee for cancellation or repaid, for principal and interest to the date of such deposit (in the case of Secured Debt which has become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority and free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto; provided, that this sub-section (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded, it being understood that the requirements of this clause (a) may be satisfied as set forth in Section 5.7.

(b) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and

(c) the Issuer has delivered to the Trustee Officers’ certificates and an Opinion of Counsel, each to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11 and 14.12 shall survive.

Section 4.2 Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4 Liquidation of Assets. (a) In the event that the Trustee liquidates the Assets as specified in herein and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), the Management Fees and interest and principal on the Secured Debt so that the Secured Debt has been redeemed and paid in full, the Holders of the Subordinated Notes will become the Controlling Class and the Holders of the Subordinated Notes will have all rights of the holders of the Controlling Class under this Indenture. In addition, the Holders of the Subordinated Notes, as the Controlling Class, would be able to cause the satisfaction and discharge of this Indenture.

(b) To the extent the Trustee liquidates the Assets as specified in herein in any way and the net proceeds from such liquidation and all available Cash has been used for the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority in the definition thereof), the Management Fees and interest and principal on the Secured Debt so that the Secured Debt has been redeemed and paid or repaid, as applicable, in full, any excess amounts shall be paid to the Holders of the Subordinated Notes pursuant to Section 11.1(a), and if such amounts are insufficient to pay the Subordinated Notes in full or there are no excess amounts to pay on the Subordinated Notes, the Subordinated Notes shall be deemed to be redeemed and paid in full, unless such Subordinated Notes were previously redeemed or repaid prior thereto as otherwise described herein.

ARTICLE V

REMEDIES

Section 5.1 Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A Notes or any Class B Notes, or if there are no Class A Notes Outstanding or Class B Notes Outstanding, any interest on any Notes of the Controlling Class and in each case, the continuation of any such default, for ten Business Days after a Trust Officer of the Trustee has actual knowledge or receives written notice from any holder of Secured Debt of such payment default or (ii) any principal of, or interest on, or any Redemption Price in respect of, any Secured Debt at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided, further, that, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, Trustee, Collateral Administrator or any Paying Agent, such failure continues for ten Business Days after a trust officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$250,000, in the case of any amounts due and payable in respect of (A) any principal of, or interest on, or any Redemption Price in respect of, any Secured Debt or (B) taxes, governmental fees, filing and registration fees owing by the Issuer in accordance with the Priority of Payments and continuation of such failure for a period of ten Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, Collateral Administrator or any Paying Agent, such failure continues for ten Business Days after a trust officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c) either the Issuer or the Assets becomes an investment company required to be registered under the 1940 Act and such requirement has not been eliminated after a period of 45 days;

(d) except as otherwise provided in this Section 5.1, a material breach of any other covenant of the Issuer herein (other than any failure to satisfy any of the Concentration Limitations, Collateral Quality Tests or Coverage Tests or other covenants or agreements for which a specific remedy has been provided hereunder or any trade error (or comparable administrative oversight) or any failure to satisfy the requirements of Section 7.18), or the failure of any material representation or warranty of the Issuer made herein or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made which breach or failure has a material adverse effect on the Holders of the Secured Debt, and the continuation of such breach or failure for a period of 45 days after notice to the Issuer and the Collateral Manager by the Trustee or to the Issuer, the Collateral Manager and the Trustee by the Holders of at least a Supermajority of the Controlling Class, in each case, by registered or certified mail or overnight delivery service, specifying such breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, that if the Issuer (as notified to the Trustee by the Collateral Manager in writing) has commenced curing such default, breach or failure during the 45-day period specified above, such default, breach or failure shall not constitute an Event of Default under this clause (d) unless it continues for a period of 60 days (rather than, and not in addition to, such 45-day period specified above) after notice to the Issuer and the Collateral Manager by registered or certified mail or overnight courier, by the Trustee, the Issuer or the Collateral Manager, or to the Issuer, the Collateral Manager and the Trustee by a Supermajority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, further, that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from the continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not at the time of its acquisition satisfy the Investment Criteria shall cure any breach or failure arising therefrom as of the date of such failure;

(e) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, winding-up, arrangement, adjustment or composition of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f) the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action; or

(g) on any Measurement Date after the Effective Date as of which the Class A Notes are Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 102.5%.

For the avoidance of doubt, failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with the terms hereof or with respect to which any Refinancing fails to occur shall not constitute an Event of Default or a Failed Optional Redemption hereunder. Upon a Responsible Officer’s obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall promptly (and in no event later than three Business Days thereafter) notify the Noteholders (as their names appear on the Register), each Paying Agent and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee shall, upon the written direction of a Supermajority of the Controlling Class, by notice to the Issuer and the Rating Agency, declare the principal of all the Secured Debt to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder; provided, that the Trustee shall promptly give written notice of any such acceleration of maturity to the Rating Agency.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, a Supermajority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Secured Debt (other than any principal amounts due to the occurrence of an acceleration); and

(B) all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Management Fees then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Management Fees.

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Debt that has become due solely by such acceleration, have:

(A) been cured; and

(I) in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Notes (unless such default is caused solely by the application of Section 11.1(a)(iii) following acceleration), the Holders of at least a Majority of the Class A Notes (so long as any Class A Notes are Outstanding), by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); provided, that no Class of Secured Debt (other than the Class A Notes) shall have any rights pursuant to this subclause (I), regardless of whether any such Class subsequently becomes the Controlling Class;

(II) in the case of an Event of Default specified in Section 5.1(g), the Holders of at least a Majority of the Class A Notes, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); provided, that no Class of Secured Debt (other than the Class A Notes) shall have any rights pursuant to this subclause (II), regardless of whether any such Class subsequently becomes the Controlling Class; or

(III) in the case of any other Event of Default, the Holders of at least a Supermajority of each Class of Secured Debt (voting separately by Class), in each case, by written notice to the Trustee, has agreed with such determination (which agreement shall not be unreasonably withheld); or

(B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. The Trustee shall promptly give written notice of any such rescission to the Rating Agency.

(c) Notwithstanding anything in this Section 5.2 to the contrary, the Secured Debt will not be subject to acceleration by the Trustee or a Majority of the Controlling Class solely as a result of the failure to pay any amount due on the Secured Debt that is not of the Controlling Class other than any failure to pay interest due on the Class B Notes.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Debt, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Class of Secured Debt, the whole amount, if any, then due and payable on such Class of Secured Debt for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Debt under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Debt, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Class of Secured Debt shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders of Secured Debt allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Secured Debt upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of Secured Debt and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of Secured Debt to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Holders of Secured Debt to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders of Secured Debt, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Debt or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders of Secured Debt, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Debt has been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Supermajority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Secured Debt or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof; provided, that the Trustee shall promptly give written notice of any such sale of Assets to the Rating Agency;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Debt hereunder (including exercising all rights of the Trustee under the Securities Account Control Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided, that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain at the Issuer’s expense and rely upon an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Debt, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Debt which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of a Majority of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Secured Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) Notwithstanding any other provision of this Indenture, none of the Issuer, the Trustee, the Secured Parties or the Holders of Debt may, prior to the date which is one year and one day (or if longer, any applicable preference period and one day) after the payment in full of all Secured Debt, institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 5.5 Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Debt intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Secured Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Debt for principal and interest and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Debt (including amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and any due and unpaid Senior Collateral Management Fees) and a Supermajority of the Controlling Class agrees with such determination;

(ii) in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on the Class A Notes (unless such default is caused solely by the application of Section 11.1(a)(iii) following acceleration), the Holders of at least a Supermajority of the Class A Notes (so long as the Class A Notes are Outstanding) direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided, that no Class of Secured Debt (other than the Class A Notes) shall have any rights to direct the sale and liquidation of the Assets pursuant to this clause (ii), regardless of whether any such Class subsequently becomes the Controlling Class;

(iii) in the case of an Event of Default specified in Section 5.1(g), the Holders of at least a Supermajority of the Class A Notes direct the sale and liquidation of the Assets (without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); provided, that no Class of Secured Debt (other than the Class A Notes) shall have any rights to direct the sale and liquidation of the Assets pursuant to this clause (iii), regardless of whether any such Class subsequently becomes the Controlling Class; or

(iv) in the case of each other Event of Default, the Holders of at least a Supermajority of each Class of Secured Debt (in each case, voting separately by Class) direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii), (iii) or (iv) exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Debt if the conditions set forth in clause (i), (ii), or (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Debt if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

(d) The Trustee shall deliver to the Holders of Secured Debt and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the written request of a Supermajority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

(e) Prior to the sale of any Collateral Obligation in connection with Section 5.5(a)(i), the Trustee shall offer the Collateral Manager the right to purchase such Collateral Obligation at a price equal to the highest bid price received by the Trustee in accordance with Section 5.5(c) (or if only one bid price is received, such bid price). The Collateral Manager shall have the right to bid on any Collateral Obligations sold in any sale pursuant to this Section 5.5.

(f) The Trustee shall provide notice to the Rating Agency of any determination to liquidate the Assets pursuant to Section 5.5(a).

Section 5.6 Trustee May Enforce Claims Without Possession of Secured Debt. All rights of action and claims under this Indenture or under any of the Secured Debt may be prosecuted and enforced by the Trustee without the possession of any of the Secured Debt or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Money Collected. Any Money collected by the Trustee with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8 Limitation on Suits. No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) the Holders or beneficial owners of not less than a Majority of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request;

(c) the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities to be incurred in compliance with such request; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Debt shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9 Unconditional Rights of Holders of Secured Debt to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Debt shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Debt, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Debt ranking junior to Secured Debt still Outstanding shall have no right to institute Proceedings or, except as otherwise expressly set forth in Section 5.8(b), to request the Trustee to institute proceedings for the enforcement of any such payment until such time as no Secured Debt ranking senior to such Secured Debt remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Holder of Secured Debt has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder of Secured Debt, then and in every such case the Issuer, the Trustee and the Holder of Secured Debt shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holder of Secured Debt shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Secured Debt is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Debt to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Debt may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Debt.

Section 5.13 Control by Supermajority of Controlling Class. A Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance, of an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or to direct the Trustee in exercising any trust or power conferred upon the Trustee under this Indenture; provided, that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c) the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Secured Debt representing the requisite percentage of the Aggregate Outstanding Amount of Secured Debt specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Secured Debt waive any past Default or Event of Default and its consequences, except a Default:

(a) in the payment of the principal of any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(b) in the payment of interest on any Secured Debt (which may be waived only with the consent of the Holder of such Secured Debt);

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Class of Secured Debt materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d) in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the S&P Rating Condition is satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Debt shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holders of Debt, or group of Holders of Debt, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder of Debt for the enforcement of the payment of the principal of or interest on any Debt on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17 Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired (subject to Section 5.5(e) in the case of sales pursuant to Section 5.5) until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Holders of Debt, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b) The Trustee and the Collateral Manager (and/or any of its affiliates) may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Debt in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e) The Trustee shall provide notice to the Holders of the Debt as soon as reasonably practicable of any public Sale, and the Holders of the Debt and the Collateral Manager (and each of their Affiliates) shall be permitted to participate in any such public Sale to the extent permitted by applicable law and to the extent such Holders or the Collateral Manager (or their Affiliates), as applicable, meet any applicable eligibility requirements with respect to such Sale.

Section 5.18 Action on the Debt. The Trustee’s right to seek and recover judgment on the Debt or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of Debt shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders of Debt.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this sub-section shall not be construed to limit the effect of sub-section (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary incidental services, including mailing of notices under this Indenture; and

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have actual or constructive knowledge or notice of any Default or Event of Default described in Sections 5.1(c), (d), (e), or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Debt generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than three Business Days thereafter, forward such notice to the Noteholders (as their names appear in the Register). In no event shall the Trustee be deemed to have notice or knowledge of or otherwise be required to determine whether any event or circumstance exists that would give rise to “Cause” (as defined under the Collateral Management Agreement) for the termination of the Collateral Manager.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

(g) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Tax Event unless it receives written notice of the occurrence of a Tax Event from the Collateral Manager.

(h) The Trustee shall not have any obligation to confirm the compliance by the Issuer, the Retention Holder or any other Person with the EU/UK Retention Requirements and the U.S. Risk Retention Rules. The Trustee is hereby authorized and directed to provide its acknowledgement to the Retention of Net Economic Interest Letter.

(i) The Trustee shall have no obligation, liability or responsibility for the selection or verification of any Fallback Rate (including, without limitation, whether the conditions for the designation of such Fallback Rate have been satisfied).

(j) The Trustee shall have no liability or responsibility for monitoring or verifying compliance with FATCA for the Issuer, any Holder or any other Person.

(k) The Trustee’s services hereunder shall be conducted through its CCT services division (including, as applicable, any agents or affiliates utilized thereby).

Section 6.2 Notice of Event of Default. Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail or email to the Collateral Manager, the Rating Agency, all Holders of each Class of Debt, as their names and addresses appear on the Register notice of all Event of Defaults hereunder known to the Trustee, unless such Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, electronic communication, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; it being understood that an electronically signed document delivered via email by an individual purporting to be a Responsible Officer will be considered signed or executed by such Responsible Officer on behalf of the applicable Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction (including any actions in respect thereof);

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, electronic communication or other paper or document, but the Trustee, upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be indemnified to its reasonable satisfaction for associated expense and liability), make such further inquiry or investigation into such facts or matters as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Debt and the Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided, that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through Affiliates, agents or attorneys; provided, that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent appointed or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer, the Collateral Administrator or Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Collateral Administrator the Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement or by the Collateral Administrator with the terms hereof or of the Collateral Administration Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager or the Collateral Administrator (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m) in the event the Bank is also acting in the capacity of Paying Agent, Information Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided, that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Securities Account Control Agreement or any other documents to which the Bank in such capacity is a party;

(n) any permissive right of the Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o) to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Debt generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q) the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to any act or provision of any present or future laws or regulation or governmental authority, acts of God, strikes, natural disasters, lockouts, riots, acts of war, terrorism, accidents, disease, epidemic or pandemic, quarantine, national emergency, malware or ransomware attack, loss or malfunctions of utilities, computer (hardware or software) or communications services) or the unavailability of the Federal Reserve Bank of New York or telex or other wire or communications facility;

(r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(s) to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Bank in each of its capacities and also to the Collateral Administrator; provided, that with respect to the Collateral Administrator, such rights, immunities and indemnities shall be in addition to, and not in limitation of, any rights, immunities and indemnities provided in the Collateral Administration Agreement;

(t) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(u) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;

(v) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;

(w) unless the Trustee receives written notice of an error or omission related to financial information or disbursements provided to Holders within 90 days of Holders’ receipt of the same, the Trustee shall have no liability in connection with such and, absent direction by the requisite percentage of Holders entitled to direct the Trustee, no further obligations in connection thereof;

(x) [reserved];

(y) the Trustee is entitled to conclusively rely on the Collateral Manager with respect to whether or not a Collateral Obligation meets the criteria in the definition thereof and for the characterization, classification, designation or categorization of the Assets to the extent such characterization, classification, designation or categorization is subjective or judgmental in nature, or based on information not readily available to the Trustee;

(z) the Trustee is authorized, at the request of the Collateral Manager, to accept directions or otherwise enter into agreements regarding the remittance fees owing to the Collateral Manager;

(aa) neither the Trustee nor the Collateral Administrator shall be responsible for determining: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture, (ii) whether the conditions specified in the definition of “Delivered” have been complied with, or (iii) independently, the characteristics of any Collateral Obligation;

(bb) notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by email shall be encrypted (the recipient of the email communication shall be required to complete a one-time registration process); and

(cc) in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the finding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for such party or its agents in order to enable the Trustee to comply with Applicable Law. In accordance with the U.S. Unlawful Internet Gambling Act, the Issuer may not use the Accounts or other Bank facilities in the United States to process “restricted transactions” as such term is defined in U.S. 31 CFR Section 132.2(y). Therefore, neither the Issuer nor any person who has an ownership interest in or control over the Accounts may use it to process or facilitate payments for prohibited internet gambling transactions.

Section 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Debt. The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Issuer or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6 Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement. (a) The Issuer agrees:

(i) to pay the Bank (individually and in each of its capacities) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder and under the Transaction Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Bank (individually and in each of its capacities) in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, any costs related to FATCA compliance, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii) to indemnify the Bank (individually and in each of its capacities)and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder or any other Transaction Document, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the administration, exercise or performance of any of their powers or duties hereunder, under each Transaction Document and under any other agreement or instrument related hereto; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b) The Bank shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Bank is a party only as provided in Sections 11.1(a)(i), (ii) and (iii) but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided, that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Holders of Debt shall affect the right of the Bank to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Bank, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Trustee hereby agrees not to cause the filing against the Issuer or any of its subsidiaries, of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day, or, if longer, the applicable preference period then in effect and one day, after the payment in full of all Secured Debt issued under this Indenture.

(d) The Issuer’s payment obligations to the Bank under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Bank. When the Bank as Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or Section 5.1(f), the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long term debt rating of at least “BBB” by S&P and having an office within the United States; provided, that if the Trustee, or its successor’s rating at any time is below the minimum rating as set forth in this sentence, the Trustee (x) shall promptly notify the Issuer and the Collateral Manager and (y) may retain its eligibility if it obtains or has obtained (i) a confirmation from the Rating Agency that the Rating Agency’s then-current rating of the Secured Debt will not be downgraded or withdrawn by reason of the Trustee’s rating or (ii) a written waiver or other written acknowledgement (which may be evidenced by an exchange of electronic messages or facsimiles) from the Rating Agency that it will not review the Rating Agency’s then current rating of the Secured Debt in such circumstances. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b) Subject to Section 6.9(a), the Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of the Debt and the Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided, that such successor Trustee shall be appointed only upon the written consent of a Majority of each Class of Secured Debt or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c) The Trustee may be removed at any time upon 30 days written notice by Act of a Majority of each Class of Secured Debt or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, to the Rating Agency and to the Holders of the Debt as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer. If the Bank shall resign or be removed as Trustee, the Bank shall also resign or be removed as Custodian, Paying Agent, Information Agent, Calculation Agent, Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Secured Debt or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees. At any time or times, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to written notice to the Rating Agency), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under Section 11.1(a)(i)(A), for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify the Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing or electronically and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with

Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or a paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such reasonable action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release and/or substitution shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14 Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor Person.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. If any withholding tax (which, for the avoidance of doubt, shall include any withholding required on account of FATCA) is imposed by applicable law on the Issuer’s payment (or allocations of income) under the Debt or if any tax is imposed on a payment to the Issuer on account of a failure of a Holder of a Class of Debt or owner of any interest therein to comply with (i) FATCA or (ii) any requirements to provide documentation to avoid withholding, such tax shall reduce the amount otherwise distributable to the relevant Holder of a Class of Debt or owner of any interest therein, and each such Holder and owner shall indemnify the Issuer for any withholding that would not have been imposed if the Holder or owner had complied with such obligations. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings) or may be withheld because of a failure by a Holder to provide any information required under FATCA or otherwise and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Debt shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee. If there is a reasonable possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Except as may be required under FATCA, nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16 Representative for Holders of Secured Debt Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Holders of Secured Debt and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders of Secured Debt, and agent for each other Secured Party and the Holders of the Subordinated Notes.

Section 6.17 Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:

(a) Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Debt, in accordance with the terms of such Secured Debt and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with this Indenture.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under any Debt shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments on the Debt, and appoint the Trustee as Transfer Agent at its applicable Corporate Trust Office as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange.

The Issuer hereby appoints The C T Corporation System as its agent (in such capacity, the “Process Agent”) upon whom process or demands may be served in any action arising out of or based on this Indenture or the transactions contemplated hereby in the Borough of Manhattan, the City of New York. The Issuer may at any time and from time to time vary or terminate the appointment of such Process Agent or appoint any additional agents for any or all of such purposes; provided, that the Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Debt and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented for payment.

Section 7.3 Money for Debt Payments to be Held in Trust. All payments of amounts due and payable with respect to any Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Debt.

When the Issuer shall have a Paying Agent that is not also the Registrar, the Issuer furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents (other than a successor Trustee who shall automatically become the Paying Agent hereunder pursuant to Section 7.2) shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, that so long as the Secured Debt of any Class are rated by S&P, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of “A” or higher by S&P or a short-term rating of “A-1” by S&P or (ii) the S&P Rating Condition is satisfied. If such successor Paying Agent ceases to have a long-term debt rating of “A” or higher by S&P or a short-term debt rating of “A-1” by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Debt for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Debt in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Debt if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Debt and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Debt shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Debt have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of the Issuer. (a) The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware and shall obtain and preserve its qualification to do business as a company, in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Debt, or any of the Assets; provided, that the Issuer shall be entitled to change its jurisdiction of organization from the State of Delaware to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders, the Collateral Manager and to the Rating Agency, (iii) the S&P Rating Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b) The Issuer (i) shall ensure that all limited liability company or other formalities regarding its existence are followed, except where the failure to do so could not reasonably be expected to have a material adverse effect on the validity and enforceability of this Indenture, the Debt, or any of the Assets, and (ii) shall not have any employees (other than its officers to the extent such officers might be considered employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries, and (ii) except to the extent contemplated in the A&R LLC Agreement (x) the Issuer shall not (A) except as contemplated by the Offering Circular, any Transaction Document or the A&R LLC Agreement, engage in any transaction with any affiliate that would constitute a conflict of interest or (B) make distributions other than in accordance with the applicable terms of this Indenture and the A&R LLC Agreement, and (y) the Issuer shall, except when otherwise required for consolidated accounting purposes or tax purposes, (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements, (F) pay its own liabilities out of its own funds, (G) maintain an arm’s length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one Independent Manager.

Section 7.5 Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided, that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Debt hereunder and to:

(i) Grant more effectively all or any portion of the Assets;

(ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v) preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Debt in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s United States counsel to file without the Issuer’s signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes “all personal property of the Debtor now owned or hereafter acquired” as the Assets in which the Trustee has a Grant.

(b) The Trustee shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

Section 7.6 Opinions as to Assets. Within the six-month period preceding the fifth anniversary of the Closing Date (and every five years thereafter), the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel either (i) to the effect that, in the opinion of such counsel, such action has been taken (including without limitation with respect to the filing of any Financing Statements and continuation statements) as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or (ii) describing the filing of any Financing Statements and continuation statements that shall, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture.

Section 7.7 Performance of Obligations. (a) The Issuer shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture, as applicable, or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b) The Issuer shall notify the Rating Agency within 10 Business Days after it has received notice from any Noteholder or the Issuer of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 Negative Covenants. (a) The Issuer will not from and after the Closing Date (provided, that for purposes of this Section 7.8, any reference to “Asset” shall include Margin Stock):

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Debt (other than amounts withheld or deducted in accordance with the Code or any applicable laws of any jurisdiction);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Debt, this Indenture and the transactions contemplated hereby or (B) issue any additional class of Debt except in accordance with Sections 2.13 and 3.2;

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Debt except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v) amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii) pay any distributions other than in accordance with the Priority of Payments;

(viii) permit the formation of any subsidiaries or divide or permit any division of itself;

(ix) conduct business under any name other than its own;

(x) have any employees (other than their respective directors and managers to the extent they are employees);

(xi) sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Collateral Management Agreement; or

(xii) fail to maintain an independent special member under the A&R LLC Agreement.

(b) The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(c) Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Debt; provided, that this Section 7.8(c) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture.

Section 7.9 Statement as to Compliance. On or before September 17 in each calendar year commencing in 2026, or immediately if there has been a Default under this Indenture and prior to the issuance of any Additional Debt pursuant to Section 2.13, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, the Collateral Administrator, each Noteholder making a written request therefor and the Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10 Issuer May Consolidate, etc., Only on Certain Terms. The Issuer (the “Merging Entity”) shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a) the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the “Successor Entity”) (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided, that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Debt, the payments to the Issuer and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b) the Rating Agency shall have been notified in writing of such consolidation or merger and the Trustee shall have received written confirmation from the Rating Agency that its then-current ratings issued with respect to the Secured Debt then rated by the Rating Agency will not be reduced or withdrawn as a result of the consummation of such transaction;

(c) if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d) if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee and the Rating Agency an Officer’s certificate and an Opinion of Counsel each to the effect that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in sub-section (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of a supplemental indenture hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); if the Merging Entity is the Issuer, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Secured Debt and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Debt; and in each case as to such other matters as the Trustee or any Holder of Secured Debt may reasonably require; provided, that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;

(e) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(f) the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee;

(g) the Merging Entity shall have notified the Rating Agency of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Holder of Debt an Officer’s certificate and an Opinion of Counsel each to the effect that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such transaction will not (1) result in the Successor Entity becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code or (2) result in the Successor Entity being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

(h) the Merging Entity shall have delivered to the Trustee an Opinion of Counsel to the effect that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the 1940 Act.

Section 7.11 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving entity, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Secured Debt and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.12 No Other Business. The Issuer shall not have any employees (other than its trustees to the extent they are employees) and shall not engage in any business or activity other than issuing, selling, paying and redeeming the Debt and any Additional Debt issued pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party. If any Debt that is rated by the Rating Agency is Outstanding, the Issuer may amend or permit the amendment of the A&R LLC Agreement only if such amendment would satisfy the S&P Rating Condition.

Section 7.13 [Reserved].

Section 7.14 Annual Rating Review. (a) So long as any of the Secured Debt of any Class remain Outstanding, on or before September 17 in each year commencing in 2026, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Debt from S&P. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Debt has been, or is known will be, changed or withdrawn.

(b) The Issuer shall obtain and pay for an annual review of (i) any Collateral Obligation which has an S&P Rating derived as set forth in clause (c)(ii) of the definition of the term “S&P Rating” in Schedule 4 and (ii) any DIP Collateral Obligation.

Section 7.15 Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Calculation Agent. (a) The Issuer hereby agrees that for so long as any Class of Floating Rate Secured Debt remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the definition of Benchmark (the “Calculation Agent”). Pursuant to the Collateral Administration Agreement, the Issuer has appointed the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager on behalf of the Issuer, as described in sub-section (b), in respect of any Interest Accrual Period, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree that, as soon as possible after 5:00 a.m. New York time on each Interest Determination Date, but in no event later than 5:00 p.m. New York time on each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Secured Debt during the related Interest Accrual Period and the Secured Debt Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Secured Debt in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, Euroclear and Clearstream. The Calculation Agent will also specify if it has not determined and is not in the process of determining any such Interest Rate or Secured Debt Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

(c) None of the Trustee, Paying Agent or Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Rate (or other applicable Benchmark), (ii) to select or designate a Fallback Rate, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select or designate any modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. Neither the Trustee, Paying Agent, nor Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of the Term SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Collateral Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of the Term SOFR Rate as determined on the previous Interest Determination Date if so required under the definition of Term SOFR Rate. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Collateral Manager, including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Fallback Rate, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

(d) In connection with each Floating Rate Obligation, the Issuer (or the Collateral Manager on its behalf) is responsible in each instance to (i) monitor the status of the Term SOFR Rate or other applicable Benchmark, (ii) determine whether a substitute index should or could be selected, (iii) determine the selection of any such substitute index, and (iv) exercise any right related to the foregoing on behalf of the Issuer or any other Person, and none of the Trustee or the Collateral Administrator shall have any responsibility or liability therefor.

Section 7.17 Certain Tax Matters. (a) The Issuer will treat the Issuer and the Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) The Issuer has not and will not elect to be treated as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purposes and shall make any election or take any action necessary to avoid classification as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purposes.

(c) The Issuer will prepare and file (or will hire accountants and the accountants will prepare and file) for each taxable year of the Issuer any federal, state and local tax returns and reports required under the Code or any other applicable law, and will provide (or cause to be provided) to each Holder and beneficial owner of Debt any information that such Holder or beneficial owner reasonably requests in order for such Holder or beneficial owner to comply with its U.S. federal, state or local tax return filing and information reporting obligations; provided, for the avoidance of doubt, in the event the Issuer is treated as a partnership for U.S. federal income tax purposes, the Issuer shall provide each person who was a beneficial owner of a Subordinated Noteholder at any time during the relevant taxable year with an annual statement (including a Schedule K-1 to IRS Form 1065) indicating such beneficial owner’s allocable share of the Issuer’s tax items for such year taxable year.

(d) If the Issuer has purchased an interest and the Issuer is aware that such interest is a “reportable transaction” within the meaning of Section 6011 of the Code, and a Holder of any Debt that is required to be treated as equity for U.S. federal income tax purposes requests in writing information about any such transactions in which the Issuer is an investor, the Issuer shall provide, or cause its Independent accountants to provide, such information it has reasonably available that is required to be obtained by such Holder under the Code as soon as practicable after such request.

(e) Notwithstanding anything herein to the contrary, the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser, the Holders of the Debt and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Issuer, the Trustee, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f) Notwithstanding any provision herein to the contrary, the Issuer shall take, any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all withholding and tax payment obligations under Code Sections 1441, 1442, 1445, 1446, 1471, 1472, and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, (i) Issuer may withhold any amount that it or any advisor retained by it or by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person and (ii) if reasonably able to do so, the Issuer shall deliver or cause to be delivered an applicable United States Internal Revenue Service Form W-9 or successor applicable form and other properly completed and executed documentation, as it determines is necessary to permit the Issuer to receive payments without withholding or deduction or at a reduced rate of withholding or deduction.

(g) Upon written request, the Trustee and the Registrar shall, at the cost of the Issuer, provide to the Issuer, the Collateral Manager or any agent thereof in accordance with Section 14.3 any information specified by such parties regarding the Holders of the Debt and payments (other than privileged or confidential information or information restricted from disclosure by applicable law) on the Debt that is reasonably available to the Trustee or the Registrar, as the case may be, by reason of its acting in such capacity hereunder, and may reasonably be necessary for the Issuer to comply with FATCA. In connection with making the disclosure pursuant to this paragraph, neither the Trustee nor the Registrar shall have any liability for any such disclosure or the accuracy thereof.

(h) Upon the Issuer’s or the Trustee’s receipt of a written request of a Holder or written request of a Person certifying that it is an owner of a beneficial interest in a Note, delivered in accordance with the notice procedures of Section 14.3, for the information described in United States Treasury Regulations section 1.1275-3(b)(1)(i) that is applicable to such Holder or beneficial owner, the Issuer shall promptly cause its Independent accountants to provide such information to the Trustee, and the Trustee shall promptly provide such information to the requesting Holder or beneficial owner.

(i) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of section 7701(i) of the Code unless, based on an opinion or written advice from Cadwalader, Wickersham & Taft LLP or Winston & Strawn LLP, or an opinion of other nationally recognized U.S. tax counsel experienced in such matters, the ownership or such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(j) The initial capital of the Issuer shall be the sum of cash and the Value of other property contributed to the Issuer by the Initial Member. The Subordinated Noteholders may, but are not required to, contribute capital to the Issuer.

(k) In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, the Issuer shall maintain a Capital Account for each Subordinated Noteholder on the books of the Issuer.

(l) The Subordinated Noteholders shall not have the right to resign as a Subordinated Noteholder of the Issuer except as otherwise expressly provided herein or withdraw any amount from its Capital Account.

(m) The Issuer’s profits and losses shall be allocated to each Subordinated Noteholder in proportion to its Percentage Interest; provided, however, that, in the event the Issuer is treated as a partnership for U.S. federal income tax purposes, any allocation under this Section 7.17 shall be made in accordance with Section 704(b) and the Treasury Regulations promulgated thereunder. Any item of income, gain, loss or deduction of the Issuer shall be allocated among the Subordinated Noteholders for U.S. federal income tax purposes in the same manner the corresponding items of profits and losses were allocated under the previous sentence and in accordance with the principles of Section 704(c) and the Treasury Regulations promulgated thereunder.

(n) In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, distributions shall be made to each Subordinated Noteholder at the times and in the amounts determined by the Collateral Manager, in proportion to each Subordinated Noteholder’s Percentage Interest.

(o) In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, the “partnership representative” within the meaning of Section 6223(a) of the Code (the “Partnership Representative”) shall be the Subordinated Noteholder owning the largest Percentage Interest in the Issuer. The Partnership Representative (or, if applicable, its agent and attorney in fact), shall sign the Issuer’s tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount an characterization of any allocations or tax items described in this Indenture in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer’s sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and the Subordinated Noteholders and any other holder of equity in the Issuer (as determined for U.S. federal income tax purposes) in their capacity as partners in the Issuer. Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the “partners” (for U.S. federal income tax purposes) of the Issuer. The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provide pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof set forth in this Indenture. The Partnership Representative shall use commercially reasonably efforts to (i) if the Issuer is eligible, cause the Issuer to elect, pursuant to Section 6221(b) of the Code, that Section 6221(a) of the Code shall not apply to the Issuer or (ii) if the election in Section 6221(b) of the Code is not available, to the extent applicable, cause the Issuer to make the election under Section 6226(a) of the Code.

(p) The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Holder of Subordinated Notes (as determined for U.S. federal income tax purposes), in accordance with Section 704(b) of the Code and Treasury regulations section 1.704-1(b)(2)(iv).

(q) After giving effect to Section 7.17 (r) and Section 7.17(s), all Issuer items of income, gain, loss and deduction shall be allocated among the Holders of Subordinated Notes in a manner such that, after the allocation, each such Holder’s capital account is equal (as nearly as possible) to the amount that such Holder would receive from the Issuer if the Issuer (i) sold all of its assets for their Book Values, (ii) applied the proceeds to discharge Issuer liabilities at face amount (limited with respect to each nonrecourse liability to the Book Values of the assets securing such liability), and (iii) distributed the remaining proceeds in accordance with the provisions of this Indenture (other than this Section 7.17), minus the sum of such Holder’s share of “partnership minimum gain” (within the meaning of Treasury regulations section 1.704-2(b)(2)) and “partner nonrecourse debt minimum gain” (within the meaning of Treasury regulations section 1.704-2(i)(3)).

(r) (i) This Section 7.17(r)(i) incorporates by reference, as if fully set forth herein, the “minimum gain chargeback” requirement contained in Treasury regulations section 1.704-2(f), the “partner minimum gain chargeback” requirement contained in Treasury regulations section 1.704-2(i), and the “qualified income offset” requirement contained in Treasury regulations section 1.704-1(b)(2)(ii)(d).

(ii) In the event that any Holder of Subordinated Notes has a deficit capital account at the end of any Issuer taxable year that is in excess of the amount such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury regulations sections 1.704-2(g)(1) and 1.704-2(i)(5), such Holder will be allocated items of Issuer income and gain in the amount of such excess as quickly as possible. Notwithstanding the foregoing, an allocation pursuant to this Section 7.17(r)(ii) will be made only if and to the extent that such Holder would have a deficit capital account in excess of such amount after all other allocations provided for in this Section 7.17 have been tentatively made as if this Section 7.17 did not include this Section 7.17(r)(ii) or the “qualified income offset” requirement of Section 7.17(r)(i).

(iii) Nonrecourse deductions (within the meaning of Treasury regulations section 1.704-2(b)(1)) will be specially allocated to the Holders of Subordinated Notes in the same manner as if they were not nonrecourse deductions.

(iv) No Holder of Subordinated Notes will be allocated items of loss or deduction under Section 7.17(q) or Section 7.17(s) if such allocation would cause or increase a deficit balance in such Holder’s capital account as of the end of the Issuer taxable year to which such allocation relates, within the meaning of Treasury regulations section 1.704-1(b)(2)(ii)(d).

(s) It is the intent of the Issuer that, to the extent possible, all special allocations made pursuant to Section 7.17(r) be offset either with other special allocations made pursuant to Section 7.17(r) or with special allocations made pursuant to this Section 7.17(s). Therefore, notwithstanding any other provision of this Section 7.17 (other than Section 7.17(r)), offsetting special allocations of Issuer items of income, gain, loss and deduction will be made so that, after such offsetting allocations are made, the capital account balance of each Holder of Subordinated Notes is, to the extent possible, equal to the capital account balance such Holder would have had if the special allocations made pursuant to Section 7.17(r) were not part of this Section 7.17 and all Issuer items of income, gain, loss and deduction were allocated pursuant to Section 7.17(q).

(t) For U.S. federal, state and local income tax purposes, items of Issuer income, gain, loss, and deduction will be allocated among the Holders of Subordinated Notes in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17, except that items with respect to which there is a difference between adjusted tax basis and Book Value will be allocated in accordance with Section 704(c) of the Code using a method chosen by the Partnership Representative as described in Treasury regulations section 1.704-3.

(u) In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, the Partnership Representative is authorized to amend the allocations described in this Section 7.17 as necessary to ensure that all allocations made pursuant to this Section 7.17 are treated as having “substantial economic effect” within the meaning of Code Section 704.

(v) In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, the Partnership Representative may, in its sole discretion, cause the Issuer to make an election under Code Section 754.

(w) Upon the designation of an alternative Benchmark that causes the Debt to be deemed reissued for U.S. federal income tax purposes, the Issuer will cause its Independent accountants to comply with any requirements under United States Treasury Regulations section 1.1273-2(f)(9) (or any successor provision) including (as applicable), to (i) determine whether Debt that is subject to the designation of an alternative Benchmark is traded on an established market and (ii) if so traded, to determine the fair market value of such Debt and to make available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within ninety (90) days of the date that the new Debt is issued.

Section 7.18 Effective Date; Purchase of Additional Collateral Obligations. (a) The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Tests and the Coverage Tests.

(b) During the period from the Closing Date to and including the Effective Date, the Issuer will use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account, and second, any Principal Proceeds on deposit in the Collection Account and (ii) to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy, on the Effective Date, the Concentration Limitations, the Collateral Quality Tests and each Overcollateralization Ratio Test.

(c) Subject to Section 7.18(d), within 30 Business Days after the Effective Date (but in any event prior to the Determination Date relating to the first Payment Date), the Issuer (or the Collateral Manager on its behalf) (or, in the case of clause (ii)(y) below, the Collateral Administrator) will provide, (i) to S&P a Microsoft Excel file (“Excel Default Model Input File”) that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Manager shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), name of Obligor, coupon, spread (if applicable), reference rate floor (if applicable), LoanX identification number (if applicable), purchase price for any unsettled assets, legal final maturity date, average life, Principal Balance, identification as a Cov-Lite Loan or otherwise, settlement date, S&P Industry Classification, S&P Recovery Rate and identification of any First-Lien Last-Out Loans and (ii) (x) to the Rating Agency and the Trustee, a report identifying the Collateral Obligations, (y) to the Rating Agency, the Effective Date Report and the Effective Date Certificate, and (z) to the Trustee and the Collateral Administrator, (A) an Accountants’ Report (the “Accountants’ Effective Date Comparison AUP Report”) recalculating and comparing the obligor, outstanding principal balance, coupon/spread, stated maturity and S&P Rating with respect to each Collateral Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein, (B) an Accountants’ Report (the “Accountants’ Effective Date Recalculation AUP Report”) recalculating as of the Effective Date the level of compliance with, and satisfaction or non-satisfaction of (1) the Target Initial Par Condition, (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) each Collateral Quality Test (excluding the S&P CDO Monitor Test); and (C) specifying the procedures undertaken by them to review data and computations relating to such Accountants’ Reports. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’

Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post (or cause to be posted) such Form 15-E on the 17g-5 website. Copies of the Accountants’ Effective Date Recalculation AUP Report or any other agreed-upon procedures report provided by the Independent accountants to the Issuer, the Trustee or the Collateral Administrator will not be provided to any other party including the Rating Agency.

(d) If the S&P Rating Condition is not satisfied prior to the date 30 Business Days after the Effective Date (but in no event later than the Determination Date immediately preceding the first Payment Date) (such occurrence constituting an “S&P Rating Confirmation Failure”) then (A) the Issuer (or the Collateral Manager on the Issuer’s behalf) shall request S&P to confirm on or before the first Determination Date, that S&P will not reduce or withdraw its initial ratings of the Secured Debt and (B) if, by the first Determination Date, the Issuer (or the Collateral Manager on the Issuer’s behalf) has not obtained the confirmation from S&P as described in the preceding clause (A) of this paragraph, the Issuer (or the Collateral Manager on the Issuer’s behalf) will instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the first Payment Date, purchase additional Collateral Obligations in an amount sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to obtain from S&P written confirmation of its initial ratings of the Secured Debt; provided, that in lieu of complying with the preceding clauses (A) and (B), the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption), sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to obtain from S&P written confirmation of its initial ratings of the Secured Debt.

(e) Notwithstanding anything herein to the contrary, if the Issuer (or the Collateral Manager on the Issuer’s behalf) elects to direct a Special Redemption of the Secured Debt pursuant to clause (d) above, the Issuer may use amounts on deposit in the Principal Collection Subaccount to make such Special Redemption on any Business Day (other than a Payment Date) to the extent necessary to obtain from S&P its written confirmation of its initial ratings of the Secured Debt. Payments made in respect of the Secured Debt in connection with such Special Redemption shall be paid in accordance with the Secured Debt Payment Sequence. For the avoidance of doubt, such payments will be made without regard to the Priority of Payments. Amounts may not be transferred from the Interest Collection Subaccount to the Principal Collection Subaccount pursuant to clause (d) above if, after giving effect to such transfer, the amounts available pursuant to the Priority of Payments on the next succeeding Payment Date would be insufficient to pay the full amount of the accrued and unpaid interest on any Class of Secured Debt on such next succeeding Payment Date.

(f) The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith. Of the proceeds of the issuance of the Debt which are not applied to pay for the purchase of Collateral Obligations purchased by the Issuer on or before the Closing Date (including, without limitation, repayment of any amounts borrowed by the Issuer in connection with the purchase of Collateral Obligations prior to the Closing Date) or to pay other applicable fees and expenses, funds will be deposited in the Ramp-Up Account on the Closing Date in the amounts specified in writing to the Trustee by the Issuer. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(g) Weighted Average S&P Recovery Rate. The Collateral Manager may, at any time after the Closing Date, upon at least 5 Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator, elect to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test (the effective date specified by the Collateral Manager for such election, the “S&P CDO Monitor Election Date”); provided, that an S&P CDO Monitor Election Date may only occur once. On or prior to the later of (x) the S&P CDO Monitor Election Date and (y) the Effective Date, the Collateral Manager shall elect the Weighted Average S&P Recovery Rate that shall apply on and after such date to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and the Collateral Manager will so notify the Trustee and the Collateral Administrator. Thereafter, at any time during any S&P CDO Monitor Election Period on written notice to the Trustee, the Collateral Administrator and S&P, the Collateral Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations; provided, that if (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations but the Collateral Obligations would not be in compliance with the Weighted Average S&P Recovery Rate case to which the Collateral Manager desires to change, then such changed case shall not apply or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Section 2 of Schedule 4. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate in the manner set forth above, the Weighted Average S&P Recovery Rate chosen as of the S&P CDO Monitor Election Date or the Effective Date, as applicable, shall continue to apply.

(h) Compliance with the S&P CDO Monitor Test will be measured only during the Reinvestment Period and will be measured by the Collateral Manager on each Measurement Date; provided, however, that on each Measurement Date after the Effective Date occurring during any S&P CDO Monitor Election Period, after receipt by the Issuer of the S&P CDO Monitor, the Collateral Manager will be required to provide to the Collateral Administrator a report on the portfolio of Collateral Obligations containing such information as shall be reasonably necessary to permit the Collateral Administrator to calculate the Class Default Differential with respect to the Class A Notes (or, if the Class A Notes are no longer Outstanding, the most senior Class of Secured Debt Outstanding then rated by S&P) on such Measurement Date. In the event that the Collateral Manager’s measurement of compliance and the Collateral Administrator’s measurement of compliance show different results, the Collateral Manager and the Collateral Administrator shall be required to cooperate promptly in order to reconcile such discrepancy.

Section 7.19 Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i) The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are created under, or permitted by, this Indenture and any other Permitted Liens.

(ii) Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC.

(v) This Indenture creates a valid and continuing security interest (as defined in Section 1-201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer.

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i) Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Securities Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e) The Issuer agrees to notify the Collateral Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures Without Consent of Holders of Debt. (a) Without obtaining the consent of the Holders of any Debt (except any consent specified below) but with the written consent of the Collateral Manager, at any time and from time to time subject to Section 8.3, the Issuer and the Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Debt;

(ii) (A) to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties, or to surrender any right or power herein conferred upon the Issuer or (B) with the unanimous written consent of the Holders of the Subordinated Notes, to surrender any right or power conferred upon the Holders of the Subordinated Notes;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi) to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii) to remove restrictions on resale and transfer of Notes to the extent not required under clause (vi) above;

(viii) to make such changes (including the removal and appointment of any listing agent) as shall be necessary or advisable in order for any of the Notes to be listed on an exchange;

(ix) to correct or supplement any inconsistent or defective provisions herein, to cure any ambiguity, omission or errors herein;

(x) to conform the provisions of this Indenture to the Offering Circular;

(xi) to take any action necessary, advisable, or helpful to prevent the Issuer, the Trustee or the holders of any Debt from being subject to (or to otherwise reduce) withholding or other taxes, fees or assessments, or to reduce the risk of the Issuer being subject to U.S. federal, state or local income tax on a net income basis (including any tax liability under Section 1446 of the Code);

(xii) (A) to permit the Issuer to issue replacement loans or securities or other indebtedness in connection with a Refinancing, and to make such other changes as shall be necessary to facilitate a Refinancing or (B) with the consent of the Collateral Manager and the Retention Holder, to permit the Issuer to issue, Additional Debt of any one or more existing Classes of Debt, and to make such other changes as shall be necessary to facilitate such issuance of Additional Debt; provided, that notwithstanding anything herein to the contrary, no consent shall be required from any Person in connection with an additional issuance, directed by the Collateral Manager for the purpose of compliance with the U.S. Risk Retention Rules or the EU/UK Retention Requirements;

(xiii) to modify the procedures herein relating to compliance with Rule 17g-5 of the Exchange Act;

(xiv) to accommodate the issuance of the Notes in book-entry form through the facilities of the depository or otherwise;

(xv) to take any action necessary or advisable to prevent the Issuer or the pool of Assets from being required to register under the 1940 Act, or to avoid any requirement that the Collateral Manager or any Affiliate consolidate the Issuer on its financial statements for financial reporting purposes (provided, that no Holders are materially adversely affected thereby);

(xvi) to reduce the permitted Minimum Denomination of the Notes (other than the Subordinated Notes);

(xvii) to change the date on which reports are required to be delivered under this Indenture;

(xviii) to modify Section 3.3 or Section 7.19 to conform with applicable law;

(xix) with the consent of a Majority of the Controlling Class, to evidence any waiver or elimination by the Rating Agency of any requirement or condition of the Rating Agency set forth herein;

(xx) with the consent of a Majority of the Controlling Class, to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by the Rating Agency or any use of the Rating Agency’s credit models or guidelines for ratings determination) relating to collateral debt obligations in general published by the Rating Agency;

(xxi) to modify any defined term in Section 1.1 or any Schedule to this Indenture that begins with or includes the word “S&P” (other than the defined term “S&P Rating Condition”); provided, that either (x) the S&P Rating Condition is satisfied or (y) the consent to such supplemental indenture has been obtained from a Majority of the Controlling Class (such consent not to be unreasonably withheld, delayed or conditioned);

(xxii) to change the name of the Issuer in connection with the change in name or identity of the Collateral Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xxiii) to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted by regulatory agencies of the United States federal government, member state of the European Economic Area, stock exchange authority, listing agent, transfer agent or additional registrar after the Closing Date that are applicable to the Debt or the transactions contemplated by this Indenture or the Offering Circular, including, without limitation, the U.S. Risk Retention Rules, any applicable requirements of the Securitization Regulations, securities laws or the Dodd-Frank Act and all rules, regulations, and technical or interpretive guidance thereunder, or any amendment in relation to the Volcker Rule (except as otherwise provided in clause (xxiv) below) as determined by the Issuer based upon the written advice of nationally recognized counsel experienced in such matters;

(xxiv) to amend, modify or otherwise change the provisions of this Indenture so that (A) the Issuer is not a “covered fund” under the Volcker Rule, (B) the Secured Debt is not considered to constitute “ownership interests” under the Volcker Rule or (C) ownership of the Secured Debt will otherwise be exempt from the Volcker Rule;

(xxv) with the consent of a Majority of the Controlling Class, to modify the definition of “Credit Improved Obligation” or “Credit Risk Obligation” in a manner not materially adverse to any holders of any Class of Secured Debt as evidenced by a Responsible Officer’s certificate of the Collateral Manager to the effect that such modification would not be materially adverse to the holder of any Class of Secured Debt;

(xxvi) to permit the Issuer to enter into any additional agreements not expressly prohibited by this Indenture as well as any amendment, modification or waiver thereof if the Issuer determines that such additional agreement, amendment, modification or waiver would not, upon or after becoming effective, materially and adversely affect the rights or interests of holders of any Class of Secured Debt; provided, that (A) any such additional agreement shall include customary limited recourse and non-petition provisions; and (B) either (x) the consent to such supplemental indenture has been obtained from a Majority of the Controlling Class or (y) the Trustee receives an Opinion of Counsel with respect to whether the interests of holders of any Class of Secured Debt would be materially and adversely affected (which opinion may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion);

(xxvii) to make such other changes as the Issuer deems appropriate that do not materially and adversely affect the Holders of the Debt as evidenced by an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager;

(xxviii) to take any action necessary or advisable for any Bankruptcy Subordination Agreement; and to (A) issue new Secured Debt in respect of, or issue one or more new sub-classes of, any Class of Secured Debt, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable) in connection with any Bankruptcy Subordination Agreement; provided, that any sub-class of a Class of Secured Debt issued pursuant to this clause shall be issued on identical terms as, and rank pari passu in all respects with, the existing Secured Debt of such Class and (B) provide for procedures under which beneficial owners of such Class that are not subject to a Bankruptcy Subordination Agreement, may take an interest in such new Secured Debt or sub-class(es); and

(xxix) to make any Benchmark Conforming Changes.

Section 8.2 Supplemental Indentures With Consent of Holders of Debt. (a) With the written consent of the Collateral Manager, a Majority of the Debt of each Class materially and adversely affected thereby, if any, the Trustee and the Issuer may execute one or more supplemental indentures to add provisions to, or change in any manner or eliminate any provisions of, this Indenture or modify in any manner the rights of the Holders of the Debt under this Indenture; provided, that without the consent of each Holder of each Class of Debt materially and adversely affected thereby, no such supplemental indenture described above (unless executed pursuant to a Reset Amendment) may:

(i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Debt or of any distribution on the Subordinated Notes, reduce the principal amount thereof or the rate of interest thereon (other than in connection with the adoption of a Fallback Rate) or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Debt, or change the earliest date on which the Debt of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Debt or distributions on the Subordinated Notes, or change any place where, or the coin or currency in which, Secured Debt or the principal thereof or interest or any distribution thereon (or, with respect to the Subordinated Notes, distributions thereon) is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class of Secured Debt whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii) materially impair or adversely affect the Assets except as otherwise permitted herein;

(iv) except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Debt of the security afforded by the lien of this Indenture;

(v) reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class of Debt whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or Section 5.5;

(vi) modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Class A Notes, Class B Notes or Subordinated Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Class A Note Outstanding, Class B Notes Outstanding or Subordinated Notes Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii) modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 11.1(a); or

(viii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Debt (other than in connection with the adoption of a Fallback Rate) or any amount available for distribution to the Holders of the Subordinated Notes, or to affect the rights of the Holders of any Debt to the benefit of any provisions for the redemption of such Debt contained herein.

(b) With respect to any supplemental indenture which, by its terms (x) provides for an Optional Redemption (including with Refinancing Proceeds) of all, but not less than all, Classes of the Secured Notes in whole, but not in part, and (y) is consented to by the Holders of at least a Majority of the Subordinated Notes (the “Requisite Subordinated Noteholders”), notwithstanding anything to the contrary contained herein, the Requisite Subordinated Noteholders may, without regard to any other noteholder consent requirement specified in this Indenture, cause such supplemental indenture to also (a) effect an extension of the end of the

Reinvestment Period, (b) establish a non-call period for the replacement notes or loans issued to replace such Secured Notes or prohibit a future refinancing of such replacement notes or loans, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of such replacement notes or loans that is later than the Stated Maturity of the Secured Notes, (e) effect an extension of the Stated Maturity of the Subordinated Notes, and/or (f) make any other supplements or amendments to this Indenture that would otherwise be subject to the noteholder consent rights of this Indenture (a “Reset Amendment”); provided that such supplemental indenture may not, by its terms, disproportionately and adversely affect the Holders of Subordinated Notes not consenting to such Reset Amendment. For the avoidance of doubt, Reset Amendments are not subject to any noteholder consent or notice requirements that would otherwise apply to supplemental indentures described in this Indenture.

The Issuer and the Trustee may, pursuant to clause (xii) of Section 8.1(a) and as described in Section 9.2, without regard to the provisions of this Section 8.2, enter into a supplemental indenture to reflect the terms of a Refinancing upon a redemption of the Secured Debt in whole but not in part, including to make any supplements or amendments to this Indenture that would otherwise be subject to the provisions of the immediately preceding paragraph, with the consent of the Collateral Manager. The Issuer shall deliver a copy of any such supplemental indenture to the Holders prior to the execution of any such supplemental indenture.

Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Secured Debt has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any Holder of any Secured Debt of such Class will not be required with respect to such supplemental indenture, and no such Holder may claim to be materially and adversely affected thereby.

Section 8.3 Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. No amendment to this Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

(b) Notwithstanding anything to the contrary in Section 8.3(d) below, in the case of any supplemental indenture described in (x) Section 8.1(a)(xii) effecting a Refinancing or (y) any supplemental indenture to which the Holders of each Outstanding Class of Secured Debt have provided their consent: (i) such supplemental indenture shall not be subject to the satisfaction of the S&P Rating Condition, (ii) the Trustee shall not be required to provide notice of such supplemental indenture to the Rating Agency and (iii) the Trustee shall not be required to request written confirmation from the Rating Agency that the S&P Rating Condition has been satisfied. Notwithstanding the foregoing, the Trustee shall subsequently provide to the Rating Agency a copy of any supplemental indenture described in the immediately preceding sentence.

(c) The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether the interests of any holder of Debt would be materially and adversely affected by the modifications set forth in any supplemental indenture, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate. The Trustee shall not be liable for any determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to the Trustee as described herein.

(d) The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(e) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel. Such determination shall, in each case, be conclusive and binding on all present and future Holders and beneficial owners.

(f) At the cost of the Issuer, for so long as any Secured Debt shall remain Outstanding, not later than 10 Business Days (or, with respect to a supplemental indenture entered into pursuant to Section 8.1(a)(xii), 5 Business Days) prior to the execution of any proposed supplemental indenture, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator and the Holders of Debt a copy of such proposed supplemental indenture. At the cost of the Issuer, for so long as any Class of Secured Debt shall remain Outstanding and such Class is rated by the Rating Agency, the Trustee shall provide to the Rating Agency a copy of any proposed supplemental indenture at least 10 Business Days (or, with respect to a supplemental indenture entered into pursuant to Section 8.1(a)(xii), 5 Business Days) prior to the execution thereof by the Trustee (unless such period is waived by the Rating Agency) and a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notices, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture. In the case of a supplemental indenture to be entered into pursuant to Section 8.1(a)(xii) relating to a Refinancing of all Secured Debt, the foregoing notice periods shall not apply and a copy of the proposed supplemental indenture shall be included in the notice of Optional Redemption given to each holder of Debt under Section 9.2; and, upon execution of the supplemental indenture, at the cost of the Issuer, a copy thereof shall be delivered to the Rating Agency and each Holder of Debt.

(g) It shall not be necessary for the holders of the requisite Debt to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holder to such proposed supplemental indenture is required, that such Holder shall approve the substance thereof.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Debt to Supplemental Indentures. Debt authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Debt originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Debt, so modified as to conform in the opinion of the Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Debt.

Section 8.6 Hedge Agreements. The Issuer and the Trustee shall not enter into any supplemental indenture that permits the Issuer to enter into a Hedge Agreement unless the S&P Rating Condition is satisfied with respect thereto and the Issuer obtains (a) written advice of counsel that such Hedge Agreement will not cause any person to be required to register as a “commodity pool operator” (within the meaning of the Commodity Exchange Act) with the Commodity Futures Trading Commission in connection with the Issuer and (b) the consent of a Majority of the Controlling Class.

ARTICLE IX

REDEMPTION OF DEBT

Section 9.1 Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Debt pursuant to the Priority of Payments.

Section 9.2 Optional Redemption. (a) The Secured Debt shall be redeemable by the Issuer at the direction of the Collateral Manager as follows: (i) the Secured Debt shall be redeemed in whole in order of seniority (with respect to all Classes of Secured Debt) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds, Contributions of Cash, Refinancing Proceeds and/or any other amounts available in accordance with this Indenture or (ii) the Secured Debt shall be redeemed in part by Class from Refinancing Proceeds, Contributions of Cash, Partial Refinancing Interest Proceeds and/or any other amounts available in accordance with this Indenture on any Business Day after the end of the Non-Call Period as long as the Class of Secured Debt to be redeemed represents not less than the entire Class of such Secured Debt. In connection with any such redemption, the Secured Debt shall be redeemed at the applicable Redemption Prices and the Collateral Manager must provide the above described direction to the Issuer and the Trustee not later than 15 days (or such shorter period of time as the Collateral Manager and the Trustee find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided, that all Secured Debt to be redeemed must be redeemed simultaneously.

(b) In connection with a redemption of Secured Debt in whole (other than from Refinancing Proceeds) pursuant to Section 9.2(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Debt to be redeemed and to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Management Fees due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Debt and to pay such fees and expenses, the Secured Debt may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c) The Subordinated Notes may be redeemed, in whole but not in part, on any Business Day on or after the redemption of the Secured Debt in full, at the written direction of the Collateral Manager or a Majority of the Subordinated Notes (with the consent of the Collateral Manager).

(d) In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(b), the Secured Debt may be redeemed or repaid, as applicable (at the direction of the Collateral Manager), on any Business Day after the expiration of the Non-Call Period in whole from Refinancing Proceeds, Contributions of Cash, Sale Proceeds and/or any other amounts available in accordance with this Indenture or in part by Class from Refinancing Proceeds, Contributions of Cash and/or Partial Refinancing Interest Proceeds as provided in Section 9.2(a)(ii) by a Refinancing; provided, that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager, the Issuer and the Holders of a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.

(e) In the case of a Refinancing upon a redemption of the Secured Debt in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, any amounts in the Supplemental Reserve Account, all or a specified (as determined by the Issuer or the Collateral Manager on its behalf) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(L), all Sale Proceeds, if any, from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, Contributions of Cash and all other available funds will be at least sufficient to redeem simultaneously the Secured Debt then required to be redeemed, in whole but not in part (subject to any election to receive less than 100% of Redemption Price as noted below), and to pay all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) the Refinancing Proceeds, any amounts in the Supplemental

Reserve Account, all or a specified (as determined by the Issuer or the Collateral Manager on its behalf) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(L), all Sale Proceeds, if any, Contributions of Cash and other available funds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i) and (iv) the Collateral Manager consents to such Refinancing.

(f) In the case of a Refinancing upon a redemption of the Secured Debt in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if: (i) the Trustee (at the direction of the Issuer or the Collateral Manager on behalf of the Issuer) has given prior written notice of the Refinancing to the Rating Agency, (ii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of Cash, any amounts in the Supplemental Reserve Account, all or a specified (as determined by the Issuer or the Collateral Manager on its behalf) portion of Interest Proceeds that are otherwise payable pursuant to Section 11.1(a)(i)(L) will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Debt subject to Refinancing and/or any other amounts available in accordance with this Indenture, (iii) the Refinancing Proceeds, the Partial Refinancing Interest Proceeds, Contributions of Cash, any amounts in the Supplemental Reserve Account and all or a specified (as determined by the Issuer or the Collateral Manager on its behalf) portion of Interest Proceeds that is otherwise payable pursuant to Section 11.1(a)(i)(L) are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.7(i), (v) the aggregate principal amount of any obligations providing the Refinancing is equal to the aggregate principal amount of the Secured Debt being redeemed with the proceeds of such obligations; provided that, for each Class of Secured Debt not subject to such Refinancing, the Aggregate Outstanding Amount of all obligations providing such Refinancing that rank senior to such Class of Secured Debt is less than or equal to the Aggregate Outstanding Amount of the Secured Debt being redeemed with the proceeds of such obligations that were Priority Classes with respect to such Secured Debt, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Debt being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds (except for expenses owed to Persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable pursuant to Section 11.1(a)(i)(H), Section 11.1(a)(ii)(I) and Section 11.1(a)(iii)(H)), (viii) the spread over the Benchmark (or in the case of the Fixed Rate Secured Debt, if any, the Interest Rate) of any obligations providing the Refinancing will not be greater than the spread over the Benchmark (or in the case of the Fixed Rate Secured Debt, if any, the Interest Rate) of the Secured Debt subject to such Refinancing (provided, that (A) any Class of Floating Rate Secured Debt may be refinanced with obligations that bear interest at a fixed rate so long as the fixed rate of the obligation is less than the Benchmark (determined as of the date that is two Business Days prior to the applicable Redemption Date) plus the applicable margin with respect to such class of notes, (B) any Class of Fixed Rate Secured Debt, if any, may be refinanced with obligations that bear interest at a floating rate so long as the floating rate of the obligation is less than the applicable Interest Rate with respect to such Class of Fixed Rate Secured Debt if any, and (C) if more than one Class of Secured Debt is subject to a Refinancing, the spread over the Benchmark (or in the case of the Fixed Rate Secured Debt, if any, the Interest Rate) of the obligations providing the Refinancing for a Class of Secured Debt may be greater than the spread over the Benchmark (or in the case of the Fixed Rate Secured Debt, if any, the Interest Rate) for such Class of Secured Debt subject to Refinancing so long as either (x) no Class of Non-Refinanced Secured Debt exists or (y) if a Class of Non-Refinanced Secured Debt exists, then (I) the S&P Rating Condition is satisfied and (II) unless 100% of the Aggregate Outstanding Amount of any such Class consents to such Refinancing, the weighted average of the spread over the Benchmark (or in the case of the Fixed Rate Secured Debt, if any, the Interest Rate) of the obligations comprising the Refinancing that are senior to a Class of Non-Refinanced Secured Debt (based on the aggregate principal amount of the applicable Classes of Secured Debt subject to Refinancing) is equal to or less than the weighted average of the spread over the Benchmark (or in the case of the Fixed Rate Secured Debt, if any, the Interest Rate) with respect to the Classes of Secured Debt being refinanced (based on the aggregate principal amount of each such Classes) that are senior to such Class of Non-Refinanced Secured Debt), (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Debt being refinanced and (x) the Collateral Manager consents to such Refinancing.

(g) The Holders of the Subordinated Notes will not have any cause of action against any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Trustee (at the direction of the Issuer) shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing (including as necessary to satisfy the S&P Rating Condition) and no consent for such amendments shall be required from the Holders of Secured Debt. The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Effective Date AUP Reports required pursuant to Section 7.18).

(h) In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 10 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Debt to be redeemed on such Redemption Date and the applicable Redemption Prices; provided, that failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default or Failed Optional Redemption.

(i) In connection with any Optional Redemption of the Secured Debt in whole, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt and such lesser amount shall be the “Redemption Price.”

(j) In connection with a Refinancing pursuant to which all Classes of Secured Debt are being refinanced or are no longer outstanding, the Collateral Manager may, without the consent of any Person, including any Holder, designate Principal Proceeds up to the Excess Par Amount as Interest Proceeds (“Designated Excess Par”).

Section 9.3 Tax Redemption. (a) The Debt shall be redeemed in whole but not in part on any Business Day (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices at the written direction (delivered to the Trustee) of (x) a Majority of any Affected Class or (y) a Majority of the Subordinated Notes, in either case following the occurrence and continuation of a Tax Event.

(b) In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Debt may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Debt.

(c) Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and the Rating Agency thereof.

(d) If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Debt and the Rating Agency thereof.

Section 9.4 Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2, the direction of the Collateral Manager shall be provided to the Issuer and the Trustee not later than 15 days (or such shorter period of time as the Collateral Manager and the Trustee find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such direction). In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by the Trustee by overnight delivery service (or through the applicable procedures of DTC), postage prepaid, mailed not later than five Business Days prior to the applicable Redemption Date, to each Holder of Debt, at such Holder’s address in the Register, and the Rating Agency.

(b) All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Notes to be redeemed;

(iii) all of the Secured Debt that are to be redeemed are to be redeemed in full and that interest on such Secured Debt shall cease to accrue on the Business Day specified in the notice;

(iv) the place or places where Notes are to be surrendered or cancelled for payment of the Redemption Prices, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2; and

(v) in the case of an Optional Redemption if all Secured Notes are being redeemed, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2 for purposes of surrender.

(c) The Issuer may withdraw any such notice of redemption delivered pursuant to Section 9.2 up to the second Business Day prior to the proposed Redemption Date by written notice to the Trustee. At least three Business Days before any scheduled Redemption Date, the Issuer (or the Collateral Manager on behalf of the Issuer) may, by written notice to the Trustee (who shall forward such notice to the Holders of Debt and the Rating Agency), elect to postpone such scheduled Redemption Date by up to 15 Business Days.

(d) Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Debt selected for redemption shall not impair or affect the validity of the redemption of any other Debt.

(e) Unless Refinancing Proceeds are being used to redeem the Secured Debt in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Debt may be optionally redeemed unless (i) at least five Business Days (or such shorter period of time as the Collateral Manager finds reasonably acceptable) before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in a form reasonably satisfactory to the Trustee (which may be in the form of a Responsible Officer’s certificate of the Collateral Manager), that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions to sell (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments, and redeem the applicable Class of Secured Debt on the scheduled Redemption Date at the applicable Redemption Prices, (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of expected proceeds from the sale of Eligible Investments, Collateral Obligations and any other Assets shall exceed the sum of (x) the aggregate Redemption Prices of the applicable Class of Secured Debt and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) and Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments, (iii) at least one Business Day before the scheduled Redemption Date, the Collateral Manager has furnished to the Trustee evidence in form reasonably satisfactory to the Trustee that the Collateral Manager (or an Affiliate or agent thereof) has priced but not yet closed another collateralized loan obligation transaction or similar transaction, the net proceeds of which will at least equal, in each case, an amount sufficient, together with the proceeds from the Eligible Investments (maturing on or prior to the scheduled Redemption Date) and (without duplication) any cash to be applied to such redemption and (without duplication) the aggregate amount of the expected proceeds from the sale of the Assets and Eligible Investments not later than the Business Day immediately preceding the scheduled Redemption Date, (A) to pay all Administrative Expenses payable under the Priority of Payments (regardless of the Administrative Expense Cap), (B) to pay any accrued and unpaid Management Fees and (C) to redeem such Secured Debt in whole but not in part on the scheduled Redemption Date at the applicable Redemption Prices or (iv) at least one Business Day before the scheduled Redemption Date, the Collateral Manager has furnished to the Trustee evidence in form reasonably satisfactory to the Trustee that the Issuer possesses adequate Interest Proceeds and Principal Proceeds to pay the amounts specified in clause (iii) above. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any holder of Debt, the Collateral Manager or any of their Affiliates or accounts managed thereby or by any of their respective affiliates shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

(f) If a Class or Classes of Secured Debt is redeemed in connection with a Refinancing in part by Class, Refinancing Proceeds, together with Partial Refinancing Interest Proceeds, and/or Contributions of Cash, shall be used to pay the Redemption Price(s) of such Class or Classes of Secured Debt without regard to the Priority of Payments.

Section 9.5 Debt Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Debt to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Secured Debt shall cease to bear interest on the Redemption Date. Upon final payment on any Debt to be so redeemed, the Holder shall present and surrender any Debt at the place specified in the notice of redemption on or prior to such Redemption Date; provided, that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Debt, then, in the absence of notice to the Issuer or the Trustee that the applicable Debt has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Debt and payments in respect of Subordinated Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Debt, or one or more predecessor Debt, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b) If any Secured Debt called for redemption shall not be paid upon surrender thereof for redemption or prepayment, as applicable, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Debt remains Outstanding; provided, that the reason for such non-payment is not the fault of such Holder of Secured Debt.

Section 9.6 Special Redemption. Principal payments on the Secured Debt shall be made in part in accordance with the Priority of Payments on any Payment Date (i) after the end of the Non-Call Period and prior to the end of the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations or (ii) after the Effective Date, if the Collateral Manager notifies the Trustee that a redemption is required pursuant to Section 7.18 in order to obtain from S&P its written confirmation of its Initial Ratings of the applicable Secured Debt (in each case, a “Special Redemption”). On the first Payment Date (and all subsequent Payment Dates) following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing as applicable either (1) Principal Proceeds which the Collateral Manager has determined cannot be reinvested in additional Collateral Obligations or (2) if the Effective Date has occurred, Interest Proceeds and Principal Proceeds available therefor in accordance with the Priority of Payments on each Payment Date until the Issuer obtains confirmation from S&P of its initial ratings of the Secured Debt (such amount, a “Special Redemption Amount”) will be available to be applied in accordance with the Priority of Payments. Notice of payments pursuant to this Section 9.6 shall be given not less than (x) in the case of a Special Redemption described in clause (i) above, three Business Days prior to the applicable Special Redemption Date and (y) in the case of a Special Redemption described in clause (ii) above, one Business Day prior to the applicable Special Redemption Date, in each case by facsimile, email transmission or first class mail, postage prepaid, to each Holder of Secured Debt affected thereby at such Holder’s facsimile number, email address or mailing address in the Register, and to the Rating Agency.

Section 9.7 [Reserved].

Section 9.8 [Reserved].

Section 9.9 Clean-Up Call Redemption. (a) At the written direction of the Collateral Manager in its sole discretion (which direction shall be given so as to be received by the Issuer, the Trustee and the Rating Agency not later than 30 days prior to the proposed Redemption Date specified in such direction), the Secured Debt will be subject to redemption by the Issuer, in whole but not in part (a “Clean-Up Call Redemption”), at the Redemption Price therefor, on any Business Day after the Non-Call Period if the Collateral Principal Amount is less than 20% of the Target Initial Par Amount.

(b) Upon receipt of notice from the Collateral Manager directing the Issuer to effect a Clean-Up Call Redemption and subject to any transfer restriction, the Issuer (or, at the written direction and expense of the Issuer, the Trustee on its behalf) will offer to the Collateral Manager and any other Person identified by the Issuer or the Collateral Manager the right to bid to purchase the Collateral Obligations at a price not less than the Clean-Up Call Purchase Price. Any Clean-Up Call Redemption is subject to (i) the sale of the Collateral Obligations by the Issuer to the highest bidder therefor pursuant to the immediately preceding sentence on or prior to the third Business Day immediately preceding the related Redemption Date, for a purchase price in cash (the “Clean-Up Call Purchase Price”) payable prior to or on the Redemption Date at least equal to the greater of (1) the sum of (a) the sum of the Redemption Prices of the Secured Debt,

plus (b) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments prior to distributions to the Holders of the Subordinated Notes, minus (c) all other Assets available for application in accordance with the Priority of Payments on the Redemption Date and (2) the Market Value of such Assets being purchased, and (ii) the receipt by the Trustee from the Collateral Manager, prior to such purchase, of certification from the Collateral Manager that the sum so received satisfies clause (i). Upon receipt by the Trustee of the certification referred to in the preceding sentence, the Trustee (pursuant to written direction from, and at the expense of, the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets upon payment in immediately available funds of the Clean-Up Call Purchase Price. The Trustee shall deposit such payment into the applicable sub-account of the Collection Account in accordance with the instructions of the Collateral Manager.

(c) Upon receipt from the Collateral Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date (as specified in the direction delivered pursuant to clause (a) above) and the Record Date for any redemption pursuant to this Section 9.9 and give written notice thereof to the Trustee (which shall forward such notice to the Holders), the Collateral Administrator, the Collateral Manager and the Rating Agency not later than 15 Business Days prior to the proposed Redemption Date.

(d) Any notice of Clean-Up Call Redemption may be withdrawn by the Issuer up to two Business Days prior to the related scheduled Redemption Date by written notice to the Trustee, the Rating Agency and the Collateral Manager only if amounts equal to the Clean-Up Call Purchase Price are not received in full in immediately available funds by the third Business Day immediately preceding such Redemption Date. Notice of any such withdrawal of a notice of Clean-Up Call Redemption shall be given by the Trustee at the expense of the Issuer to each Holder of Secured Debt to be redeemed at such Holder’s address in the Register, by overnight delivery service (or through the applicable procedures of DTC).

(e) On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Purchase Price shall be distributed pursuant to the Priority of Payments.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Money. (a) Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Secured Debt and shall apply it as provided herein. Each Account shall be established and maintained (I) with a federal or state-chartered depository institution having a long term issuer credit rating of at least “A” and a short term issuer credit rating of at least “A-1” by S&P (or a long term issuer credit rating of at least “A+” by S&P if such institution has no short-term issuer credit rating) or (II) in segregated trust accounts with the corporate trust department of a federal or state-chartered depository institution having a long term issuer credit rating of at least “BBB+” by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), and if such institution’s rating falls below the ratings required by clause (I) or (II) above, as applicable, the assets held in such Account shall be moved within 30 calendar days to another institution that has ratings that satisfy such requirements; provided, however, that for the avoidance of doubt, UMB Bank, National Association, in its capacity as securities intermediary, need not satisfy the preceding rating requirements so long as all funds credited to the Accounts are deposited with and held by an institution meeting such ratings requirements. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary capacity.

Section 10.2 Collection Account. (a) In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian three segregated trust subaccounts, one of which will be designated the “Pass-Through Collection Subaccount”, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of the Trustee, for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All distributions in respect of the Collateral Obligations shall be received into the Pass-Through Collection Subaccount and, upon identification by the Collateral Manager as Interest Proceeds or Principal Proceeds in accordance with the terms hereof, shall be withdrawn from the Pass-Through Collection Subaccount and deposited into the Interest Collection Subaccount or the Principal Collection Subaccount, as applicable. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Interest Collection Subaccount and the Principal Collection Subaccount, as applicable, pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Interest Collection Subaccount and the Principal Collection Subaccount, as applicable, shall be reinvested pursuant to Section 10.6(a).

(b) The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided, that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c) At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee (with a copy to the Collateral Administrator) to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided, that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in Section 11.1(a)(i)(A) as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap. In addition, the Issuer may use Interest Proceeds, amounts designated for a Permitted Use or Principal Proceeds on deposit in the Collection Account to acquire an Equity Security or a Workout Loan, in each case, in accordance with Section 12.2.

(e) The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date and on any Redemption Date and, in the case of proceeds received in connection with a Refinancing of the Secured Debt in whole, on the date of receipt thereof, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, transfer from amounts on deposit in the Interest Collection Subaccount to the Principal Collection Subaccount, amounts necessary for application pursuant to Section 7.18(e).

(g) In connection with a Refinancing in part by Class of one or more Classes of Secured Debt, the Collateral Manager on behalf of the Issuer may direct the Trustee (with a copy to the Collateral Administrator) to apply Partial Refinancing Interest Proceeds from the Interest Collection Subaccount on the date of a Refinancing of one or more Classes of Secured Debt to the payment of the Redemption Price(s) of the Class or Classes of Secured Debt subject to Refinancing without regard to the Priority of Payments.

(h) The Collateral Manager on behalf of the Issuer may apply Interest Proceeds or Principal Proceeds on deposit in the Collection Account to acquire a Workout Loan or Equity Security in accordance with Section 12.2(c) and 12.2(d). Any such application of Interest Proceeds or Principal Proceeds may include a deposit into the Revolver Funding Account in accordance with Sections 1.3(v) and 10.4.

(i) On any Business Day occurring during the period commencing on the Effective Date and ending on (and including) the second Determination Date, so long as a Special Redemption is not required, the Trustee (at the direction of the Collateral Manager) shall transfer from the Principal Collection Subaccount into the Interest Collection Subaccount, as Interest Proceeds, an amount (the “Designated Principal Proceeds”) designated by the Collateral Manager, subject to the Effective Date Interest Deposit Restriction.

Section 10.3 Transaction Accounts. (a) Payment Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Secured Debt and, if applicable, distributions on the Subordinated Notes, in each case, in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Securities Account Control Agreement. The Issuer hereby directs that the Amounts in the Payment Account shall remain uninvested.

(b) Custodial Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. All Collateral Obligations, Workout Loans and Equity Securities shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. For the avoidance of doubt, the Issuer hereby directs that the amounts held in the Custodial Account shall remain uninvested.

(c) Ramp-Up Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee in writing to deposit the amount specified in Section 3.1(xi)(A) to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b). On any Business Day occurring during the period commencing on the Effective Date and ending on (and including) the second Determination Date, so long as a Special Redemption is not required, the Trustee shall transfer from amounts remaining in the Ramp-Up Account (excluding any proceeds that will be used to settle binding commitments entered into prior to the Effective Date) into the Interest Collection Subaccount as Interest Proceeds an amount (the “Designated Unused Proceeds”) designated by the Collateral Manager subject to the Effective Date Interest Deposit Restriction. On the second Determination Date or upon the occurrence of an Event of Default (and excluding any proceeds that will be used to settle binding commitments entered into prior to such date), the Trustee will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds. Any income earned on amounts deposited in the Ramp-Up Account will be credited to the Ramp-Up Account and transferred to the Interest Collection Subaccount as Interest Proceeds.

(d) Expense Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Securities Account Control Agreement. The Issuer shall direct the Trustee in writing to deposit the amount specified in Section 3.1(xi)(B) to the Expense Reserve Account. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance of the Notes or to the Collection Account as Principal Proceeds. By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds or Principal Proceeds (as directed by the Collateral Manager) and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e) Supplemental Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Supplemental Reserve Account,” which shall be held by the Custodian in accordance with the Securities Account Control Agreement. Contributions of Cash or Eligible Investments, Additional Junior Debt Proceeds and amounts designated for deposit into the Supplemental Reserve Account pursuant Section 11.1(a)(i)(I) will be deposited into the Supplemental Reserve Account and transferred to the Collection Account at the written direction of the Collateral Manager to the Trustee (with a copy to the Collateral Administrator) for a Permitted Use designated by the applicable Contributor or the Collateral Manager, as applicable, in such written direction; provided, that with respect to Contributions, once designated for a Permitted Use, such designation may not be changed. For the avoidance of doubt, the Issuer will not be permitted to conduct purchases of the Secured Debt other than the Repurchased Secured Debt.

(f) The Interest Reserve Account. In accordance with this Indenture and the Securities Account Control Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing account in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the “Interest Reserve Account.” On the Closing Date, the Issuer will deposit an amount equal to the Interest Reserve Amount into the Interest Reserve Account. On or before the Determination Date in the first Collection Period, the Collateral Manager may direct that any portion of the Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds for such Collection Period. On the first Payment Date, all amounts on deposit in the Interest Reserve Account will be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Collateral Manager) in accordance with the Priority of Payments, and the Trustee will close the Interest Reserve Account.

Section 10.4 The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by written notice to the Trustee and the Collateral Administrator, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp-Up Account and, if necessary, from the Principal Collection Subaccount and deposited by the Trustee in a single, segregated trust account established (in accordance with this Indenture and the Securities Account Control Agreement) at the Custodian and held in the name of the Trustee, for the benefit of the Secured Parties (the “Revolver Funding Account”). Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.6 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.

The Issuer shall, at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Trustee in writing to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available, at the direction of the Collateral Manager, solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided, that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount; provided, further, that for the purposes of this Section 10.4, Workout Loans and Qualified Workout Loans, in each case to the extent requiring future advances by the Issuer, shall be included as Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations, as applicable.

Section 10.5 Ownership of the Accounts. For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in such account) will be owned by the Issuer, for federal income tax purposes. The Issuer is required to provide to the Trustee (i) an IRS Form W-9 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Trustee as may be necessary (i) to reduce or eliminate the imposition of U.S. withholding taxes and (ii) to permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered becomes inaccurate in any respect, the Issuer shall timely provide to the Trustee accurately updated and complete versions of such IRS forms or other documentation. The Bank, both in its individual capacity and in its capacity as Trustee, shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Trustee having first received (i) the requisite written investment direction with respect to the investment of such funds, and (ii) the IRS forms and other documentation required by this paragraph.

Section 10.6 Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee in writing to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account (excluding the Pass-Through Collection Subaccount), the Ramp-Up Account, the Revolver Funding Account, the Expense Reserve Account, the Interest Reserve Account and the Supplemental Reserve Account, as so directed in Eligible Investments with stated maturities no later than the earlier of 60 days from the date of purchase and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be credited to the applicable Account and transferred to the Interest Collection Subaccount, any gain realized from such investments shall be credited to the applicable Account and transferred to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the applicable invested Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided, that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. For the avoidance of doubt, amounts held in the Custodial Account and Payment Account shall remain uninvested.

(b) The Trustee agrees to give the Issuer immediate notice (to the actual knowledge of a Trust Officer of the Trustee) if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c) The Trustee shall supply, in a timely fashion, to the Issuer, the Rating Agency, the Collateral Administrator and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agency or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such obligor or issuer and Clearing Agencies with respect to such issuer.

Section 10.7 Accountings. (a) Monthly. Not later than ten (10) Business Days after the Monthly Report Determination Date of each calendar month (other than February, May, August and November in each year after 2025) and commencing no later than November 2025 (such date, the “Monthly Report Commencement Date”), the Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency, the Trustee, the Collateral Manager, the Initial Purchaser, any Holder (through the internet website of the Trustee) shown on the Register of a Note and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee a monthly report on a trade date basis (except as otherwise expressly provided in this Indenture) (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the sixth calendar day of each month. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month. With respect to any time that there is no Secured Debt Outstanding, such report may omit such information described below as the Collateral Manager on behalf of the Issuer determines in its discretion:

(i) Aggregate Principal Balance of Collateral Obligations, the aggregate outstanding principal balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii) Adjusted Collateral Principal Amount of Collateral Obligations.

(iii) Collateral Principal Amount of Collateral Obligations.

(iv) A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A) The obligor thereon (including the issuer ticker, if any);

(B) The security identifier thereof, as agreed to with the Collateral Manager;

(C) The Principal Balance thereof, the outstanding principal balance thereof (in each case, other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)) and any unfunded commitment pertaining thereto;

(D) The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E) (x) The related interest rate or spread (in the case of a Reference Rate Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a Reference Rate Floor Obligation, the related reference rate floor and (z) the identity of any Collateral Obligation that is not a Reference Rate Floor Obligation and for which interest is calculated with respect to any index other than Term SOFR Rate;

(F) The stated maturity thereof;

(G) The related S&P Industry Classification;

(H) The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(I) The country of Domicile;

(J) An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Senior Secured Bond, (3) a Second Lien Loan, (4) a Defaulted Obligation, (5) a Delayed Drawdown Collateral Obligation, (6) a Revolving Collateral Obligation, (7) a Participation Interest and whether such Participation Interest is a Closing Date Participation (indicating the related Selling Institution, if applicable, and its ratings by the Rating Agency), (8) a Permitted Deferrable Obligation, (9) a Fixed Rate Obligation, (10) a Current Pay Obligation, (11) a DIP Collateral Obligation, (12) a Discount Obligation, (13) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”, (14) a Cov-Lite Loan, (15) a First-Lien Last-Out Loan, (16) a Broadly Syndicated Loan or, if not a Broadly Syndicated Loan, a Middle Market Loan, (17) a Long-Dated Obligation or (18) a Workout Loan;

(K) With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition “Discount Obligation”;

(I) the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II) the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(III) the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of “Discount Obligation” and relevant calculations indicating whether such amount is in compliance with the limitations described in clauses (z)(A) and (z)(B) of the proviso to the definition of “Discount Obligation.”

(L) The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans; and

(M) The S&P Recovery Rate.

(v) A list of the Eligible Investments setting out the identity, rating and date of maturity of each Eligible Investment.

(vi) If the Monthly Report Determination Date occurs on or after the Effective Date and on or prior to the last day of the Reinvestment Period, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Tests, (1) the result (including, during any S&P CDO Formula Election Period, calculation of each of the S&P CDO Monitor Benchmarks), (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vii) The calculation of each of the following:

(A) Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test);

(B) Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test).

(C) The Weighted Average Coupon; and

(D) The Weighted Average Floating Spread.

(viii) The calculation specified in Section 5.1(g).

(ix) For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, the ending balance and the short-term and long-term rating of the financial institution maintaining such Account as set forth in Section 10.1.

(x) A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A) Interest Proceeds from Collateral Obligations; and

(B) Interest Proceeds from Eligible Investments.

(xi) Purchases, payments, and sales:

(A) The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, and whether the sale of such Collateral Obligation was a discretionary sale; and

(B) The identity, Principal Balance and outstanding principal balance (in each case other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), unfunded commitment (if any), capitalized interest (if any) and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date.

(xii) The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xiii) The identity of each Non-Recourse Obligation.

(xiv) The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below and the Market Value of each such Collateral Obligation.

(xv) The identity of each Deferring Obligation, the S&P Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xvi) The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xvii) The Aggregate Principal Balance, measured cumulatively from the Closing Date onward, of all Collateral Obligations that would have been acquired through a Distressed Exchange but for the operation of the proviso in the definition of “Distressed Exchange”, all as reported to the Trustee by the Collateral Manager.

(xviii) The percentage of the Collateral Principal Amount comprised of Broadly Syndicated Loans (which percentage shall be reflected on the summary page of the Monthly Report).

(xix) A copy of the notice provided by the Collateral Manager pursuant to Section 12.2(b) hereof setting forth the details of any Trading Plan (including, the proposed amendments and/or proposed investments identified by the Collateral Manager for acquisition or entry, as applicable, as part of such Trading Plan (which details shall be reported on a dedicated page of the Monthly Report)).

(xx) The aggregate amount of Contributions, if any, made to the Issuer since the last Monthly Report Determination Date.

(xxi) A schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and such schedule shall be delivered by the Collateral Manager to the Trustee and the Collateral Administrator, not later than the Business Day immediately preceding the end of the Reinvestment Period and in such schedule, the Collateral Manager shall certify to the Trustee (which certificate shall be deemed to be provided upon delivery of the schedule) that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations.

(xxii) The S&P Weighted Average Rating Factor (calculated without giving effect to the first proviso after clause (e) to the definition of “S&P Rating” in Schedule 4).

(xxiii) [Reserved].

(xxiv) If the Issuer has acquired a Workout Loan or an Equity Security using Principal Proceeds, (x) a schedule identifying (i) Principal Proceeds used to acquire Workout Loans and Equity Securities that are held by the Issuer on such date of determination and (ii) Principal Proceeds used to acquire Workout Loans and Equity Securities at any time since the Closing Date and (y) the relevant calculations indicating whether such amount is in compliance with the limitations set forth in Section 12.2(d).

(xxv) The S&P Equivalent Diversity Score and the S&P Equivalent Weighted Average Rating Factor.

(xxvi) Such other information as the Rating Agency or the Collateral Manager may reasonably request.

(xxvii) Whether a Restricted Trading Period is in effect and

(A) The S&P rating of the Class A Notes and whether it (x) is one or more subcategories below its initial rating or (y) has been withdrawn;

(B) The S&P rating of the Class B Notes and whether such S&P rating (x) is two or more subcategories below their applicable initial rating or (y) has been withdrawn; and

(C) On any date of determination, whether after giving effect to the applicable sale and reinvestment in Collateral Obligations, the aggregate principal amount of all Collateral Obligations (excluding the Collateral Obligations being sold) and all Eligible Investments constituting Principal Proceeds (including, without duplication, the net proceeds of any such sale) is less than the Reinvestment Target Par Balance.

(xxviii) The identity of each Workout Loan, Qualified Workout Loan, Non-Qualified Workout Loan, Equity Security and Uptier Priming Debt.

(xxix) Confirmation from the Retention Holder that it continues to be in compliance with its covenants in paragraphs (a), (b), and (d) of the Retention of Net Economic Interest Letter.

For each instance in which the Market Value is reported pursuant to the foregoing, the Monthly Report shall also indicate the manner in which such Market Value was determined and the source(s) (if applicable) used in such determination, as provided by the Collateral Manager.

Upon receipt of each Monthly Report, the Collateral Manager shall (a) if the relevant Monthly Report Determination Date occurred on or prior to the last day of the Reinvestment Period, notify the Issuer (who shall notify S&P) if such Monthly Report indicates that the S&P CDO Monitor Test has not been satisfied as of the relevant Measurement Date and (b) compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.9 perform agreed upon procedures on such Monthly Report and the Trustee’s records to assist the Trustee in determining the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b) Payment Date Accounting. The Issuer shall render an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager, the Initial Purchaser, the Rating Agency, any Holder shown on the Register of a Note and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i) the information required to be in the Monthly Report pursuant to Section 10.7(a), provided, that such Payment Date is not also a Redemption Date for an Optional Redemption, Tax Redemption, Clean-Up Call Redemption or Refinancing in each case in whole but not in part;

(ii) (a) the Aggregate Outstanding Amount of the Secured Debt of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Debt of such Class, (b) the amount of principal payments to be made on the Secured Debt of each Class on the next Payment Date and the Aggregate Outstanding Amount of the Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate

Outstanding Amount of the Secured Debt of such Class, (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes and (d) the amount of payments, if any, to be made to the Holders of the Subordinated Notes on the next Payment Date and the Aggregate Outstanding Amount of Subordinated Notes after giving effect to such payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;

(iii) the Interest Rate and accrued interest for each applicable Class of Secured Debt for such Payment Date;

(iv) the amounts payable pursuant to each clause of Section 11.1(a)(i) and each clause of Section 11.1(a)(ii) or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);

(B) the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi) such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c) Interest Rate Notice. The Issuer (or the Collateral Administrator on its behalf) shall include (or cause to be included) in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Debt for the Interest Accrual Period preceding the next Payment Date.

(d) Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e) Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

The Notes may be beneficially owned only by Persons that are (i) other than the Subordinated Notes, not U.S. persons (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and are purchasing their beneficial interest in an offshore transaction (as defined in Regulation S) or (ii) are Qualified Institutional Buyers or Institutional Accredited Investors and, that in the case of each of clause (i) and (ii) are Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is either a Qualified Purchaser). The Issuer has the right to compel any beneficial owner of an interest in Global Notes that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Notes; provided, that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Notes that is permitted by the terms of this Indenture to acquire such holder’s Notes and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f) Initial Purchaser Information. The Issuer and the Initial Purchaser, or any successor to the Initial Purchaser, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Debt and to the Collateral Manager.

(g) Distribution of Reports. The Trustee will make the Monthly Report, the Distribution Report and the Transaction Documents (including any amendments thereto) and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee’s internet website shall initially be located at https://sfvault.umb.com. The Trustee shall have the right to change the way such statements and the Transaction Documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Trustee’s internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion.

(h) The Trustee is authorized to make available to Intex Solutions, Inc., Moody’s Analytics Inc. and Bloomberg Financing Markets each Monthly Report and Distribution Report.

(i) In the event the Trustee receives instructions to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive notification from the Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Issuer agrees that absent such specific request, such notifications shall not be provided by the Trustee hereunder, and in lieu of such notifications, the Trustee shall make available the Monthly Report and Distribution Report in the manner required by this Indenture.

Section 10.8 Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1 (which certification shall be deemed to have been made upon delivery of an Issuer Order or Trade Ticket in respect of such sale) (provided, that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.3(c)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided, that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b) Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c) Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Secured Debt has been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided, that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d) As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e) The Trustee shall, upon receipt of an Issuer Order at such time as there is no Secured Debt Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b) or (c) shall be released from the lien of this Indenture.

Section 10.9 Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Debt. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer. In the event such firm requires the Trustee and/or the Collateral Administrator to agree to the procedures performed by such firm (with respect to any of the reports of such accountants required or contemplated by this Indenture), the Issuer hereby directs the Trustee and the Collateral Administrator to so agree to the terms and conditions requested by such accountants as a condition to receiving documentation required by this Indenture; it being understood and agreed that the Trustee and/or the Collateral Administrator will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and neither the Trustee nor the Collateral Administrator shall make any inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures.

The Trustee and Collateral Administrator may require the delivery of an Issuer Order directing the execution of any such agreement or other acknowledgement required for the delivery of any report of such Independent accountants to the Trustee or Collateral Administrator under this Indenture or other Transaction Document. The Bank is hereby authorized, without liability on its part, to execute and deliver any acknowledgement or other agreement with such firm of Independent certified public accountants required for the Trustee (or Collateral Administrator, as applicable) to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement with respect to the sufficiency of the procedures to be performed by the Independent accountants,

(ii) releases by the Trustee (on behalf of itself and/or the Holders) and the Collateral Administrator of any claims, liabilities, and expenses arising out of or relating to such Independent accountant’s engagement, agreed-upon procedures or any report issued by such Independent accountants under any such engagement and acknowledgement of other limitations of liability in favor of the Independent certified public accountants, and (iii) restrictions or prohibitions on the disclosure of any such certificates, reports or other information or documents provided to it by such firm of Independent accountants (including to the Holders). Notwithstanding the foregoing, in no event shall the Trustee or Collateral Administrator be required to execute any agreement in respect of the Independent accountants that the Trustee reasonably determines may subject it to risk of expenses or liability for which it is not adequately indemnified or otherwise adversely affects it.

(b) On or before September 17 in each calendar year, commencing in 2026, the Issuer shall cause to be delivered to the Trustee and the Collateral Administrator an Officer’s certificate of the Collateral Manager certifying that the Collateral Manager has received an agreed upon procedures report from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports (excluding the S&P CDO Monitor Test) have been recalculated and compared to the information provided by the Issuer in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Debt as of the immediately preceding Determination Dates; provided, that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.9, the finding by such firm of Independent certified public accountants shall be conclusive.

(c) Upon the written request of the Trustee, or any Holder of a Subordinated Note (and subject to the execution of an agreement with the firm of Independent certified public accountants), the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.10 Reports to Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with all information or reports delivered to the Trustee hereunder (with the exception of any accountants’ reports or any Accountants’ Report) and such additional information as the Rating Agency may from time to time reasonably request (including notification to S&P of any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation but excluding any accountants’ reports or any Accountants’ Report). With respect to credit estimates, the Issuer shall provide notification to the Rating Agency of any material modification that would result in substantial changes to the terms of any loan document relating to a Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation if the Collateral Manager reasonably believes that such notice is required in accordance with S&P’s publication on credit estimates titled “FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 (as the same may be amended or updated from time to time). Within 10 Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to the Rating Agency, via e-mail in accordance with Section 14.3(a), a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor or issuer thereof, the CUSIP number thereof (if applicable) and the Priority Category thereof. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 10.11 Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such Accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement; provided, that nothing herein shall prohibit the transfer of the Accounts to an institution other than the Bank, including any agent or sub-custodian of the Bank; provided, that such institution satisfies the eligibility requirements as set forth in Section 10.1. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.12 Section 3(c)(7) Procedures. For so long as any Notes are Outstanding, the Issuer shall do the following:

(a) Each Monthly Report sent or caused to be sent by the Issuer to the Noteholders will include a notice to the following effect:

“The Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Notes must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note will be deemed to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is (x) an Institutional Accredited Investor (“IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”) or (z) other than the Subordinated Notes, not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (ii) the purchaser is acting for its own account or the account of another Qualified Purchaser who is a QIB, IAI or, in the case of the Secured Notes only, not a U.S. Person (as defined in Regulation S) (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the Minimum Denominations of the Notes specified in the Indenture; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Notes may only be transferred to another Qualified Purchaser who is also a QIB, IAI or, in the case of the Secured Notes only, not a U.S. Person (as defined in Regulation S) (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer (or the Collateral Manager on behalf of the Issuer) discovers, or upon notice from the Trustee to the Issuer (who agrees to notify the Issuer of such discovery if a Trust Officer of the Trustee obtains actual knowledge thereof), that any holder of, or beneficial owner of an interest in a Note who is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Issuer shall send notice to such Holder or beneficial owner (with a copy to the Collateral Manager), demanding that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is a Qualified Purchaser that is either (x) solely in the case of the Secured Notes, not a “U.S. person” (as defined in Regulation S) or (y) an IAI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, the Issuer (or the Collateral Manager acting on behalf of and at the direction for the Issuer) shall, without further notice to the Non-Permitted Holder, sell such Notes or interest in such Notes to a purchaser selected by the Issuer that the Issuer reasonably determines is not a Non-Permitted Holder on such terms as the Issuer may choose in its sole discretion. The Issuer (or the Collateral Manager acting on behalf of and at the direction of the Issuer) in its sole discretion may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that deal in securities similar to the Notes and sell such Notes to such bidder or bidders for an aggregate purchase price determined by the Collateral Manager in its sole discretion; provided that, to the extent permitted by law, the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled (but shall not be obligated) to bid in any such sale and may purchase such Notes pursuant thereto at a price which, in the good faith estimate of the Collateral Manager, results in the highest aggregate purchase price for the totality of such Notes. However, the Issuer (or the Collateral Manager acting on behalf of and at the direction of the Issuer) may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and Taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any such sale shall be determined in the sole discretion of the Issuer (or the Collateral Manager acting on behalf of the Issuer), and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion and shall not be liable to any Person for failing to discover that any Person is a Non-Permitted Holder.”

(b) DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes:

(i) The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7) of the 1940 Act.

(iii) On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv) In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v) The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Notes. Without limiting the foregoing, the Initial Purchaser will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i) Bloomberg.

(A) “Iss’d Under 144A/3c7”, to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(B) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C) a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) “Qualified Institutional Buyers” as defined in Rule 144A under the Securities Act and (ii) “Qualified Purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D) a statement on the “Disclaimer” page for the Global Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

(ii) Reuters.

(A) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B) a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C) a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

APPLICATION OF MONIES

Section 11.1 Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other sub-sections of this Section 11.1 and to Section 13.1, on each Payment Date, and on each Redemption Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided, that unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(i); and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with Section 11.1(a)(ii).

(i) On each Payment Date, unless an Enforcement Event has occurred and is continuing, and on each Redemption Date (other than in connection with (a) a redemption of Secured Debt in part by Class, (b) a Failed Optional Redemption or (c) the Stated Maturity), Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that are transferred into the Payment Account, shall be applied in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or Tax Redemption);

(B) to the payment to the Collateral Manager of (i) any accrued and unpaid Senior Collateral Management Fee due on such Payment Date (including any interest accrued and unpaid thereon) minus the amount of any Current Deferred Management Fee relating to the Senior Collateral Management Fee, if any, and (ii) any Cumulative Deferred Senior Collateral Management Fee requested to be paid at the option of the Collateral Manager; provided, that Interest Proceeds shall only be used to make payments with respect to the accrued and unpaid interest and the Cumulative Deferred Senior Collateral Management Fee pursuant to this clause (B) to the extent such Interest Proceeds are not needed to (x) satisfy either of the Class A/B Coverage Tests or (y) pay the amounts referred to in any of clauses (C) through (E) below (on a pro forma basis after giving effect to such proposed payment of the Cumulative Deferred Senior Collateral Management Fee);

(C) to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class A Notes;

(D) to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class B Notes;

(E) if either of the Class A/B Coverage Tests is not satisfied on the related Determination Date, to make payments in accordance with the Secured Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (E);

(F) with respect to any Payment Date following the Effective Date upon which S&P has not confirmed its initial rating of each Class of Secured Debt, amounts available for distribution pursuant to this clause (F) shall be used for application in accordance with the Secured Debt Payment Sequence on such Payment Date in an amount sufficient to obtain from S&P a confirmation of its initial rating of each Class of Secured Debt, as applicable;

(G) to the payment of (1) first, any accrued and unpaid Subordinated Collateral Management Fee due and payable to the Collateral Manager on such Payment Date (including any interest accrued and unpaid thereon), minus the amount of any Current Deferred Management Fee relating to the Subordinated Collateral Management Fee, if any (2) second, any Cumulative Deferred Subordinated Collateral Management Fee requested to be paid at the option of the Collateral Manager, the deferral of which has been rescinded by the Collateral Manager, until such amount has been paid in full and (3) third, any accrued and unpaid Cumulative Deferred Senior Collateral Management Fee requested to be paid at the option of the Collateral Manager and that was not paid pursuant to clause (B) above;

(H) to the payment of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein (in the same manner and order of priority stated therein);

(I) during the Reinvestment Period, at the direction of the Collateral Manager, to the Supplemental Reserve Account;

(J) to the Holders of the Subordinated Notes until the Incentive Management Fee Threshold is met;

(K) on any Payment Date on which the Incentive Management Fee Threshold is met, (x) first, to the payment of any Incentive Collateral Management Fee due and payable to the Collateral Manager on such Payment Date and (y) second, to the payment of any accrued and unpaid Cumulative Deferred Incentive Collateral Management Fee requested to be paid at the option of the Collateral Manager; and

(L) any remaining Interest Proceeds to be paid to the Holders of the Subordinated Notes.

(ii) On each Payment Date, unless an Enforcement Event has occurred and is continuing, and on each Redemption Date (other than in connection with (a) a redemption of Secured Debt in part by Class, (b) a Failed Optional Redemption or (c) the Stated Maturity), Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) during the Reinvestment Period, Principal Proceeds that have previously been reinvested in Collateral Obligations or Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority:

(A) to pay the amounts referred to in clauses (A) through (D) of Section 11.1(a)(i) (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder; provided, that Principal Proceeds shall only be used to make payments with respect to the accrued and unpaid interest and the Cumulative Deferred Senior Collateral Management Fee pursuant to Section 11.1(a)(i)(B) to the extent such Principal Proceeds are not needed to (x) pay accrued and unpaid interest (including defaulted interest and interest thereon) on the Class A Notes and the Class B Notes or (y) satisfy either of the Class A/B Coverage Tests (on a pro forma basis after giving effect to such proposed payment of the Cumulative Deferred Senior Collateral Management Fee);

(B) to pay the amounts referred to in clause (E) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and to the extent necessary to cause the Class A/B Coverage Tests that are applicable on such Payment Date to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C) with respect to any Payment Date after the Effective Date upon which S&P has not confirmed its initial rating of each Class of Secured Debt, amounts available for distribution pursuant to this clause (C) shall be used for application in accordance with the Secured Debt Payment Sequence on such Payment Date in an amount sufficient to obtain from S&P a confirmation of its initial rating of each Class of Secured Debt, as applicable;

(D) if such Payment Date is a Redemption Date, to make payments in accordance with the Secured Debt Payment Sequence;

(E) if such Payment Date is a Special Redemption Date occurring in connection with a Special Redemption described in clause (i) of the first sentence of Section 9.6, to make payments in the amount of the Special Redemption Amount at the election of the Collateral Manager, in accordance with the Secured Debt Payment Sequence;

(F) during the Reinvestment Period, at the discretion of the Collateral Manager to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations;

(G) after the Reinvestment Period, to make payments in accordance with the Secured Debt Payment Sequence;

(H) after the Reinvestment Period, to pay the amounts referred to in clause (G) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(I) after the Reinvestment Period, to pay the amounts referred to in clause (H) of Section 11.1(a)(i) only to the extent not already paid (in the same manner and order of priority stated therein);

(J) to the Holders of the Subordinated Notes until the Incentive Management Fee Threshold is met;

(K) on any Payment Date on which the Incentive Management Fee Threshold is met, (x) first, to the payment of any Incentive Collateral Management Fee due and payable to the Collateral Manager on such Payment Date and (y) second, to the payment of any accrued and unpaid Cumulative Deferred Incentive Collateral Management Fee requested to be paid at the option of the Collateral Manager; and

(L) any remaining Principal Proceeds to be paid to the Holders of the Subordinated Notes.

(iii) Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii) (other than the last paragraph thereof), on the Stated Maturity of the Secured Debt, on a Redemption Date occurring with respect to a Failed Optional Redemption, or if the maturity of the Secured Debt has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (an “Enforcement Event”), pursuant to Section 5.7, proceeds in respect of the Assets will be applied at the date or dates fixed by the Trustee in the following order of priority:

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap; provided that following the commencement of the liquidation of the Assets after an Event of Default, the Administrative Expense Cap shall not apply;

(B) to the payment of the Senior Collateral Management Fee due and payable (including any accrued and unpaid interest thereon) to the Collateral Manager until such amount has been paid in full, other than any Cumulative Deferred Senior Collateral Management Fee, to the extent not already paid;

(C) to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class A Notes;

(D) to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full;

(E) to the payment of accrued and unpaid interest (including defaulted interest and interest thereon) on the Class B Notes;

(F) to the payment of principal of the Class B Notes, until the Class B Notes have been paid in full;

(G) to the payment of (1) first, any accrued and unpaid Subordinated Collateral Management Fee due and payable to the Collateral Manager on such Payment Date and (2) second, any Cumulative Deferred Subordinated Collateral Management Fee to the extent not already paid, the deferral of which has been rescinded by the Collateral Manager, until such amount has been paid in full and (3) third, any accrued and unpaid Cumulative Deferred Senior Collateral Management Fee requested to be paid at the option of the Collateral Manager and that was not paid pursuant to clause (B) above;

(H) to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(I) to the Holders of the Subordinated Notes until the Incentive Management Fee Threshold is met;

(J) on any Payment Date on which the Incentive Management Fee Threshold is met, (x) first, to the payment of any Incentive Collateral Management Fee due and payable to the Collateral Manager on such Payment Date and (y) second, to the payment of any accrued and unpaid Cumulative Deferred Incentive Collateral Management Fee requested to be paid at the option of the Collateral Manager; and

(K) the balance to the Holders of the Subordinated Notes.

If any declaration of acceleration has been rescinded in accordance with the provisions herein, proceeds in respect of the Assets will be applied in accordance with Section 11.1(a)(i) or (ii), as applicable.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c) In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d) The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by written notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8 of the Collateral Management Agreement. Any election to waive any or all of any Collateral Management Fee may also be made by written standing instructions to the Trustee; provided that such standing instructions may be rescinded by the Collateral Manager at any time. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished. The Collateral Manager shall agree on the Closing Date to waive all Collateral Management Fees payable to it so long as StepStone Private Credit Fund LLC is the Collateral Manager.

(e) Any Holder of Subordinated Notes may deliver a Contribution Notice to the Issuer, the Collateral Manager and the Trustee and with the consent of the Collateral Manager, (i) make a Contribution of Cash, Eligible Investments or Collateral Obligations or (ii) direct the Issuer (and the Issuer shall direct the Trustee) to designate any portion of Interest Proceeds or Principal Proceeds that would otherwise be distributed on a Payment Date to the Holders of the Subordinated Notes in accordance with Section 11.1(a)(i)(L) or Section 11.1(a)(ii)(L) to be deposited into the Supplemental Reserve Account as a contribution (each a “Contribution” and each such Person, a “Contributor”); provided, that each Contribution must be in an aggregate amount equal to at least $500,000. The Collateral Manager, on behalf of the Issuer, may accept or reject any Contribution in its sole discretion. Upon receipt and acceptance by the Collateral Manager of a Contribution of Cash or Eligible Investments, the Trustee shall immediately deposit such Contribution into the Supplemental Reserve Account. A Contribution of Cash or Eligible Investments may only be used for a Permitted Use or Permitted Uses as directed by the Collateral Manager in its sole discretion; provided, that with respect to Contributions, once designated for a Permitted Use, such designation may not be changed. No Contribution of Cash or Eligible

Investments or portion thereof will be returned to any applicable Holder of Subordinated Notes at any time. Furthermore, in connection with its ownership of the Subordinated Notes on the Closing Date and from time to time thereafter, the Retention Holder may make Contributions to the Issuer or transfers of Cash, Eligible Investments or Collateral Obligations, or any combination thereof, either directly or through one or more intermediate related entities or Affiliates. In the case of any such payment from the Retention Holder made to the Issuer in the form of a combination of Cash and Collateral Obligations, the cash portion of such payment shall be an amount equal to the total payment required to be made to the Issuer reduced by an amount equal to the fair market value as determined by the Collateral Manager as of the date of contribution of the Collateral Obligations and Eligible Investments contributed in a Contribution or transferred to the Issuer in respect of such payment. For administrative convenience any Contributions or transfers of Cash, Eligible Investments or Collateral Obligations made through one or more intermediate related entities or Affiliates of the Retention Holder may instead be made directly into the Issuer, bypassing such intermediate related entity or Affiliate. The value received by the Issuer in Cash, Eligible Investments and/or in the form of Collateral Obligations will not be affected by the elimination of such intermediate steps.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;

PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1 Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.3, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager, such sale meets the requirements of any one of paragraphs (a) through (m) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) and provided, that if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(e), Section 12.1(f) or Section 12.1(g)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a) Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time without restriction.

(b) Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation at any time without restriction.

(c) Defaulted Obligations. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation at any time without restriction.

(d) Equity Securities. The Collateral Manager may direct the Trustee to sell any Equity Security or asset received by the Issuer in a workout, restructuring or similar transaction at any time without restriction.

(e) Optional Redemption. After the Issuer has notified the Trustee of an Optional Redemption of the Secured Debt in accordance with Section 9.2, if necessary to effect such Optional Redemption, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(f) Tax Redemption. After a Majority of an Affected Class or a Majority of the Subordinated Notes has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Collateral Manager shall, if necessary to effect such Tax Redemption, direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied. If any such sale is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.

(g) Discretionary Sales. During the Reinvestment Period, the Collateral Manager may direct the Trustee to sell any Collateral Obligation at any time if, commencing with the first calendar year after the Closing Date, total sales pursuant to this Section 12.1(g) (measured by the par amount of all Collateral Obligations disposed of) during the preceding 12-month period do not exceed 30% of the Collateral Principal Amount (in each case, measured as of the first day of such 12-month period), it being understood that the foregoing limitation shall not apply to any optional substitutions or repurchases effected by the Retention Holder pursuant to this Indenture; provided, that for purposes of determining the percentage of Collateral Obligations sold pursuant to this Section 12.1(g) during any such period, the amount of Collateral Obligations so sold shall be reduced to the extent of any purchases of (or irrevocable commitments to purchase) Collateral Obligations of the same Obligor (which are pari passu or senior to such sold Collateral Obligations) occurring within 45 Business Days of such sale, so long as any such sale pursuant to this Section 12.1(g) of a Collateral Obligation was entered into with the intention of purchasing such Collateral Obligations of the same Obligor.

(h) Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price) of any of any Equity Security within 3 years after receipt, if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law or contractual restriction, in which case such Collateral Obligation shall be sold as soon as such sale is permitted by applicable law or any such applicable contract.

(i) Unsaleable Assets. After the Reinvestment Period (without regard to whether an Event of Default has occurred):

(i) Notwithstanding any other restriction in this Section 12.1, at the direction of the Collateral Manager, the Trustee, at the expense of the Issuer, shall conduct an auction of Unsaleable Assets in accordance with the procedures described in clause (ii). The Trustee may retain an agent to perform the obligations set forth in this Section 12.1(i).

(ii) Promptly after receipt of written notice from the Collateral Manager of an auction of Unsaleable Assets, the Trustee will forward a notice in the Issuer’s name (prepared by the Collateral Manager) to the Holders and the Rating Agency, setting forth in reasonable detail a description of each Unsaleable Asset and the following auction procedures:

(A) Any Holder may submit a written bid to purchase one or more Unsaleable Assets no later than the date specified in the auction notice (which shall be at least 15 Business Days after the date of such notice).

(B) Each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice.

(C) If no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable and subject to any transfer restrictions (including minimum denominations), the Trustee shall provide notice thereof to each Holder and offer to deliver (at no cost to the Trustee or Holder) a pro rata portion of each unsold Unsaleable Asset to the Holders of the Class with the highest priority that provide delivery instructions to the Trustee on or before the date specified in such notice. To the extent that minimum denominations do not permit a pro rata distribution, the Trustee shall distribute the Unsaleable Assets on a pro rata basis to the extent possible and the Issuer or the Collateral Manager shall select by lottery the Holder to whom the remaining amount will be delivered. The Trustee shall use commercially reasonable efforts to effect delivery of such interests.

(D) If no such Holder provides delivery instructions to the Trustee, the Trustee shall promptly notify the Collateral Manager and offer to deliver (at no cost to the Trustee) the Unsaleable Asset to the Collateral Manager. If the Collateral Manager declines such offer, the Collateral Manager (on behalf of the Issuer) shall direct action to dispose of the Unsaleable Asset, which may be by donation to a charity, abandonment or other means, and the Trustee (at no expense to the Trustee) shall take such action as so directed.

(E) The Trustee shall have no duty, obligation or responsibility with respect to the sale of any Unsaleable Asset other than based upon the written instruction of the Collateral Manager.

(j) The Collateral Manager may direct the Trustee at any time without restriction to sell any Collateral Obligation that (i) has a Material Covenant Default or (ii) becomes subject to a proposed Maturity Amendment that fails to satisfy the criteria required hereunder to allow the Issuer (or the Collateral Manager on the Issuer’s behalf) to vote in favor of such Maturity Amendment.

(k) After the Collateral Manager has notified the Issuer and the Trustee of a Clean-Up Call Redemption in accordance with Section 9.9, the Collateral Obligations may be sold in accordance with the provisions of Section 9.9 without regard to the limitations in this Section 12.1 by directing the Trustee to effect such sale; provided, that the Sale Proceeds therefrom are used for the purposes specified in Section 9.9 (and applied pursuant to the Priority of Payments).

(l) Workout Loans. The Collateral Manager may direct the Trustee to sell any Workout Loan at any time without restriction.

(m) Permitted Withholding Tax Obligations. The Collateral Manager may direct the Trustee to sell any Permitted Withholding Tax Obligation at any time without restriction.

Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds, proceeds of Additional Debt issued pursuant to Sections 2.13 and 3.2, amounts on deposit in the Ramp-Up Account and the Supplemental Reserve Account and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer; provided, that (i) cash on deposit in any Account (other than the Payment Account, the Custodial Account and the Pass-Through Collection Subaccount) may be invested in Eligible Investments following the Reinvestment Period and (ii) the Collateral Manager may, in the case of Assets that are the subject of binding commitments entered into prior to the end of the Reinvestment Period, continue to apply Principal Proceeds for the purchase of such Collateral Obligations.

(a) Investment during the Reinvestment Period. During the Reinvestment Period, such Principal Proceeds and other amounts shall be used to purchase additional obligations subject to the requirement that each of the following criteria (such criteria collectively, the “Investment Criteria”) is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided, that the criteria set forth in clauses (iii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date:

(i) such obligation is a Collateral Obligation;

(ii) if the commitment to make such purchase occurs on or after the Effective Date (or, in the case of the Interest Coverage Tests, on or after the Interest Coverage Test Effective Date), (A) each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved and (B) if each Coverage Test is not satisfied, maintained or improved, the Principal Proceeds received in respect of any Defaulted Obligation or the proceeds of any sale of a Defaulted Obligation will not be reinvested in additional Collateral Obligations;

(iii) (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the

Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be at least equal to the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation (other than a Credit Improved Obligation), either (1) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be at least equal to the Reinvestment Target Par Balance;

(iv) either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Tests (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation, a Defaulted Obligation, a Workout Loan or an Equity Security, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment;

(v) the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period; and

(vi) with respect to the use of Sale Proceeds of Credit Improved Obligations, any of the following conditions is satisfied: (1) the Investment Criteria Adjusted Balance of all Collateral Obligations purchased with such Sale Proceeds will be greater than or equal to the Investment Criteria Adjusted Balance of the disposed Collateral Obligations, (2) after giving effect to such purchase, the Adjusted Collateral Principal Amount will be maintained or increased (when compared to the Adjusted Collateral Principal Amount immediately prior to such sale) or (3) after giving effect to such reinvestment of such Sale Proceeds, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the anticipated cash proceeds of such sale) plus, without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be greater than (or equal to) the Reinvestment Target Par Balance.

(b) Trading Plan Period. During the Reinvestment Period and for purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the ten (10) Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided, that (i) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5.0% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (ii) no Trading Plan Period may include a Determination Date and (iii) no more than one Trading Plan may be in effect at any time during a Trading Plan Period. The Collateral Manager shall provide prior written notice to the Rating Agency of any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan. The Collateral Manager shall provide notice to the Trustee promptly after a Trading Plan is executed, and the Trustee shall post such notice on the Trustee’s website, and the Trustee shall report the details of any such Trading Plan provided by the Collateral Manager on a dedicated page of the Monthly Report.

(c) Equity Securities. Equity Securities may be received at any time by the Issuer in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, winding-up, reorganization, debt restructuring or workout of the Obligor thereof. In addition, at any time the Collateral Manager may direct the Trustee in writing to exercise an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right or pay for the acquisition of an Equity Security (except as otherwise set forth herein) which is not eligible for acquisition by the Issuer hereunder in connection with an insolvency, bankruptcy, winding-up, reorganization, debt restructuring or workout of the Obligor of such Collateral Obligation, so long as (i) such Equity Security is issued by the same Obligor as the Collateral Obligation (or an affiliate of or successor to such Obligor or an entity that succeeds to substantially all of the assets of such Obligor or a significant portion of such assets) and (ii) in the Collateral Manager’s judgment exercised in accordance with the Collateral Management Agreement, the acquisition of such Equity Security is advisable to increase the recovery value with respect to the related Collateral Obligation; provided, that (x) if using Interest Proceeds, the Issuer shall only effect such payment if after giving effect to such acquisition, there would be sufficient proceeds pursuant to the Priority of Payments to pay in full all amounts due and payable through and including Section 11.1(a)(i)(E) and (y) if using Principal Proceeds, the Issuer shall only make such payment if either (i)(A) the Workout Payment Condition is satisfied and (B) after giving effect to the acquisition of such Equity Security, the Collateral Principal Amount plus the S&P Collateral Value of any Defaulted Obligations will be greater than or equal to the Reinvestment Target Par Balance or (ii) such payment consistent solely of Contributions, in each case, as determined by the Collateral Manager. Any such exchange or acquisition shall not constitute a sale hereunder or be subject to the Investment Criteria.

(d) Workout Loans. During (and, in the case of Contributions and Interest Proceeds after) the Reinvestment Period the Issuer may use Contributions, Interest Proceeds or Principal Proceeds on deposit in the Collection Account to acquire a Workout Loan; provided, that (1) Interest Proceeds may only be used to acquire a Workout Loan if the Collateral Manager believes that such acquisition will not render insufficient the available Interest Proceeds remaining on the next Payment Date to pay in full all amounts due and payable through and including Section 11.1(a)(i)(E), (2) if Principal Proceeds are used to acquire a Workout Loan, (w) such Workout Loan must rank senior to or pari passu with the Collateral Obligation subject to the applicable workout or restructuring, (x) after giving effect to such acquisition (i) Principal Proceeds (other than Principal Proceeds applied to the acquisition of Uptier Priming Debt) used to acquire Workout Loans and Equity Securities that are held by the Issuer on such date of determination may not exceed 7.5% of the Collateral Principal Amount and (ii) Principal Proceeds (other than Principal Proceeds applied to the acquisition of Uptier Priming Debt) used to acquire Workout Loans and Equity Securities at any time since the Closing Date shall not exceed 10.0% of the Target Initial Par Amount and (y) each Overcollateralization Ratio Test must be satisfied after giving effect to such acquisition; (3) if such Workout Loan is a Second Lien Loan, the Workout Payment Condition is satisfied with respect to such Workout Loan, (4) in the case of any Non-Qualified Workout Loan and after giving effect to such acquisition, the Collateral Principal Amount plus the S&P Collateral Value of any Defaulted Obligations will be greater than or equal to the Reinvestment Target Par Balance and (5) in the Collateral Manager’s judgment exercised in accordance with the Collateral Management Agreement, the acquisition of such Workout Loan is advisable to increase the recovery value with respect to the related Collateral Obligation or the failure to acquire such Workout Loan is reasonably likely to result in a reduced overall recovery with respect to the related Collateral Obligation. Any such acquisition of a Workout Loan shall not be subject to the Investment Criteria. For the avoidance of doubt, Contributions may be used to acquire Workout Loans without any restrictions under this paragraph so long as in the Collateral Manager’s judgment exercised in accordance with the Collateral Management Agreement, the acquisition of such Workout Loan is advisable to increase the recovery value with respect to the related Collateral Obligation, or the failure to acquire such Workout Loan is reasonably likely to result in a reduced overall recovery with respect to the related Collateral Obligation.

Notwithstanding anything in this Indenture or the Collateral Management Agreement to the contrary, the Collateral Manager may enter into commitments to acquire Collateral Obligations on the basis of Principal Proceeds which have not yet been received, but (x) which will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred or (y) with respect to which the Collateral Manager reasonably expects to receive such Principal Proceeds or has received written notice from the Obligor, administrative agent or other similar Person in writing that such Principal Proceeds are scheduled to be paid (including, without limitation, by the dissemination or posting to an internet site of a report stating or indicating that such payment is scheduled to be paid).

(e) Certifications by Collateral Manager. Upon delivery by the Collateral Manager of an investment direction or Trade Ticket under this Section 12.2, the Collateral Manager shall be deemed to have confirmed to the Trustee and the Collateral Administrator that such purchase complies with this Section 12.2 and Section 12.3. Immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee and the Collateral Administrator a Schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and (x) shall certify to the Trustee and the Collateral Administrator (which certification shall be deemed to be made upon delivery of the related Schedule) that sufficient Principal Proceeds are available (including for this purpose, Cash on deposit in the Principal Collection Subaccount, any Scheduled Distributions of Principal Proceeds, as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations and (y) shall use commercially reasonable efforts to effect the settlement of such Collateral Obligations no later than 45 days after the last day of the Reinvestment Period.

(f) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

(g) Maturity Amendments. Without regard to the Concentration Limitations or the Investment Criteria, the Collateral Manager, on behalf of the Issuer, may consent to solicitations by Obligors of a Collateral Obligation to a Maturity Amendment if, after giving effect to any Trading Plan: (i) the stated maturity date of such Collateral Obligation would be extended to a date not later than the earliest Stated Maturity of the Secured Debt; provided that the Issuer may enter into any Maturity Amendment that does not meet the requirements of clause this clause (i) if (a) in the Collateral Manager’s reasonable judgment such Maturity Amendment is a Credit Amendment and (b) the aggregate principal balance of all such Collateral Obligations held by the Issuer at any point in time shall not exceed 7.5% of the aggregate principal balance of all Collateral Obligations after giving effect to such Maturity Amendment; and (ii) either (x) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (y) if the Weighted Average Life Test was not satisfied immediately prior to such Maturity Amendment, the level of compliance with the test will be maintained or improved after giving effect to such Maturity Amendment and after giving effect to any Trading Plan; provided, that the Issuer may enter into any Maturity Amendment that does not meet the requirements of clause (x) or (y) above if (a) in the Collateral Manager’s reasonable judgment such Maturity Amendment is a Credit Amendment, (b) the stated maturity of any Collateral Obligation subject to a Credit Amendment is not extended beyond the earliest Stated Maturity of the Secured Debt, (c) immediately following such amendment or modification, not more than 7.5% of the Collateral Principal Amount consists of Collateral Obligations subject to a Credit Amendment that do not meet the requirements described in clause (x) or (y) above and (d) immediately following such amendment or modification, the Aggregate Principal Balance of Collateral Obligations which have been subject to a Credit Amendment since the Closing Date that do not meet the requirements described in clause (x) or (y) above does not exceed 10.0% of the Target Initial Par Amount; provided, that, the Issuer (or the Collateral Manager on the Issuer’s behalf) may vote in favor of any Maturity Amendment without regard to clause (i) or (ii) above, so long as (a) the Issuer has entered into a binding commitment to sell such Collateral Obligation within 30 days after the effective date of the Maturity Amendment and reasonably believes that any such sale will be completed prior to the end of such 30-day period, and if any such Collateral Obligation is not sold prior to the end of such 30-day period, for the purposes of calculating the Adjusted Collateral Principal Amount, such Collateral Obligation shall be treated as a Defaulted Asset from and after the end of such 30-day period and (b) immediately following such amendment or modification, the Aggregate Principal Balance of Collateral Obligations that have been subject to a Maturity Amendment pursuant to this proviso since the Closing Date does not exceed 2.5% of the Target Initial Par Amount. However, the Issuer will not be in violation of the restriction in this Section 12.2(g) with respect to any Maturity Amendment that is effected in violation of clause (ii) above so long as the Issuer (or the Collateral Manager on behalf of the Issuer) has refused to consent to such Maturity Amendment.

Section 12.3 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the

Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 3 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided, that in the case of any Collateral Obligation sold or otherwise transferred to a Person so Affiliated, the value thereof shall be the mid-point between the “bid” and “ask” prices provided by a nationally recognized independent pricing service or, if unavailable or determined by the Collateral Manager to be unreliable, the fair market value of such Collateral Obligation as reasonably determined by the Collateral Manager (only if the Collateral Manager is a Registered Investment Adviser) consistent with the Collateral Manager Standard, and such Affiliate shall acquire such Collateral Obligation for a price equal to the value so determined; provided, that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Retention Holder at a price greater than the value determined pursuant to the immediately preceding proviso, but no greater than the Principal Balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, of any such Collateral Obligation (and to the extent such price exceeds the fair market value of any such Collateral Obligation, such excess shall be deemed to be a capital contribution from the Retention Holder to the Issuer); provided, further, that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties. Notwithstanding anything contained in Article XII to the contrary, the Issuer shall not acquire any Collateral Obligation from an Affiliate of the Collateral Manager unless such transfer is from the Retention Holder or an Affiliate of the Collateral Manager that is a bankruptcy-remote special purpose vehicle.

(b) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(viii); provided, that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a Trade Ticket in respect thereof that is signed by a Responsible Officer of the Collateral Manager.

(c) Notwithstanding anything contained in this Article XII or Article V to the contrary, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation and the Retention Holder shall have the right to exercise any optional purchase or substitution rights (1) with the consent of Holders of Secured Debt evidencing at least (i) with respect to purchases or optional repurchases or substitutions during the Reinvestment Period and sales during or after the Reinvestment Period, 75% of the Aggregate Outstanding Amount of each Class of Secured Debt and (ii) with respect to purchases or optional repurchases or substitutions after the Reinvestment Period, 100% of the Aggregate Outstanding Amount of each Class of Secured Debt and (2) of which the Rating Agency and the Trustee has been notified.

(d) Notwithstanding anything contained in this Article XII or Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation and the Retention Holder shall not exercise any optional repurchase or substitution rights, in each case, without the consent of a Majority of the Controlling Class.

Section 12.4 Optional Repurchase or Substitution. (a) Subject to the limitations set forth below, the Retention Holder will have the right but not the obligation to repurchase, or substitute another Collateral Obligation for, any:

(i) Collateral Obligation that becomes a Defaulted Obligation;

(ii) Collateral Obligation that has a Material Covenant Default;

(iii) Collateral Obligation that becomes subject to a proposed Specified Amendment; or

(iv) Collateral Obligation that becomes a Credit Risk Obligation (each of the above, a “Substitution Event”).

(b) At all times, (i) the Aggregate Principal Balance of all substituted Collateral Obligations (each, a “Substitute Collateral Obligation”) owned by the Issuer at any time since the Closing Date plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Retention Holder pursuant to its right of optional repurchase or substitution since the Closing Date and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to (x) 20% of the Net Purchased Loan Balance in the aggregate and (y) 10% of the Net Purchased Loan Balance in the case of Defaulted Obligations or Credit Risk Obligations repurchased following a determination by the Collateral Manager that such Collateral Obligation would with the passage of time become a Defaulted Obligation; provided, that clause (ii) above shall not include (A) the Principal Balance related to any Collateral Obligation that is repurchased by the Retention Holder in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Retention Holder determines that such purchase is, in the commercially reasonable business judgment of the Retention Holder, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation and (y) the Collateral Manager determines that the Collateral Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Collateral Manager Standard or any provision of this Indenture or the Collateral Management Agreement or (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by the Issuer to the Retention Holder pursuant to Section 12.1(d). The foregoing provisions in this paragraph are the “Repurchase and Substitution Limit.”

(c) The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the following conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution), which conditions are:

(i) each Coverage Test, Collateral Quality Test and Concentration Limitation remains satisfied or, if not in compliance at the time of substitution, any such Coverage Test, Collateral Quality Test or Concentration Limitation is maintained or improved;

(ii) the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the Collateral Obligation being substituted for and the Net Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii) the S&P Rating of each Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the weighted average of the applicable S&P Ratings based on S&P Rating Factors) is equal to or higher than the S&P Rating of the Collateral Obligation being substituted for; and

(iv) solely after the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the weighted average of the stated maturities) is the same or earlier than the stated maturity date of the Collateral Obligation being substituted for.

(d) Any substitution of a Collateral Obligation will be initiated by delivery of written notice by the Retention Holder to the Trustee, the Collateral Administrator, the Issuer and the Collateral Manager that the Retention Holder intends to substitute a Collateral Obligation pursuant to this Indenture and shall be completed prior to the earliest of (x) the expiration of 90 days after the delivery of such notice, (y) delivery of written notice to the Trustee from the Retention Holder stating that the Retention Holder does not intend to convey any additional Substitute Collateral Obligations to the Issuer in exchange for any remaining amounts deposited in the Principal Collection Subaccount, or (z) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (x), (y) or (z), as applicable, being the “Substitution Period”). Each notice of substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (y) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations (or to fund the Revolver Funding Account if necessary) shall be deemed to constitute Principal Proceeds; provided, that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations (or to fund the Revolver Funding Account if necessary). To the extent any cash or other property received by the Issuer from the Retention Holder in connection with a Substitution Event as described herein exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Retention Holder to the Issuer.

(e) For each Substitute Collateral Obligation, the Retention Holder will make, as of the related Cut-Off Date, the representations and warranties in the Master Loan Sale Agreement. Prior to any substitution of a Collateral Obligation to the Issuer, the Collateral Manager must provide written notice thereof to the Rating Agency.

(f) In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Retention Holder shall have the right, but not the obligation, to repurchase from the Issuer any such Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a repurchase, the Retention Holder shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase (with the amount of the Transfer Deposit Amount representing the outstanding Principal Balance of the repurchased Collateral Obligation being deposited into the Principal Collection Subaccount and the amount of the Transfer Deposit Amount representing accrued interest being deposited into the Interest Collection Subaccount, regardless of whether such amounts are deemed to be capital contributions). To the extent the Transfer Deposit Amount exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Retention Holder to the Issuer. The Issuer and, at the written direction of the Issuer, the Trustee, shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Retention Holder or the Collateral Manager in order to effect the transfer and release of any of the Issuer’s interests in the Collateral Obligations (together with the Assets related thereto) that are being repurchased and the release thereof from the lien of this Indenture.

ARTICLE XIII

RELATIONS AMONG HOLDERS OF DEBT

Section 13.1 Subordination. (a) Anything in this Indenture or the Debt to the contrary notwithstanding, the Holders of each Class of Debt that constitute a Junior Class agree for the benefit of the Holders of the Debt of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments. In the event one or more Holders or beneficial owners of Debt cause the filing of a petition in bankruptcy against the Issuer prior to the expiration of the period set forth in clause (b) of this Section 13.1, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) have against the Issuer (including under all Debt of any Class held by such Holder(s)) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder (and each other secured creditor of the Issuer) that does not seek to cause any such filing, with such subordination being effective until all Debt (and each claim of each other secured creditor) held by each Holder of any Debt that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments set forth herein (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement.” The Bankruptcy Subordination Agreement shall constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Trustee shall be entitled to rely upon an Issuer Order from the Issuer with respect to the payment of amounts to Holders, which amounts are subordinated pursuant to this paragraph.

(b) The Holders of each Class of Debt and beneficial owners of each Class of Debt agree, for the benefit of all Holders of each Class of Debt and beneficial owners of each Class of Debt, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against the Issuer until the payment in full of all Secured Debt and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect plus one day, following such payment in full.

(c) The Issuer shall timely file an answer and any other appropriate pleading objecting to (i) the institution of any Proceeding in bankruptcy, insolvency or other similar proceeding in the United States or any other jurisdiction to have the Issuer adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or other applicable law. The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be payable as “Administrative Expenses.”

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided, that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (in any capacity under the Transaction Documents) agrees to accept and act upon instructions, certifications or directions or similar communications pursuant to the Transaction Documents sent by unsecured email or facsimile transmission or other similar unsecured electronic methods; provided, that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer.

Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

(c) The principal amount or face amount, as the case may be, and registered numbers of Debt held by any Person, and the date of such Person’s holding the same, shall be proved by the Register or shall be provided by certification by such Holder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such and of every Debt issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt.

(e) Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Notes so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided, that nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided, further, that the Trustee shall be entitled to conclusively rely on the accuracy and the currency of each Beneficial Ownership Certificate and shall not be required to obtain any further information in this regard.

Section 14.3 Notices, etc., to Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent and the Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders of Debt or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i) the Trustee and the Collateral Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile in legible form, to the Trustee or the Collateral Administrator, as applicable, addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee or the Collateral Administrator, as applicable, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided, that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to UMB Bank, National Association (in any capacity hereunder) will be deemed effective only upon receipt thereof by UMB Bank, National Association;

(ii) the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o 277 Park Ave., 45th Floor, New York, NY 10172, Attention: Joseph Cambareri, or by email to Joseph.Cambareri@StepStoneGroup.com; pdlegal@StepStoneGroup.com; Martin.Progin@StepStoneGroup.com, or at any other address previously furnished in writing to the other parties hereto by the Issuer, with a copy to the Collateral Manager at its address below;

(iii) the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by e-mail, addressed to Wells Fargo Securities, LLC, 550 South Tryon Street, MAC D1086-051, Charlotte, North Carolina 28202, Attention: Corporate Debt Finance, or at any other address previously furnished in writing to the Issuer and the Trustee by the Initial Purchaser;

(iv) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at StepStone Private Credit Fund LLC, 277 Park Ave, 45th Floor, New York, NY 10172, Attention: Joseph Cambareri, or by email to joseph.cambareri@stepstonegroup.com; pdlegal@stepstonegroup.com; Martin.Progin@stepstonegroup.com or at any other address previously furnished in writing to the parties hereto; and

(v) the Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if delivered by electronic copy to CDO_Surveillance@spglobal.com; provided, that (x) in respect of any request to S&P for a confirmation of its Initial Ratings of the Secured Debt, such request must be submitted by email to CDOEffectiveDatePortfolios@spglobal.com, (y) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com and (z) in respect of any question regarding the S&P CDO Monitor, such question must be submitted by email to CDOMonitor@spglobal.com.

(b) If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information.

Section 14.4 Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(a) such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided, that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Trustee’s internet website.

Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Debt (by Aggregate Outstanding Amount), at the expense of the Issuer; provided, that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements herein by the Issuer shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Debt and (to the extent provided herein) the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Debt or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date.

Section 14.10 Governing Law. This Indenture and the Debt shall be construed in accordance with, and this Indenture and the Debt and any matters arising out of or relating in any way whatsoever to this Indenture and the Debt (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12 Waiver of Jury Trial. EACH OF THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13 Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Indenture. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings. Delivery of an executed counterpart signature page of this Indenture by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 14.14 Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.17, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15 Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder of Debt will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided, that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt in accordance with the requirements of Section 2.5 hereof to which such Person sells or offers to sell any such Debt or any part thereof; (v) except for Specified Obligor Information, any other Person from which such former Person offers to purchase any security of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (viii) S&P (subject to Section 14.16); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or this Indenture or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided, that delivery to the Holders or to the accountants by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders or to the accountants shall not be a violation of this Section 14.15. Each Holder of Debt will, by its acceptance of its Debt, be deemed to have agreed, except as set forth in clauses (vi), (vii) and (x) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder will, by its acceptance of its Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder of a Debt, by its acceptance of a Debt, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15.

(b) For the purposes of this Section 14.15, (A) “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Debt by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided, that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer; and (B) “Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports.

(c) Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder or under the Collateral Administration Agreement. In addition, the Trustee, the Collateral Administrator, the Holders of the Debt (and each of their respective employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the U.S. federal, state and local income tax treatment of the Issuer, the Debt, and the transactions contemplated by this Indenture and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state, and local tax treatment and that may be relevant to understanding such U.S. federal, state, and local tax treatment.

Section 14.16 Communications with Rating Agency. If the Issuer shall receive any written or oral communication from the Rating Agency (or any of its respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Secured Debt, the Issuer agrees to refrain from communicating with the Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. The Issuer agrees that in no event shall its engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Secured Debt with the Rating Agency (or any of its respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager. For the avoidance of doubt, nothing in this Section 14.16 shall prohibit the Trustee from making available on its internet website the Monthly Reports, Distribution Reports and other notices or documentation relating to the Secured Debt or this Indenture. For the avoidance of doubt, the Accountants’ Reports or reports prepared by the Independent accountants pursuant to this Indenture (or information received, orally or in writing, about the contents of such reports) shall not be disclosed or distributed to the Rating Agency. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the 17g-5 website.

Section 14.17 Notice to the Rating Agency; Rule 17g-5 Procedures. (a) The Issuer shall post on a password-protected internet website, at the same time such information is provided to the Rating Agencies, all information (which shall not include any Accountants’ Report) the Issuer provides or causes to be provided to the Rating Agencies for the purposes of determining the initial credit rating of the Secured Debt or undertaking credit rating surveillance of the Secured Debt, in accordance with the following procedures in the case of such credit rating surveillance.

(b) To the extent that a Rating Agency makes an inquiry or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee that is relevant to such Rating Agency’s credit rating surveillance of the Secured Debt, all responses to such inquiries or communications from such Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the Information Agent who shall promptly forward such written response to the Issuer’s Website in accordance with the procedures set forth in this Section 14.17 and the Collateral Administration Agreement.

(c) To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement (including pursuant to Section 10.10 hereof), the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at CLO.StepStone@umb.com, which the Information Agent shall promptly forward to the Issuer’s Website in accordance with the procedures set forth in Section 14.17(d) and the Collateral Administration Agreement.

(d) The Issuer, the Collateral Manager, the Collateral Administrator and the Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Rating Agencies regarding any Collateral Obligation or the Notes; provided, that such party summarizes the information provided to the Rating Agencies in such communication and provides the Information Agent with such summary in accordance with the procedures set forth in this Section 14.17 and the Collateral Administration Agreement within one Business Day of such communication taking place. The Information Agent shall forward such summary to the Issuer’s Website in accordance with the procedures set forth in this Section 14.17(d).

(e) All information to be made available to the Rating Agencies pursuant to this Section 14.17 shall be made available by the Information Agent on the Issuer’s Website pursuant to the Collateral Administration Agreement. Information will be posted on the same Business Day of receipt; provided, that such information is received by 12:00 p.m. (Eastern time) or, if received after 12:00 p.m. (Eastern time), on the next Business Day. The Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the Issuer may remove it from the Issuer’s Website. None of the Trustee, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the Issuer’s Website. Access to the Issuer’s Website will be provided by the Issuer to the Rating Agencies and to any NRSRO upon receipt by the Issuer of an NRSRO Certification from such NRSRO (which may be submitted electronically via the information from the Issuer’s Website).

(f) In connection with providing access to the information from the Issuer’s Website, the Issuer may require registration and the acceptance of a disclaimer. The Information Agent shall not be liable for the dissemination of information in accordance with this Indenture and the Collateral Administration Agreement and makes no representations or warranties as to the accuracy or completeness of such information being made available and assumes no responsibility for such information. The Information Agent shall not be liable for its failure to make any information available to the Rating Agencies or NRSROs unless such information was delivered to the Information Agent at the email address set forth in Section 14.17(c), with a subject heading of “NRSRO Communication – StepStone CLO 2025-I” and sufficient detail to indicate that such information is required to be posted on the Issuer’s Website.

(g) In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E on the Issuer’s Website.

(h) Notwithstanding the requirements of this Section 14.17, none of the Trustee, the Information Agent or the Collateral Administrator shall have any obligation to engage in, or respond to, any inquiry or oral communications from any Rating Agency. None of the Trustee, the Information Agent or the Collateral Administrator shall be responsible for maintaining the Issuer’s Website or assuring that the Issuer’s Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulations. In no event shall the Trustee, the Information Agent or the Collateral Administrator be deemed to make any representation as to the content of the Issuer’s Website or respect to compliance by the Issuer’s Website with this Indenture, Rule 17g-5 or any other law or regulation.

(i) Notwithstanding anything therein to the contrary, the maintenance by the Trustee of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or other law or regulation related thereto.

Section 14.18 Proceedings. Each purchaser, beneficial owner and subsequent transferee of any Debt will be deemed by its purchase to acknowledge and agree as follows: (i) (a) the express terms of this Indenture govern the rights of the Holders to direct the commencement of a Proceeding against any person, (b) this Indenture contains limitations on the rights of the Holders of Debt to direct the commencement of any such Proceeding, and (c) each Holder of Debt shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (ii) there are no implied rights under this Indenture to direct the commencement of any such Proceeding; and (iii) notwithstanding any provision of this Indenture, or any provision of the Debt, or of the Collateral Administration Agreement or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Holders of Debt, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Manager, the BDC Advisor, the Collateral Administrator or the Calculation Agent.

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee at any time, including following the resignation or removal of the Collateral Manager.

(c) Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Holders of Secured Debt shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii) The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Holders of Secured Debt and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii) The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv) Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or supplementing the Collateral Management Agreement except as set forth in the Collateral Management Agreement.

(v) Except as otherwise set forth herein and therein (including pursuant to Section 12 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Secured Debt issued under this Indenture and the expiration of a period equal to one year and a day, or, if longer, the applicable preference period and one day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to stop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi) On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g) The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h) Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than two Business Days thereafter, forward such notice to the Noteholders (as their names appear in the Register).

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

STEPSTONE CLO 2025-I LLC,
as Issuer

By:	/s/ Joseph Cambareri
Name: Joseph Cambareri
Title: Chief Financial Officer

[Signature Page to Indenture]

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Willis Hwang
Name: Willis Hwang
Title: Vice President

[Signature Page to Indenture]

SCHEDULE 1

List of Collateral Obligations

[Intentionally Omitted]

Sch. 1-1

SCHEDULE 2

S&P Industry Classifications

Asset Type Code	Description
1020000	Energy Equipment & Services
1030000	Oil, Gas & Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers & Packaging
2050000	Metals & Mining
2060000	Paper & Forest Products
3020000	Aerospace & Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies & Distributors
3110000	Commercial Services & Supplies
9612010	Professional Services
3210000	Air Freight & Logistics
3220000	Passenger Airlines
3230000	Marine Transportation
3240000	Ground Transportation
3250000	Transportation Infrastructure
4011000	Automobile Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel & Luxury Goods
4210000	Hotels, Restaurants & Leisure
9551701	Diversified Consumer Services
4310000	Media
4300001	Entertainment
4300002	Interactive Media and Services
4410000	Distributors
4430000	Broadline Retail
4440000	Specialty Retail
5020000	Consumer Staples Distribution and Retail
5110000	Beverages
5120000	Food Products
5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Health Care Equipment & Supplies
6030000	Health Care Providers & Services

Sch. 2-1

Asset Type Code	Description
9551729	Health Care Technology
6110000	Biotechnology
6120000	Pharmaceuticals
9551727	Life Sciences Tools & Services
7011000	Banks
7110000	Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7311000	Diversified Real Estate Investment Trusts (REITs)
7310000	Real Estate Management & Development
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage & Peripherals
8130000	Electronic Equipment, Instruments & Components
8210000	Semiconductors & Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551702	Independent Power and Renewable Electricity Producers
9622292	Residential REITs
9622294	Industrial REITs
9622295	Hotel and resort REITs
9622296	Office REITs
9622297	Health care REITs
9622298	Retail REITs
9622299	Specialized REITs

PROJECT FINANCE
Asset Type Code	Description
PF101	Conversion or separation of hydrocarbons into value-added energy products
PF102	Mining and extraction
PF103	Pipelines
PF104	Storage
PF105	Utilities System
PF106	Vessels
PF107	Water treatment facilities
PF201	Alternative energy
PF202	Hydrogen
PF203	Power - Baseload - Contracted

Sch. 2-2

PROJECT FINANCE
Asset Type Code	Description
PF204	Power - Baseload - Merchant
PF205	Power - Wind - Contracted
PF206	Power - Wind - Merchant
PF207	Power - Solar - Contracted
PF208	Power - Solar - Merchant
PF209	Power - Hydro - Contracted
PF210	Power - Hydro - Merchant
PF211	Transmission power
PF212	Waste to energy
PF301	Accommodation assets
PF302	Digital infrastructure - Contracted
PF303	Digital infrastructure - Merchant
PF304	Education assets
PF305	Entertainment assets
PF306	Health care facilities
PF307	Public buildings
PF308	Real Estate
PF401	Airport
PF402	Port - Contracted
PF403	Port - Volume
PF404	Railways - Contracted
PF405	Railways - Volume
PF406	Road - Availability
PF407	Road - Volume
PF408	Parking

Sch. 2-3

SCHEDULE 3

[Reserved]

Sch. 3-1

SCHEDULE 4

S&P Rating Definitions and Recovery Rate Tables

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(a) (i) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty satisfying S&P’s then-current criteria, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided, that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if the related obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (ii) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(b) with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P; provided, that (x) such rating was assigned within 12 months of the applicable date of determination and (y) the Collateral Manager (on behalf of the Issuer) will notify S&P if the Collateral Manager has actual knowledge of the occurrence of any material amendment or event with respect to such Collateral Obligation that would, in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the credit quality of such Collateral Obligation, including any amortization modifications, extensions of maturity, reductions of principal amount owed, or non-payment of timely interest or principal due;

(c) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (i) through (iii) below:

(i) other than with respect to a DIP Collateral Obligation, if an obligation of the issuer is publicly rated by Moody’s, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody’s rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s rating if such Moody’s rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s rating if such Moody’s rating is “Ba1” or lower; provided, that the Aggregate Principal Balance of the Collateral Obligations that may have an S&P Rating derived from a Moody’s rating as set forth in this clause (i) may not exceed 10% of the Collateral Principal Amount;

Sch. 4-1

(ii) other than with respect to a DIP Collateral Obligation, the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation will, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which will be its S&P Rating; provided, that until the receipt from S&P of such estimate, such Collateral Obligation will have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation will have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be “CCC-” pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months (or such other period as provided in S&P’s then-current criteria) have elapsed after the withdrawal or suspension of the public rating; provided, further, that with respect to any Collateral Obligation for which S&P has provided a credit estimate, the Collateral Manager (on behalf of the Issuer) will request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimate); provided, further, that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with this Indenture (and concurrently submits all available Information in respect of such renewal), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with this Indenture) on each 12-month anniversary thereafter; provided, further, that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P notwithstanding that the Issuer is not applying to S&P for a confirmed or updated credit estimate; provided, further, that the Issuer will promptly notify S&P of any material events affecting any such Collateral Obligation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 (as the same may be amended or updated from time to time); or

Sch. 4-2

(iii) with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-;” provided, that (A) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (B) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; provided, that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P as if the Issuer were applying to S&P for a credit estimate; provided, further, that the Issuer will promptly notify S&P of any material events affecting any such Collateral Obligation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It” dated January 14, 2021 (as the same may be amended or updated from time to time); or

(d) with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be “CCC-”; provided, that if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Collateral Manager expects an S&P credit rating within 90 days, the S&P Rating of such Collateral Obligation until such credit rating is obtained from S&P will be (1) for a period of up to 90 days after the acquisition of such Collateral Obligation, the S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating and (2) thereafter, “CCC-”; or

(e) with respect to a Current Pay Obligation, the S&P Rating of such Current Pay Obligation will be “CCC”;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating; provided, further, that for purposes of the determination of the S&P Rating, if (x) the issuer or Obligor of any Collateral Obligation (or, in the case of clause (i) in the definition of “Defaulted Obligation,” any Selling Institution) was a debtor under Chapter 11, during which time such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) either had

Sch. 4-3

an S&P rating of “SD” or “CC” or lower from S&P or had an S&P rating that was withdrawn by S&P and (y) such issuer, Obligor or Selling Institution, as applicable, is no longer a debtor under Chapter 11, then, notwithstanding the fact that such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) continues to have an S&P rating of “SD” or “CC” or lower from S&P (or, in the case of any withdrawal, continues to have no S&P rating), the S&P Rating for any such obligation (including any Collateral Obligation), issuer, Obligor or Selling Institution, as applicable, shall be deemed to be “CCC-” for a period not to exceed twelve months following the date such issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11, so long as S&P has not taken any rating action with respect thereto since the date on which the issuer, Obligor or Selling Institution, as applicable, ceased to be a debtor under Chapter 11; provided, further, that (i) if any issuer, Obligor or Selling Institution, as applicable, has not exited the applicable bankruptcy proceeding and (ii) the applicable rating assigned by S&P to such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) has been withdrawn, then the S&P Rating for such issuer, Obligor or Selling Institution, as applicable, or any of its obligations (including any Collateral Obligation) shall be deemed to be such withdrawn S&P rating, so long as S&P has not taken any rating action with respect thereto since the date on which such S&P rating was withdrawn.

“S&P Equivalent Diversity Score”: A single number that indicates collateral concentration in terms of both issuer and industry concentration. A higher S&P Equivalent Diversity Score reflects a more diverse portfolio in terms of issuer and industry concentration. The S&P Equivalent Diversity Score is calculated as follows:

(i) An “Issuer Par Amount” is calculated for each issuer of a Collateral Obligation, and is equal to the aggregate principal balance of all Collateral Obligations issued by that issuer and all affiliates.

(ii) An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(iii) An “Equivalent Unit Score” is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(iv) An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the S&P Industry Classification and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(v) An “Industry Diversity Score” is then established for each S&P Industry Classification by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided, that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Sch. 4-4

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

Sch. 4-5

(vi) The S&P Equivalent Diversity Score is then calculated by summing each of the Industry Diversity Scores for each S&P Industry Classification.

“S&P Equivalent Rating Factor”: For any Collateral Obligation, the number set forth in the table below opposite the S&P Rating for such Collateral Obligation:

S&P Rating	S&P Equivalent Rating Factor
AAA	1
AA+	10
AA	20
AA-	40
A+	70
A	120
A-	180
BBB+	260
BBB	360
BBB-	610
BB+	940
BB	1,350
BB-	1,766
B+	2,220
B	2,720
B-	3,490
CCC+	4,770
CCC	6,500
CCC-	8,070
CC+ or lower	10,000

“S&P Equivalent Weighted Average Rating Factor”: The number determined by summing the products obtained by multiplying the outstanding principal balance of each Collateral Obligation by its S&P Equivalent Rating Factor, dividing such sum by the aggregate principal balance of all such Collateral Obligations and then rounding the result up to the nearest whole number.

S&P Recovery Rate Tables

Section 1.

(a) (i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows (taking into account, for any Collateral Obligation with an S&P Recovery Rating of “1” through “6”, the recovery estimate indicated in the S&P published report therefor):

Sch. 4-6

S&P Recovery Rating of a Collateral Obligation	Recovery Range from S&P Published Reports*	Initial Liability Rating
		“AAA” (%)	“AA” (%)	“A” (%)	“BBB-” (%)	“BB-” (%)	“B” and below (%)
1+	100	75	85	88	90	92	95
1	95	70	80	84	87.5	91	95
1	90	65	75	80	85	90	95
2	85	62.5	72.5	77.5	83	88	92
2	80	60	70	75	81	86	89
2	75	55	65	70.5	77	82.5	84
2	70	50	60	66	73	79	79
3	65	45	55	61	68	73	74
3	60	40	50	56	63	67	69
3	55	35	45	51	58	63	64
3	50	30	40	46	53	59	59
4	45	28.5	37.5	44	49.5	53.5	54
4	40	27	35	42	46	48	49
4	35	23.5	30.5	37.5	42.5	43.5	44
4	30	20	26	33	39	39	39
5	25	17.5	23	28.5	32.5	33.5	34
5	20	15	20	24	26	28	29
5	15	10	15	19.5	22.5	23.5	24
5	10	5	10	15	19	19	19
6	5	3.5	7	10.5	13.5	14	14
6	0	2	4	6	8	9	9
		Recovery Rate*

*	The recovery estimate from S&P’s published reports for a given loan is rounded down to the nearest 5%.
**

If a recovery estimate is not available from S&P’s published reports for a given loan with an S&P Recovery Rating of ‘1’ through ‘6’, the lower estimate for the applicable recovery rating will be assumed.

(ii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan or second lien loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Note Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

Sch. 4-7

For Collateral Obligations Domiciled in Group A

S&P Recovery Rating of the Senior Note Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	—%	—%	—%	—%	—%	—%
	Recovery Rate

For Collateral Obligations Domiciled in Group B

S&P Recovery Rating of the Senior Note Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	—%	—%	—%	—%	—%	—%
	Recovery Rate

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Note Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
	Recovery Rate

(iii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued a Senior Note Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

Sch. 4-8

For Collateral Obligations Domiciled in Groups A and B

S&P Recovery Rating of the Senior Note Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
	Recovery Rate

For Collateral Obligations Domiciled in Group C

S&P Recovery Rating of the Senior Note Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	—%	—%	—%	—%	—%	—%
5	—%	—%	—%	—%	—%	—%
6	—%	—%	—%	—%	—%	—%
	Recovery Rate

(b) If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Sch. 4-9

Recovery rates for Obligors Domiciled in Group A, B, or C:

	Initial Liability Rating
Priority Category	“AAA”	“AA”	“A”	“BBB-”	“BB-”	“B” and “CCC”
Senior Secured Loans (other than First-Lien Last-Out Loans and project finance loans)*
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov Lite Loans)*
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, First Lien Last Out Loans, Bonds, Unsecured Loans**
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
Project finance loans that are Senior Secured Loans
Group A	55%	60%	65%	70%	75%	80%
Group B	55%	60%	65%	70%	75%	80%
Group C	55%	60%	65%	70%	75%	80%
		Recovery Rate

Group A: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the U.K. and the United States.

Group B: Brazil, Czech Republic, Mexico, Poland and South Africa.

Group C: Greece, India, Indonesia, Kazakhstan, Romania, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam and other countries not included in Group A or Group B.

*

Solely for the purpose of determining the S&P Recovery Rate for such obligation, no obligation will constitute a “Senior Secured Loan” unless such obligation (a) is secured by a valid first priority security interest in collateral, (b) in the Collateral Manager’s commercially reasonable judgment (with such determination being made in good faith by the Collateral Manager at the time of such obligation’s purchase and based upon information reasonably available to the Collateral Manager at such time and without any requirement of additional investigation beyond the Collateral Manager’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal amount of all obligations senior or pari passu to such obligation and (ii) the outstanding principal balance of such obligation, which value may be derived from, among other things, the enterprise value of the issuer of such obligation, excluding any obligation secured primarily by equity or goodwill and (c) is not secured solely or primarily by common stock or other equity interests (provided that the terms of this footnote may be amended or revised at any time by a written agreement of the Issuer and the Collateral Manager, with notice to the Trustee and the Collateral Administrator (without the consent of any Holder), subject to satisfaction of the S&P Rating Condition, in order to conform to S&P then-current criteria for such obligations); provided that the limitations on common stock or other equity interests set forth above will not apply with respect to an obligation made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such obligation or any other similar type of indebtedness owing to third parties).

Sch. 4-10

**

Solely for the purpose of determining the S&P Recovery Rate for such loan, the Aggregate Principal Balance of all First-Lien Last-Out Loans, Unsecured Loans, Senior Secured Bonds and Second Lien Loans that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for First-Lien Last-Out Loans, Unsecured Loans, Senior Secured Bonds and Second Lien Loans in the table above and the Aggregate Principal Balance of all First-Lien Last-Out Loans, Unsecured Loans and Second Lien Loans in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for subordinated loans in the table above.

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan solely by operation of the proviso to clause (d) of the definition of the term “Senior Secured Loan”, such Collateral Obligation shall be deemed to be an Unsecured Loan.

Section 2. S&P CDO Monitor

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
	35.00	40.00	50.00	55.00
	35.10	40.10	50.10	55.10
	35.20	40.20	50.20	55.20
	35.30	40.30	50.30	55.30
	35.40	40.40	50.40	55.40
	35.50	40.50	50.50	55.50
	35.60	40.60	50.60	55.60
	35.70	40.70	50.70	55.70
	35.80	40.80	50.80	55.80
	35.90	40.90	50.90	55.90
	36.00	41.00	51.00	56.00
	36.10	41.10	51.10	56.10
	36.20	41.20	51.20	56.20
	36.30	41.30	51.30	56.30
	36.40	41.40	51.40	56.40
	36.50	41.50	51.50	56.50
	36.60	41.60	51.60	56.60
	36.70	41.70	51.70	56.70
	36.80	41.80	51.80	56.80
	36.90	41.90	51.90	56.90
	37.00	42.00	52.00	57.00
	37.10	42.10	52.10	57.10
	37.20	42.20	52.20	57.20
	37.30	42.30	52.30	57.30
	37.40	42.40	52.40	57.40
	37.50	42.50	52.50	57.50
	37.60	42.60	52.60	57.60
	37.70	42.70	52.70	57.70

Sch. 4-11

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
	37.80	42.80	52.80	57.80
	37.90	42.90	52.90	57.90
	38.00	43.00	53.00	58.00
	38.10	43.10	53.10	58.10
	38.20	43.20	53.20	58.20
	38.30	43.30	53.30	58.30
	38.40	43.40	53.40	58.40
	38.50	43.50	53.50	58.50
	38.60	43.60	53.60	58.60
	38.70	43.70	53.70	58.70
	38.80	43.80	53.80	58.80
	38.90	43.90	53.90	58.90
	39.00	44.00	54.00	59.00
	39.10	44.10	54.10	59.10
	39.20	44.20	54.20	59.20
	39.30	44.30	54.30	59.30
	39.40	44.40	54.40	59.40
	39.50	44.50	54.50	59.50
	39.60	44.60	54.60	59.60
	39.70	44.70	54.70	59.70
	39.80	44.80	54.80	59.80
	39.90	44.90	54.90	59.90
	40.00	45.00	55.00	60.00
	40.10	45.10	55.10	60.10
	40.20	45.20	55.20	60.20
	40.30	45.30	55.30	60.30
	40.40	45.40	55.40	60.40
	40.50	45.50	55.50	60.50
	40.60	45.60	55.60	60.60
	40.70	45.70	55.70	60.70
	40.80	45.80	55.80	60.80
	40.90	45.90	55.90	60.90
	41.00	46.00	56.00	61.00
	41.10	46.10	56.10	61.10
	41.20	46.20	56.20	61.20
	41.30	46.30	56.30	61.30
	41.40	46.40	56.40	61.40
	41.50	46.50	56.50	61.50
	41.60	46.60	56.60	61.60
	41.70	46.70	56.70	61.70
	41.80	46.80	56.80	61.80
	41.90	46.90	56.90	61.90
	42.00	47.00	57.00	62.00

Sch. 4-12

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
	42.10	47.10	57.10	62.10
	42.20	47.20	57.20	62.20
	42.30	47.30	57.30	62.30
	42.40	47.40	57.40	62.40
	42.50	47.50	57.50	62.50
	42.60	47.60	57.60	62.60
	42.70	47.70	57.70	62.70
	42.80	47.80	57.80	62.80
	42.90	47.90	57.90	62.90
	43.00	48.00	58.00	63.00
	43.10	48.10	58.10	63.10
	43.20	48.20	58.20	63.20
	43.30	48.30	58.30	63.30
	43.40	48.40	58.40	63.40
	43.50	48.50	58.50	63.50
	43.60	48.60	58.60	63.60
	43.70	48.70	58.70	63.70
	43.80	48.80	58.80	63.80
	43.90	48.90	58.90	63.90
	44.00	49.00	59.00	64.00
	44.10	49.10	59.10	64.10
	44.20	49.20	59.20	64.20
	44.30	49.30	59.30	64.30
	44.40	49.40	59.40	64.40
	44.50	49.50	59.50	64.50
	44.60	49.60	59.60	64.60
	44.70	49.70	59.70	64.70
	44.80	49.80	59.80	64.80
	44.90	49.90	59.90	64.90
	45.00	50.00	60.00	65.00
	45.10	50.10	60.10	65.10
	45.20	50.20	60.20	65.20
	45.30	50.30	60.30	65.30
	45.40	50.40	60.40	65.40
	45.50	50.50	60.50	65.50
	45.60	50.60	60.60	65.60
	45.70	50.70	60.70	65.70
	45.80	50.80	60.80	65.80
	45.90	50.90	60.90	65.90
	46.00	51.00	61.00	66.00
	46.10	51.10	61.10	66.10
	46.20	51.20	61.20	66.20
	46.30	51.30	61.30	66.30

Sch. 4-13

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
	46.40	51.40	61.40	66.40
	46.50	51.50	61.50	66.50
	46.60	51.60	61.60	66.60
	46.70	51.70	61.70	66.70
	46.80	51.80	61.80	66.80
	46.90	51.90	61.90	66.90
	47.00	52.00	62.00	67.00
	47.10	52.10	62.10	67.10
	47.20	52.20	62.20	67.20
	47.30	52.30	62.30	67.30
	47.40	52.40	62.40	67.40
	47.50	52.50	62.50	67.50
	47.60	52.60	62.60	67.60
	47.70	52.70	62.70	67.70
	47.80	52.80	62.80	67.80
	47.90	52.90	62.90	67.90
	48.00	53.00	63.00	68.00
	48.10	53.10	63.10	68.10
	48.20	53.20	63.20	68.20
	48.30	53.30	63.30	68.30
	48.40	53.40	63.40	68.40
	48.50	53.50	63.50	68.50
	48.60	53.60	63.60	68.60
	48.70	53.70	63.70	68.70
	48.80	53.80	63.80	68.80
	48.90	53.90	63.90	68.90
	49.00	54.00	64.00	69.00
	49.10	54.10	64.10	69.10
	49.20	54.20	64.20	69.20
	49.30	54.30	64.30	69.30
	49.40	54.40	64.40	69.40
	49.50	54.50	64.50	69.50
	49.60	54.60	64.60	69.60
	49.70	54.70	64.70	69.70
	49.80	54.80	64.80	69.80
	49.90	54.90	64.90	69.90
	50.00	55.00	65.00	70.00
	50.10	55.10	65.10	70.10
	50.20	55.20	65.20	70.20
	50.30	55.30	65.30	70.30
	50.40	55.40	65.40	70.40
	50.50	55.50	65.50	70.50
	50.60	55.60	65.60	70.60

Sch. 4-14

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
	50.70	55.70	65.70	70.70
	50.80	55.80	65.80	70.80
	50.90	55.90	65.90	70.90
	51.00	56.00	66.00	71.00
	51.10	56.10	66.10	71.10
	51.20	56.20	66.20	71.20
	51.30	56.30	66.30	71.30
	51.40	56.40	66.40	71.40
	51.50	56.50	66.50	71.50
	51.60	56.60	66.60	71.60
	51.70	56.70	66.70	71.70
	51.80	56.80	66.80	71.80
	51.90	56.90	66.90	71.90
	52.00	57.00	67.00	72.00
	52.10	57.10	67.10	72.10
	52.20	57.20	67.20	72.20
	52.30	57.30	67.30	72.30
	52.40	57.40	67.40	72.40
	52.50	57.50	67.50	72.50
	52.60	57.60	67.60	72.60
	52.70	57.70	67.70	72.70
	52.80	57.80	67.80	72.80
	52.90	57.90	67.90	72.90
	53.00	58.00	68.00	73.00
	53.10	58.10	68.10	73.10
	53.20	58.20	68.20	73.20
	53.30	58.30	68.30	73.30
	53.40	58.40	68.40	73.40
	53.50	58.50	68.50	73.50
	53.60	58.60	68.60	73.60
	53.70	58.70	68.70	73.70
	53.80	58.80	68.80	73.80
	53.90	58.90	68.90	73.90
	54.00	59.00	69.00	74.00
	54.10	59.10	69.10	74.10
	54.20	59.20	69.20	74.20
	54.30	59.30	69.30	74.30
	54.40	59.40	69.40	74.40
	54.50	59.50	69.50	74.50
	54.60	59.60	69.60	74.60
	54.70	59.70	69.70	74.70
	54.80	59.80	69.80	74.80
	54.90	59.90	69.90	74.90

Sch. 4-15

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
	55.00	60.00	70.00	75.00
		60.10	70.10	75.10
		60.20	70.20	75.20
		60.30	70.30	75.30
		60.40	70.40	75.40
		60.50	70.50	75.50
		60.60	70.60	75.60
		60.70	70.70	75.70
		60.80	70.80	75.80
		60.90	70.90	75.90
		61.00	71.00	76.00
		61.10	71.10	76.10
		61.20	71.20	76.20
		61.30	71.30	76.30
		61.40	71.40	76.40
		61.50	71.50	76.50
		61.60	71.60	76.60
		61.70	71.70	76.70
		61.80	71.80	76.80
		61.90	71.90	76.90
		62.00	72.00	77.00
		62.10	72.10	77.10
		62.20	72.20	77.20
		62.30	72.30	77.30
		62.40	72.40	77.40
		62.50	72.50	77.50
		62.60	72.60	77.60
		62.70	72.70	77.70
		62.80	72.80	77.80
		62.90	72.90	77.90
		63.00	73.00	77.00
		63.10	73.10	78.10
		63.20	73.20	78.20
		63.30	73.30	78.30
		63.40	73.40	78.40
		63.50	73.50	78.50
		63.60	73.60	78.60
		63.70	73.70	78.70
		63.80	73.80	78.80
		63.90	73.90	78.90
		64.00	74.00	78.00
		64.10	74.10	79.10
		64.20	74.20	79.20

Sch. 4-16

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
		64.30	74.30	79.30
		64.40	74.40	79.40
		64.50	74.50	79.50
		64.60	74.60	79.60
		64.70	74.70	79.70
		64.80	74.80	79.80
		64.90	74.90	79.90
		65.00	75.00	80.00
		65.10	75.10	80.10
		65.20	75.20	80.20
		65.30	75.30	80.30
		65.40	75.40	80.40
		65.50	75.50	80.50
		65.60	75.60	80.60
		65.70	75.70	80.70
		65.80	75.80	80.80
		65.90	75.90	80.90
		66.00	76.00	81.00
		66.10	76.10	81.10
		66.20	76.20	81.20
		66.30	76.30	81.30
		66.40	76.40	81.40
		66.50	76.50	81.50
		66.60	76.60	81.60
		66.70	76.70	81.70
		66.80	76.80	81.80
		66.90	76.90	81.90
		67.00	77.00	82.00
		67.10	77.10	82.10
		67.20	77.20	82.20
		67.30	77.30	82.30
		67.40	77.40	82.40
		67.50	77.50	82.50
		67.60	77.60	82.60
		67.70	77.70	82.70
		67.80	77.80	82.80
		67.90	77.90	82.90
		68.00	77.00	83.00
		68.10	78.10	83.10
		68.20	78.20	83.20
		68.30	78.30	83.30
		68.40	78.40	83.40
		68.50	78.50	83.50

Sch. 4-17

Weighted Average S&P Recovery Rate	Liability Rating
	“AAA”	“AA”	“A”	“BBB”
		68.60	78.60	83.60
		68.70	78.70	83.70
		68.80	78.80	83.80
		68.90	78.90	83.90
		69.00	78.00	84.00
		69.10	79.10	84.10
		69.20	79.20	84.20
		69.30	79.30	84.30
		69.40	79.40	84.40
		69.50	79.50	84.50
		69.60	79.60	84.60
		69.70	79.70	84.70
		69.80	79.80	84.80
		69.90	79.90	84.90
		70.00	80.00	85.00

For purposes of calculating the Collateral Quality Tests, DIP Collateral Obligations will be treated as having an S&P Recovery Rate equal to the S&P Recovery Rate for Senior Secured Loan.

The applicable weighted average spread will be the spread between 2.00% and 7.00% (in increments of .01%) without exceeding the Weighted Average Floating Spread (determined for purposes of this definition as if all Discount Obligations instead constituted Collateral Obligations that are not Discount Obligations) as of such Measurement Date.

Sch. 4-18

EXHIBIT A

FORMS OF NOTES

EXHIBIT A-1A

FORM OF GLOBAL SECURED NOTE

[RULE 144A][REGULATION S] GLOBAL SECURED NOTE

representing

CLASS [A][B] SENIOR SECURED

FLOATING RATE NOTES DUE 2037

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)) OR AN ENTITY (OTHER THAN A TRUST) OWNED EXCLUSIVELY BY “QUALIFIED PURCHASERS” THAT IS (A) EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(D) OR (A)(1)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY REGULATION S, IN EACH CASE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B) EITHER (1) A QUALIFIED INSTITUTIONAL BUYER OR AN IAI OR (2) A QUALIFIED PURCHASER THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) THAT HAS ACQUIRED ITS INTEREST IN SUCH NOTE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, TO SELL ITS INTEREST IN THE NOTE, OR TO SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-1A-1

[EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS, OR IS ACTING ON BEHALF OF, A GOVERNMENTAL, NON-ELECTING CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, AND INCLUDES (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” TO WHICH SECTION 4975 OF THE CODE APPLIES OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH “EMPLOYEE BENEFIT PLAN’S” OR “PLAN’S” INVESTMENT IN THE ENTITY.]1

[NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THIS CLASS OF NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING SUCH NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE IN THE FORM OF A GLOBAL NOTE PURCHASED FROM THE ISSUER ON THE CLOSING DATE OR IN THE FORM OF CERTIFICATED NOTES (OR ANY INTEREST HEREIN) WILL BE REQUIRED TO REPRESENT AND WARRANT (A) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) THAT (1) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) IF IT IS A

[1]	Insert into the Transfer-Unrestricted Debt only.

A-1A-2

GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”). “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3 101, AS MODIFIED BY SECTION 3(42) OF ERISA, AND INCLUDES (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE) TO WHICH SECTION 4975 OF THE CODE APPLIES AND (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE IN THE FORM OF A GLOBAL NOTE OTHER THAN FROM THE ISSUER ON THE CLOSING DATE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (I) IT IS NOT, AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON; AND (II) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (1) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY SIMILAR LAW, AND (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY OTHER PLAN LAW.

A-1A-3

NO TRANSFER OF THE TRANSFER-RESTRICTED DEBT WILL BE EFFECTIVE UNLESS AND UNTIL THE ISSUER AND THE TRUSTEE HAVE RECEIVED A FULLY EXECUTED DAISY CHAIN LETTER.]2

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE OR BENEFICIAL INTEREST HEREIN THAT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (I) NONE OF THE TRANSACTION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“FIDUCIARY”), IN CONNECTION WITH ITS DECISION TO INVEST IN THE NOTES, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR TO ANY FIDUCIARY IN CONNECTION WITH ITS ACQUISITION OF THIS NOTE AND (II) THE FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS NOTE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX-RELATED TRANSFER RESTRICTIONS UNDER SECTION 2.12 OF THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

[2]	Insert into the Transfer-Restricted Debt only.

A-1A-4

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE ISSUER, THE COLLATERAL MANAGER AND THE RETENTION HOLDER ARE RELYING ON THE TRUTH, ACCURACY AND COMPLETENESS OF EACH OF THE FOREGOING DEEMED REPRESENTATIONS, ACKNOWLEDGEMENTS AND AGREEMENT AS A MATERIAL INDUCEMENT TO ENTER INTO THIS TRANSACTION.

A-1A-5

STEPSTONE CLO 2025-I LLC

[RULE 144A][REGULATION S] GLOBAL SECURED NOTE

representing

CLASS [A][B] SENIOR SECURED

FLOATING RATE NOTES DUE 2037

[R][S]-1	September 17, 2025

CUSIP No.: [85913FAA1]1[U85873AA2]2[85913FAC7]3

Up to U.S.$[174,000,000]4[30,000,000]5

ISIN: [US85913FAA12]6[USU85873AA22]7[US85913FAC77]8

STEPSTONE CLO 2025-I LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A on the Payment Date in August 2037, or, if such day is not a Business Day, the next succeeding Business Day (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February 2026 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to the Benchmark plus [1.68][2.00]% per annum on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the date one day prior to such Payment Date (whether or not such date is a Business Day).

[1]	Insert into the Rule 144A Class A Notes only.
[2]	Insert into the Reg S Class A Notes only.
[3]	Insert into the Rule 144A Class B Notes only.
[4]	Insert into the Class A Notes only.
[5]	Insert into the Class B Notes only.
[6]	Insert into the Rule 144A Class A Notes only.
[7]	Insert into the Reg S Class A Notes only.
[8]	Insert into the Rule 144A Class B Notes only.

A-1A-6

Interest will cease to accrue on each Class [A][B] Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. The principal of this Class [A][B] Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class [A][B] Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Class [A][B] Senior Secured Floating Rate Notes due 2037 (the “Class [A][B] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture, dated as of September 17, 2025 (the “Indenture”), between the Issuer and UMB Bank, National Association, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption as specified in the Indenture. In the case of any optional redemption of Class [A][B] Notes, interest and principal installments whose Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more predecessor Class [A][B] Notes, registered as such at the close of business on the relevant Record Date.

Transfers of this [Rule 144A][Regulation S] Global Note shall be limited to transfers of such Global Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

[Interests in this [Rule 144A][Regulation S] Global Note will be transferable in accordance with DTC’s rules and procedures in use at such time, and to transferees acquiring Certificated Notes or to a transferee taking an interest in a [Rule 144A][Regulation S] Global Note, subject to and in accordance with the restrictions set forth in the Indenture.]9

[Interests in this Rule 144A Global Note will be transferrable in accordance with DTC’s rules and procedures in use at such time, and to transferees acquiring Certificated Notes, subject to and in accordance with the restrictions set forth in the Indenture. No transfer of Class B Notes will be effective unless and until the Issuer or the Trustee have received a fully executed Daisy Chain Letter.]10

[9]	Insert into the Class A Notes only.
[10]	Insert into Class B Notes only.

A-1A-7

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs at the direction of the Collateral Manager as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs (x) after the end of the Non-Call Period and prior to the end of the Reinvestment Period, if the Collateral Manager is unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account or (y) after the Effective Date, in order to obtain from S&P written confirmation of its Initial Ratings of the applicable Notes, each as set forth in Section 9.6 of the Indenture, (d) a redemption occurs because a Majority of an Affected Class or the Issuer so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture or (e) a redemption occurs because the Collateral Manager provides written direction to this effect as set forth in Section 9.9 of the Indenture, then in each case this Note may be redeemed in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clauses (b), (d) or (e), Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of such Class of Notes.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the Class [A][B] Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

[Interests in this [Rule 144A][Regulation S] Global Note may be exchanged for an interest in, or transferred to a transferee taking an interest in, the corresponding [Regulation S][Rule 144A] Global Note subject to the restrictions as set forth in the Indenture. This [Rule 144A][Regulation S] Global Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.]11

[This Rule 144A Global Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.]12

Upon redemption, exchange of or increase in any interest represented by this [Rule 144A][Regulation S] Global Note, this [Rule 144A][Regulation S] Global Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

[11]	Insert into the Class A Notes only.
[12]	Insert into the Class B Notes only.

A-1A-8

The Class [A][B] Notes will be issued in minimum denominations of $[250,000]13[1,500,000]14 and integral multiples of $1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar which initially is the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for any registration of transfer or exchange of this Note, but the Trustee or the Registrar may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or the signatures of the transferor and the transferee.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

This Note may be executed or authenticated in any number of counterparts, each of which so executed or authenticated shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed or authenticated counterpart of this Note by electronic means (including email, Portable Document Format (PDF) File or facsimile) will be effective as delivery of a manually executed or authenticated counterpart of this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

[13]	Insert into the Class A Notes only.
[14]	Insert into the Class B Notes only.

A-1A-9

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

STEPSTONE CLO 2025-I LLC, as Issuer

By:
Name:
Title:

A-1A-10

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date: September 17, 2025

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

A-1A-11

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this [Rule 144A][Regulation S] Global Note have been made:

Date exchange/ redemption/ increase made	Original principal amount of this [Rule 144A] [Regulation S] Global Note	Part of principal amount of this [Rule 144A] [Regulation S] Global Note exchanged/ redeemed/ increased	Remaining principal amount of this [Rule 144A] [Regulation S] Global Note following such exchange/ redemption/increase	Notation made by or on behalf of the Issuer

$[ ]

A-1A-12

EXHIBIT A-1B

FORM OF GLOBAL NOTE

RULE 144A GLOBAL NOTE

representing

SUBORDINATED NOTES DUE 2037

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)) OR AN ENTITY (OTHER THAN A TRUST) OWNED EXCLUSIVELY BY “QUALIFIED PURCHASERS” THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(D) OR (A)(1)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “IAI”), AND IN EACH CASE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS A U.S. PERSON AND IS NOT BOTH (1) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A QUALIFIED INSTITUTIONAL BUYER OR AN IAI TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

A-1B-1

NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THIS CLASS OF NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING SUCH NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE REQUIRED TO REPRESENT AND WARRANT (A) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) THAT (1) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”). “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3 101, AS MODIFIED BY SECTION 3(42) OF ERISA, AND INCLUDES (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(E)(1) OF THE CODE) TO WHICH SECTION 4975 OF THE CODE APPLIES AND (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

A-1B-2

NO TRANSFER OF THE SUBORDINATED NOTES WILL BE EFFECTIVE UNLESS AND UNTIL THE ISSUER AND THE TRUSTEE HAVE RECEIVED A FULLY EXECUTED DAISY CHAIN LETTER.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE OR BENEFICIAL INTEREST HEREIN THAT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (I) NONE OF THE TRANSACTION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“FIDUCIARY”), IN CONNECTION WITH ITS DECISION TO INVEST IN THE NOTES, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR TO ANY FIDUCIARY IN CONNECTION WITH ITS ACQUISITION OF THIS NOTE AND (II) THE FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS NOTE.

ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX-RELATED TRANSFER RESTRICTIONS UNDER SECTION 2.12 OF THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

A-1B-3

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE ISSUER, THE COLLATERAL MANAGER AND THE RETENTION HOLDER ARE RELYING ON THE TRUTH, ACCURACY AND COMPLETENESS OF EACH OF THE FOREGOING DEEMED REPRESENTATIONS, ACKNOWLEDGEMENTS AND AGREEMENT AS A MATERIAL INDUCEMENT TO ENTER INTO THIS TRANSACTION.

A-1B-4

STEPSTONE CLO 2025-I LLC

RULE 144A GLOBAL SUBORDINATED NOTE

representing

SUBORDINATED NOTES DUE 2037

R-1	September 17, 2025

CUSIP No.: 85913FAE3	Up to U.S.$94,870,000

ISIN: US85913FAE34

STEPSTONE CLO 2025-I LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum as indicated on Schedule A on the Payment Date in August 2037 or, if such day is not a Business Day, the next succeeding Business Day (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are non-recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive. The Subordinated Notes are not secured under the Indenture, and the Holders of the Subordinated Notes are not Secured Parties. In the event of any inconsistency between this Note and the terms of the Indenture, the terms of the Indenture shall govern.

The principal of each Subordinated Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Subordinated Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments of Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes are subordinated to payments in respect of the Secured Notes as set forth in the Indenture and failure to pay such amounts to the Holders of the Subordinated Notes will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2037 (the “Subordinated Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture, dated as of September 17, 2025 (the “Indenture”), between the Issuer and UMB Bank, National Association, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

A-1B-5

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note may be redeemed, in whole but not in part, on any Business Day after the redemption in full of the Secured Notes, at the written direction of the Collateral Manager or a Majority of the Subordinated Notes (with the consent of the Collateral Manager).

Transfers of this Rule 144A Global Subordinated Note shall be limited to transfers of such Global Subordinated Note in whole, but not in part, to a nominee of DTC or to a successor of DTC or such successor’s nominee.

Interests in this Rule 144A Global Subordinated Note will be transferrable in accordance with DTC’s rules and procedures in use at such time, and to transferees acquiring Certificated Subordinated Notes, subject to and in accordance with the restrictions set forth in the Indenture. No transfer of Subordinated Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner of such Subordinated Note on the Register on the applicable Record Date for the purpose of receiving distributions of principal of and interest on such Subordinated Note and on any other date for all other purposes whatsoever (whether or not such Subordinated Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

This Rule 144A Global Subordinated Note is subject to mandatory exchange for Certificated Notes under the limited circumstances set forth in the Indenture.

Upon redemption, exchange of or increase in any interest represented by this Rule 144A Global Subordinated Note, this Rule 144A Global Subordinated Note shall be endorsed on Schedule A hereto to reflect the reduction of or increase in the principal amount evidenced hereby.

The Subordinated Notes will be issued in minimum denominations of $1,500,000 and integral multiples of $1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar which initially is the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for any registration of transfer or exchange of this Subordinated Note, but the Trustee or the Registrar may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or the signatures of the transferor and the transferee.

Each holder of this Note, by its acceptance of this Note, hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

A-1B-6

This Note may be executed or authenticated in any number of counterparts, each of which so executed or authenticated shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed or authenticated counterpart of this Note by electronic means (including email, Portable Document Format (PDF) File or facsimile) will be effective as delivery of a manually executed or authenticated counterpart of this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

A-1B-7

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

STEPSTONE CLO 2025-I LLC, as Issuer

By:
Name:
Title:

A-1B-8

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date: September 17, 2025

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

A-1B-9

SCHEDULE A

SCHEDULE OF EXCHANGES OR REDEMPTIONS

The following exchanges, redemptions of or increase in the whole or a part of the Notes represented by this Rule 144A Global Subordinated Note have been made:

Date exchange/ redemption/ increase made	Original principal amount of this Rule 144A Global Subordinated Note	Part of principal amount of this Rule 144A Global Subordinated Note exchanged/ redeemed/ increased	Remaining principal amount of this Rule 144A Global Subordinated Note following such exchange/ redemption/ increase	Notation made by or on behalf of the Issuer

$[_]

A-1B-10

EXHIBIT A-2

FORM OF CERTIFICATED SECURED NOTE

CERTIFICATED NOTE

representing

CLASS [A][B] SENIOR SECURED

FLOATING RATE NOTES DUE 2037

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)) OR AN ENTITY (OTHER THAN A TRUST) OWNED EXCLUSIVELY BY “QUALIFIED PURCHASERS” THAT IS (A) EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(D) OR (A)(1)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “IAI”) OR (B) A PERSON THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN AN “OFFSHORE TRANSACTION” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY REGULATION S, IN EACH CASE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS NOT BOTH (A) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (B) EITHER (1) A QUALIFIED INSTITUTIONAL BUYER OR AN IAI OR (2) A QUALIFIED PURCHASER THAT IS NOT A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) THAT HAS ACQUIRED ITS INTEREST IN SUCH NOTE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, TO SELL ITS INTEREST IN THE NOTE, OR TO SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

A-2-1

[EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND (B) IF IT IS, OR IS ACTING ON BEHALF OF, A GOVERNMENTAL, NON-ELECTING CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN “OTHER PLAN LAW”), ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY SUCH OTHER PLAN LAW. “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, AND INCLUDES (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” TO WHICH SECTION 4975 OF THE CODE APPLIES OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY SUCH “EMPLOYEE BENEFIT PLAN’S” OR “PLAN’S” INVESTMENT IN THE ENTITY.]1

[NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THIS CLASS OF NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING SUCH NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE IN THE FORM OF A GLOBAL NOTE PURCHASED FROM THE ISSUER ON THE CLOSING DATE OR IN THE FORM OF CERTIFICATED NOTES (OR ANY INTEREST HEREIN) WILL BE REQUIRED TO REPRESENT AND WARRANT (A) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) THAT (1) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO

[1]	Insert into the Transfer-Unrestricted Debt.

A-2-2

LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”). “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3 101, AS MODIFIED BY SECTION 3(42) OF ERISA, AND INCLUDES (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE) TO WHICH SECTION 4975 OF THE CODE APPLIES AND (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE IN THE FORM OF A GLOBAL NOTE OTHER THAN FROM THE ISSUER ON THE CLOSING DATE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (I) IT IS NOT, AND IS NOT ACTING ON BEHALF OF (AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN WILL NOT BE, AND WILL NOT BE ACTING ON BEHALF OF), A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON; AND (II) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (1) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY SIMILAR LAW, AND (2) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY OTHER PLAN LAW.

A-2-3

NO TRANSFER OF THE TRANSFER-RESTRICTED DEBT WILL BE EFFECTIVE UNLESS AND UNTIL THE ISSUER AND THE TRUSTEE HAVE RECEIVED A FULLY EXECUTED DAISY CHAIN LETTER.]2

EACH PURCHASER AND TRANSFEREE OF THIS NOTE OR BENEFICIAL INTEREST HEREIN THAT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (I) NONE OF THE TRANSACTION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“FIDUCIARY”), IN CONNECTION WITH ITS DECISION TO INVEST IN THE NOTES, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR TO ANY FIDUCIARY IN CONNECTION WITH ITS ACQUISITION OF THIS NOTE AND (II) THE FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS NOTE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX-RELATED TRANSFER RESTRICTIONS UNDER SECTION 2.12 OF THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS

[2]	Insert into the Transfer-Restricted Debt.

A-2-4

MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE ISSUER, THE COLLATERAL MANAGER AND THE RETENTION HOLDER ARE RELYING ON THE TRUTH, ACCURACY AND COMPLETENESS OF EACH OF THE FOREGOING DEEMED REPRESENTATIONS, ACKNOWLEDGEMENTS AND AGREEMENT AS A MATERIAL INDUCEMENT TO ENTER INTO THIS TRANSACTION.

A-2-5

STEPSTONE CLO 2025-I LLC

CERTIFICATED NOTE

representing

CLASS [A][B] SENIOR SECURED

FLOATING RATE NOTES DUE 2037

U.S.$[_]

September 17, 2025

C-[_]

CUSIP No.: [_]

STEPSTONE CLO 2025-I LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to [_____] or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [______] United States Dollars (U.S.$[________]) on the Payment Date in August 2037 or, if such day is not a Business Day, the next succeeding Business Day (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are limited recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive.

The Issuer promises to pay interest, if any, on the 20th day of February, May, August and November in each year, commencing in February 2026 (or, if such day is not a Business Day, the next succeeding Business Day), at the rate equal to the Benchmark plus [1.68][2.00]% per annum on the unpaid principal amount hereof until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. The interest so payable on any Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest, which shall be the date one day prior to such Payment Date (whether or not such date is a Business Day).

Interest will cease to accrue on each Class [A][B] Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a default is otherwise made with respect to such payments. The principal of this Class [A][B] Note shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments. The principal of each Class [A][B] Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2-6

This Note is one of a duly authorized issue of Class [A][B] Senior Secured Floating Rate Notes due 2037 (the “Class [A][B] Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture, dated as of September 17, 2025 (the “Indenture”), between the Issuer and UMB Bank, National Association, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note is subject to optional redemption as specified in the Indenture. In the case of any optional redemption of Class [A][B] Notes, interest and principal installments whose Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more predecessor Class [A][B] Notes, registered as such at the close of business on the relevant Record Date.

[This Note may be transferred to a transferee acquiring Certificated Notes, to a transferee taking an interest in a Rule 144A Global Note or to a transferee taking an interest in a Regulation S Global Note, subject to and in accordance with the restrictions set forth in the Indenture.]3

[This Note may be transferred to a transferee acquiring Certificated Notes, to a transferee taking an interest in a Rule 144A Global Note, subject to and in accordance with the restrictions set forth in the Indenture. No transfer of Class B Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.]4

If (a) a redemption occurs because any Coverage Test is not satisfied as set forth in Section 9.1 of the Indenture, (b) a redemption occurs at the direction of the Collateral Manager as set forth in Section 9.2 of the Indenture, (c) a Special Redemption occurs (x) after the end of the Non-Call Period and prior to the end of the Reinvestment Period, if the Collateral Manager is unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account or (y) after the Effective Date, in order to obtain from S&P written confirmation of its Initial Ratings of the applicable Notes, each as set forth in Section 9.6 of the Indenture, (d) a redemption occurs because a Majority of an Affected Class or the Issuer so direct the Trustee following the occurrence of a Tax Event as set forth in Section 9.3 of the Indenture or (e) a redemption occurs because the Collateral Manager provides written direction to this effect as set forth in Section 9.9 of the Indenture, then in each case this Note may be redeemed in the manner, under the conditions and with the effect provided in the Indenture. In connection with any redemption pursuant to clauses (b), (d) or (e), Holders of 100% of the Aggregate Outstanding Amount of any Class of Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to such Holders of such Class of Notes.

[3]	Insert into the Class A Notes only.
[4]	Insert into the Class B Notes only.

A-2-7

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

The Class [A][B] Notes will be issued in minimum denominations of $[250,000]5[1,500,000]6 and integral multiples of $1.00 in excess thereof.

If an Event of Default shall occur and be continuing, the Class [A][B] Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Title to Notes shall pass by registration in the Register kept by the Registrar which initially is the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for any registration of transfer or exchange of this Note, but the Trustee or the Registrar may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or the signatures of the transferor and the transferee.

Each holder and beneficial owner of this Note, by its acceptance of this Note, hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

This Note may be executed or authenticated in any number of counterparts, each of which so executed or authenticated shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed or authenticated counterpart of this Note by electronic means (including email, Portable Document Format (PDF) File or facsimile) will be effective as delivery of a manually executed or authenticated counterpart of this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

[5]	Insert into the Class A Notes only.
[6]	Insert into the Class B Notes only.

A-2-8

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

STEPSTONE CLO 2025-I LLC, as Issuer

By:
Name:
Title:

A-2-9

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date: September 17, 2025

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

A-2-10

Assignment Form

For value received ___________________________________________________________________

does hereby sell, assign, and transfer to

____________________________________________________________

____________________________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name and

address, including zip code, of assignee:

____________________________________________________________

____________________________________________________________

____________________________________________________________

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: _______________	Your Signature
(Sign exactly as your name appears in the security)

Signature Guaranteed*: _______________________

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-11

EXHIBIT A-3

FORM OF CERTIFICATED SUBORDINATED NOTE

CERTIFICATED NOTE

representing

SUBORDINATED NOTES DUE 2037

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A “QUALIFIED PURCHASER” (AS DEFINED FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”)) OR AN ENTITY (OTHER THAN A TRUST) OWNED EXCLUSIVELY BY “QUALIFIED PURCHASERS” THAT IS EITHER (1) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (A)(1)(D) OR (A)(1)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (A)(1)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF NOTES ISSUED AS CERTIFICATED NOTES, AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “IAI”), AND IN EACH CASE IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.

THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) THAT IS A U.S. PERSON AND IS NOT BOTH (1) A QUALIFIED PURCHASER OR A CORPORATION, PARTNERSHIP, LIMITED LIABILITY COMPANY OR OTHER ENTITY (OTHER THAN A TRUST) EACH SHAREHOLDER, PARTNER, MEMBER OR OTHER EQUITY OWNER OF WHICH IS A QUALIFIED PURCHASER AND (2) A QUALIFIED INSTITUTIONAL BUYER OR AN IAI TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER. THE ISSUER HAS THE RIGHT TO REQUIRE THE HOLDER OF THIS NOTE (OR ANY INTEREST HEREIN) TO SELL ITS INTEREST IN THIS NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER IN CERTAIN OTHER CIRCUMSTANCES IN ACCORDANCE WITH THE INDENTURE.

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NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THIS CLASS OF NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING SUCH NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE WILL BE REQUIRED TO REPRESENT AND WARRANT (A) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR INTEREST HEREIN, IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) THAT (1) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (2) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR ANY INTEREST HEREIN WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER OR THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER’S ASSETS) TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“OTHER PLAN LAW”). “BENEFIT PLAN INVESTOR” MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN 29 C.F.R. SECTION 2510.3 101, AS MODIFIED BY SECTION 3(42) OF ERISA, AND INCLUDES (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE CODE) TO WHICH SECTION 4975 OF THE CODE APPLIES AND (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY. “CONTROLLING PERSON” MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN “AFFILIATE” OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. “CONTROL” WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

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NO TRANSFER OF THE SUBORDINATED NOTES WILL BE EFFECTIVE UNLESS AND UNTIL THE ISSUER AND THE TRUSTEE HAVE RECEIVED A FULLY EXECUTED DAISY CHAIN LETTER.

EACH PURCHASER AND TRANSFEREE OF THIS NOTE OR BENEFICIAL INTEREST HEREIN THAT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR WILL BE DEEMED TO REPRESENT, WARRANT AND AGREE THAT (I) NONE OF THE TRANSACTION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE TO IT, OR ANY FIDUCIARY OR OTHER PERSON INVESTING THE ASSETS OF THE BENEFIT PLAN INVESTOR (“FIDUCIARY”), IN CONNECTION WITH ITS DECISION TO INVEST IN THE NOTES, AND THEY ARE NOT OTHERWISE UNDERTAKING TO ACT AS A FIDUCIARY WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR SECTION 4975(e)(3) OF THE CODE, TO THE BENEFIT PLAN INVESTOR OR TO ANY FIDUCIARY IN CONNECTION WITH ITS ACQUISITION OF THIS NOTE AND (II) THE FIDUCIARY IS EXERCISING ITS OWN INDEPENDENT JUDGMENT IN EVALUATING THE INVESTMENT IN THIS NOTE.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE TAX-RELATED RESTRICTIONS UNDER SECTION 2.12 OF THE INDENTURE.

PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE OR ANY INTEREST IN THIS NOTE WILL BE REQUIRED, OR, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, WILL BE DEEMED, TO REPRESENT AND WARRANT THAT: (A) IT HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF MAKING ITS OWN INDEPENDENT EVALUATION OF THE REASONABLENESS AND ACCURACY OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (B) IT UNDERSTANDS THE INHERENT LIMITATIONS OF THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR AND HAS BEEN AFFORDED AN OPPORTUNITY TO REQUEST AND TO REVIEW, AND HAS RECEIVED, ALL ADDITIONAL INFORMATION CONSIDERED BY IT TO BE NECESSARY TO VERIFY THE ACCURACY OF, OR TO SUPPLEMENT THE INFORMATION UNDER, THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (C) IT APPROVES THE USE OF THE METHODOLOGY, INPUTS AND ASSUMPTIONS DESCRIBED UNDER THE “CREDIT

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RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; (D) IT HAS MADE ITS OWN INDEPENDENT DECISION REGARDING AN INVESTMENT IN THE NOTES WITHOUT RELIANCE UPON, OR USE OF, IN ANY MANNER WHATSOEVER THE INFORMATION CONTAINED UNDER THE “CREDIT RISK RETENTION” SECTION HEADING IN THE OFFERING CIRCULAR; AND (E) IT UNDERSTANDS THAT THE ISSUER, THE COLLATERAL MANAGER AND THE RETENTION HOLDER ARE RELYING ON THE TRUTH, ACCURACY AND COMPLETENESS OF EACH OF THE FOREGOING DEEMED REPRESENTATIONS, ACKNOWLEDGEMENTS AND AGREEMENT AS A MATERIAL INDUCEMENT TO ENTER INTO THIS TRANSACTION.

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STEPSTONE CLO 2025-I LLC

CERTIFICATED NOTE

representing

SUBORDINATED NOTES DUE 2037

U.S.$[_]

September 17, 2025

C-[_]

CUSIP No.: [_]

STEPSTONE CLO 2025-I LLC, a Delaware limited liability company (the “Issuer”), for value received, hereby promises to pay to [_____] or registered assigns, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal sum of [______] United States Dollars (U.S.$[________]) on the Payment Date in August 2037 or, if such day is not a Business Day, the next succeeding Business Day (the “Stated Maturity”) except as provided below and in the Indenture. The obligations of the Issuer under this Note and the Indenture are non-recourse obligations of the Issuer payable solely from the Assets in accordance with the Indenture, and following realization of the Assets in accordance with the Indenture, all claims of Noteholders shall be extinguished and shall not thereafter revive. The Subordinated Notes are not secured under the Indenture, and the Holders of the Subordinated Notes are not Secured Parties. In the event of any inconsistency between this Note and the terms of the Indenture, the terms of the Indenture shall govern.

The principal of each Subordinated Note shall be payable no later than the Stated Maturity unless the unpaid principal of such Subordinated Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise.

Payments of Interest Proceeds and Principal Proceeds to the Holders of the Subordinated Notes are subordinated to payments in respect of the Secured Notes as set forth in the Indenture and failure to pay such amounts to the Holders of the Subordinated Notes will not constitute an Event of Default under the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or the Authenticating Agent by the manual signature of one of their authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

This Note is one of a duly authorized issue of Subordinated Notes due 2037 (the “Subordinated Notes” and, together with the other classes of Notes issued under the Indenture, the “Notes”) issued under an indenture, dated as of September 17, 2025 (the “Indenture”), between the Issuer and UMB Bank, National Association, as trustee (the “Trustee”, which term includes any successor trustee as permitted under the Indenture). Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.

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Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture.

This Note may be redeemed, in whole but not in part, on any Business Day after the redemption in full of the Secured Notes, at the written direction of the Collateral Manager or a Majority of the Subordinated Notes (with the consent of the Collateral Manager).

This Certificated Subordinated Note may be transferred to a transferee acquiring Certificated Subordinated Notes, subject to and in accordance with the restrictions set forth in the Indenture. No transfer of Subordinated Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner of such Subordinated Note on the Register on the applicable Record Date for the purpose of receiving distributions of principal of and interest on such Subordinated Note and on any other date for all other purposes whatsoever (whether or not such Subordinated Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

The Subordinated Notes will be issued in minimum denominations of $1,500,000 and integral multiples of $1.00 in excess thereof.

Title to Notes shall pass by registration in the Register kept by the Registrar which initially is the Trustee, acting through its Corporate Trust Office.

No service charge shall be made for any registration of transfer or exchange of this Subordinated Note, but the Trustee or the Registrar may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Registrar or the Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or the signatures of the transferor and the transferee.

Each holder of this Note, by its acceptance of this Note, hereby agrees that it shall not institute against, or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy laws or any similar laws until at least one year and one day after payment in full of the Notes, or, if longer, the applicable preference period then in effect plus one day following such payment in full.

This Note may be executed or authenticated in any number of counterparts, each of which so executed or authenticated shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed or authenticated counterpart of this Note by electronic means (including email, Portable Document Format (PDF) File or facsimile) will be effective as delivery of a manually executed or authenticated counterpart of this Note.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

STEPSTONE CLO 2025-I LLC, as Issuer

By:
Name: Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Date: September 17, 2025

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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Assignment Form

For value received ___________________________________________________________________

does hereby sell, assign, and transfer to

____________________________________________________________

____________________________________________________________

Please insert social security or

other identifying number of assignee

Please print or type name and

address, including zip code, of assignee:

____________________________________________________________

____________________________________________________________

____________________________________________________________

____________________________________________________________

the within Note and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the Note on the books of the Trustee with full power of substitution in the premises.

Date: _______________	Your Signature
(Sign exactly as your name appears in the security)

Signature Guaranteed*: _______________________

*

NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT B

FORMS OF TRANSFER AND EXCHANGE CERTIFICATES

EXHIBIT B-1

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF RULE 144A GLOBAL NOTE OR CERTIFICATED NOTE TO REGULATION S GLOBAL NOTE

UMB Bank, National Association, as Trustee

928 Grand Blvd., 11th Floor

Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

Re:	StepStone CLO 2025-I LLC (the “Issuer”); Class A Notes due 2037 (the “Notes”)

Reference is hereby made to the Indenture, dated as of September 17, 2025 (the “Indenture”) between the Issuer and UMB Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $___________ aggregate principal amount of Notes which are held in the form of a [Rule 144A Global Note representing Class A Notes with DTC][Certificated Secured Class A Notes] in the name of _______________ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Regulation S Global Class A Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ________________ (the “Transferee”) in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and the transfer restrictions set forth in the Indenture, including, but not limited to, the tax-related transfer restrictions under Section 2.12 of the Indenture, and the Offering Circular defined in the Indenture relating to such Notes and that:

a. the offer of the Notes was not made to a person in the United States;

b. at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States and the Transferor reasonably believed the Transferee was a Qualified Purchaser;

c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

e. the Transferee is not a U.S. Person.

The Transferor understands that the Issuer, the Trustee and their counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.

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(Name of Transferor)

By:
Name: Title:

Dated: _________, _____

cc:	StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

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EXHIBIT B-2

FORM OF PURCHASER REPRESENTATION LETTER FOR CERTIFICATED NOTES

[DATE]

StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

UMB Bank, National Association

928 Grand Blvd., 11th Floor

Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

Re:	StepStone CLO 2025-I LLC (the “Issuer”); [Class [A][B]][Subordinated] Notes

Reference is hereby made to the Indenture, dated as of September 17, 2025, between the Issuer and UMB Bank, National Association, as Trustee (the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the final Offering Circular of the Issuer or the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of [Class [A][B]][Subordinated] Notes (the “Notes”), in the form of one or more Certificated Notes to effect the transfer of the Notes to ______________ (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is:

(a) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act who is also a Qualified Purchaser or, with the consent of the Issuer, a Qualified Institutional Buyer; and

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(b)(x) in the case of the Class A Notes, acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of U.S.$250,000 and in integral multiples of U.S.$1.00 in excess thereof, (y) in the case of the Class B Notes, acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of U.S.$1,500,000 and in integral multiples of U.S.$1.00 in excess thereof or (z) in the case of the Subordinated Notes, acquiring the Notes for its own account (and not for the account of any other Person) in a minimum denomination of U.S.$1,500,000 and in integral multiples of U.S.$1.00 in excess thereof.

The Transferee further represents, warrants and agrees as follows:

1.

It understands that the Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legends on such Notes, including the requirement for written certifications. In particular, it understands that the Notes may be transferred only to a person that is a “qualified purchaser” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a “qualified purchaser” that in each case is (a) either (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act who purchases such Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder or (ii) solely in the case of Notes that are issued in the form of Certificated Notes, an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (b) other than the Transfer-Restricted Debt and the Subordinated Notes, a person that is not a “U.S. person” as defined in Regulation S under the Securities Act, and is acquiring such Notes in an offshore transaction (as defined in Regulation S thereunder) in reliance on the exemption from registration provided by Regulation S thereunder. It acknowledges that no representation is made as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

2.

In connection with the purchase of the Notes: (i) none of the Issuer, the Collateral Manager, the BDC Advisor, the Initial Purchaser, the Trustee, the Collateral Administrator, the Retention Holder or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any written or oral advice, counsel or representations of the Issuer, the Initial Purchaser, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Retention Holder or any of their respective affiliates other than any statements in the final Offering Circular for such Notes; (iii) it has read and understands the final Offering Circular for such Notes (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes are being issued and the risks to purchasers of the Notes); (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary, and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, the Initial Purchaser, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Retention Holder or any of their respective

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affiliates; (v) it will hold and transfer at least the minimum denomination of such Notes; (vi) it was not formed for the purpose of investing in the Notes; and (vii) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and it is capable of assuming and willing to assume those risks.

3.

(i) It is (A) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (B) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act or (C) other than a holder of the Transfer-Restricted Debt, a person that is not a “U.S. person” as defined in Regulation S under the Securities Act and, in the case of clauses (A) or (B) above, also (x) a “qualified purchaser” for purposes of Section 3(c)(7) of the 1940 Act or (y) a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is either a “qualified purchaser”; (ii) it is acquiring the Notes as principal solely for its own account for investment and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (iii) it is not a (A) partnership, (B) common trust fund, or (C) special trust, pension, profit sharing or other retirement trust fund or plan in which the partners, beneficiaries or participants may designate the particular investments to be made; (iv) it agrees that it shall not hold any Notes for the benefit of any other person, that it shall at all times be the sole beneficial owner thereof for purposes of the 1940 Act and all other purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Notes; (v) it is acquiring its interest in the Notes for its own account; and (vi) it will hold and transfer at least the minimum denomination of the Notes and provide notice of the relevant transfer restrictions to subsequent transferees.

4.

(a) If it is, or is acting on behalf of, a Benefit Plan Investor, as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Notes (or any interest therein) do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) if it is, or is acting on behalf of, a governmental, non-electing church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

5.

[If it is, or is acting on behalf of, a Benefit Plan Investor, (i) none of the Transaction Parties, or any of their respective Affiliates, has provided any investment recommendation or investment advice to it or any fiduciary or other person investing the assets of the Benefit Plan Investor (“Fiduciary”) in connection with its decision to invest in the Notes, and they are not otherwise undertaking to act as a fiduciary within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Benefit Plan Investor or to the Fiduciary, in connection with its acquisition of Notes and (ii) the Fiduciary has received and understands the disclosure of the existence and nature of the financial interests contained in the Offering Circular and any related materials, and is exercising its own independent judgment in evaluating the investment in the Notes.][1]

[1]	Insert into the Transfer-Unrestricted Debt only.

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6.

[(i) It has indicated on the attached Investor Questionnaire, attached hereto as Schedule I, whether or not, for so long as it holds such Notes or interest therein, it is, or is acting on behalf of, a Benefit Plan Investor or a Controlling Person and (ii) that (A) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (B) if it is a governmental, non-electing church, non-U.S. or other plan, (1) it is not, and for so long as it holds such Notes or interests therein will not be, subject to Similar Law, and (2) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.][2]

7.

It understands that the Notes were offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither the Issuer nor the pool of Assets has been registered under the 1940 Act, and that the Issuer is excepted from the definition of an “investment company” by virtue of Section 3(c)(7) of the 1940 Act.

8.

It will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

9.

It will timely furnish the Issuer, the Trustee or their respective agents any tax forms or certifications (such as IRS Form W-9, the applicable IRS Form W-8, or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents may reasonably request, and any documentation, agreements, certifications or information that is reasonably requested by the Issuer or its agents (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) to enable the Issuer, the Trustee or their respective agents to satisfy reporting and other obligations under the Code and Treasury Regulations or any other law (including any cost basis reporting obligations), and shall update or replace such tax forms and certifications as appropriate or in accordance with their terms or subsequent amendments. It

[2]	Insert for Class B Notes and Subordinated Notes.

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acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to such holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to such holder by the Issuer. In addition, each Transferee agrees that the Issuer may provide information to the IRS or any other applicable taxing authority regarding such Transferee’s investment in the Notes.

10.

Other than a holder of Transfer-Restricted Debt, if it is not a United States person for U.S. federal income tax purposes, it represents that it: (i) is (1) not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 871(h)(3) or section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 881(c)(3)(C) of the Code; (ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (iii) is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes.

11.

It will provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each holder of a Note will acknowledge that the Issuer has the right under the Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

12.

It represents that, if it is a United States person for U.S. federal income tax purposes, it is not a member of an “expanded group” (within the meaning of the regulations issued under Code Section 385) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

13.

The failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of section 7701(a)(30) of the Code or, with respect to the Notes other than the Subordinated Notes, the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a person that is not a “United States person” within the meaning of section 7701(a)(30) of the Code) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

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14.	[If it is a holder of the Transfer-Restricted Debt, it will be required to represent and agree as follows:

(a)

Notwithstanding anything to contrary contained in the Indenture or in the Offering Circular and solely for purposes of applying the following publicly traded partnership restrictions, it will treat the Transfer-Restricted Debt as partnership interests as defined in Treasury Regulations Section 1.7704-1(a)(2).

(b)

It is a “United States person” within the meaning of Section 7701(a)(30) of the Code and will provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). It understands and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of the Transfer-Restricted Debt shall, to the extent permitted by applicable law, be void ab initio.

(c)

The Transfer-Restricted Debt (and any interest therein) may not be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i)(a) (other than StepStone Private Credit Fund LLC) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have 40% or more of the value of its interest in such Person attributable to the aggregate interest of such Person in the value of the Transfer-Restricted Debt, and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in any Transfer-Restricted Debt to permit any partnership to satisfy the 100-partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such Person obtains written advice of Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that such acquisition or ownership should not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation.

(d)

The Transfer-Restricted Debt (and any interest therein) may not be acquired, and no holder of the Transfer-Restricted Debt (and any interest therein) may sell, transfer, assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of Transfer-Restricted Debt (and any interest therein) or cause the Transfer-Restricted Debt (and any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(e)

It will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Transfer-Restricted Debt or the Issuer (including the amount of Issuer distributions on such Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B).

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(f)

No transfer shall be permitted if, as a result of such transfer, there will be more than 90 beneficial owners (applying the “look-through rule” under Treasury Regulations Section 1.7704-1(h)(3)) of (i) the Subordinated Notes, (ii) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes, (iii) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion and (iv) any other equity interests of the Issuer.

(g)

Any sale, transfer, assignment, participation, pledge, or other disposition of the Transfer-Restricted Debt (and any interest therein) that would violate any of the four preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will, to the fullest extent permitted by law, be void and of no force or effect, and it will not transfer any interest in the Transfer-Restricted Debt to any Person that does not agree to be bound by the four preceding paragraphs or by this paragraph.

(h)

In the event a Holder owns 100% of the Subordinated Notes, such Holder will not sell, transfer, assign, participate, pledge or otherwise dispose of any Note unless it obtains written advice of Winston & Strawn LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. In the event the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not transfer any Transfer-Restricted Debt (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

(i)	[Reserved].

(j)

No transfer or sale (including participation, pledge, hypothecation, re-hypothecation or any other form of disposal, including any marketing in connection therewith) of Transfer-Restricted Debt (or any interest therein) shall be made in an amount that is less than the Minimum Denomination for such Transfer-Restricted Debt.

(k)

For purposes of the representations in paragraph (a) through (j), unless otherwise specified, the “Transfer-Restricted Debt” shall include (x) any interest in the Issuer treated as equity for U.S. federal income tax purposes (including any interest in the Issuer that is described in Treasury Regulations Section 1.7704-1(a)(2)), (y) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes (including, for the avoidance of doubt, the Subordinated Notes) and (z) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion.

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(l)

It will indemnify the Issuer, the Trustee, and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such holder to comply with its obligations under the Indenture. The indemnification will continue with respect to any period during which the holder held the Transfer-Restricted Debt (and any interest therein), notwithstanding the holder ceasing to be a holder of the Transfer-Restricted Debt.

(m)	No transfer of the Transfer-Restricted Debt will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.][3]

15.

The Issuer shall notify the Trustee and the Registrar in writing if it becomes aware of any affiliate of the Issuer purchasing any Class of Secured Debt after the Closing Date. In the absence of any such notice, the Trustee and Registrar may conclusively presume that such Debt is not held by an affiliate of the Issuer. To the extent any Class of Secured Debt is held by an affiliate of the Issuer at any time, such Debt will be considered Transfer-Restricted Debt, unless there is the receipt by the Registrar on the date of transfer of such Debt by such affiliate to someone that is not an affiliate of the Issuer of an opinion of nationally recognized tax counsel knowledgeable in the tax aspects of securitization to the effect that at the time of such sale or transfer (1) such Debt will be treated as indebtedness for U.S. federal income tax purposes and (2) such sale or transfer will not cause the Issuer to be treated as an association that is taxable as a corporation or a publicly traded partnership that is taxable as a corporation.

16.

Any Transfer made in violation of clause (14) or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of United States Treasury Regulations section 1.7704-1(h), will be void ab initio and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Transfer-Restricted Debt is transferred shall become a holder unless such Person agrees to be bound by clause (14). However, notwithstanding the immediately preceding sentence, a Transfer in violation of clause (14) shall be permitted if the Trustee is advised in writing by Cadwalader, Wickersham & Taft LLP or Winston & Strawn LLP, or receives the opinion of another nationally recognized tax counsel that the Transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

17.

In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, each Holder of Transfer-Restricted Debt hereby agrees to take any and all actions, and to furnish any and all information, reasonably requested by the Issuer to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Code Section 6225, or any successor provision, including (if reasonably requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Holder, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (A) establish the amount of any tax liability resulting from any such adjustment and (B) elect

[3]	Insert into Class B Notes and Subordinated Notes only.

B-2-8

(in accordance with Code Section 6226, or any successor provision) for each Holder to take any such adjustment into account directly. Each such Holder will be liable for all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the partner’s allocable share (determined with respect to the applicable adjustment period) of the tax items affected by any applicable audit adjustment.

18.	It agrees to be subject to the Bankruptcy Subordination Agreement.

19.

It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

20.

It represents and warrants that ______ (check if applicable) upon acquisition by it of the Notes, the Notes will constitute Collateral Manager Debt; or ______ (check if applicable) upon acquisition by it of the Notes, the Notes will not constitute Collateral Manager Debt.

21.

It understands that the Issuer, the Trustee and the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

22.

It will provide notice of the transfer restrictions described in the “Transfer Restrictions” section of the Offering Circular. It will also provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture, including the Exhibits referenced therein and, in the case of Transfer-Restricted Debt (other than the Subordinated Notes), the Daisy Chain Letter.

[The remainder of this page has been intentionally left blank.]

B-2-9

Name of Purchaser:
Dated:

By: Name:
Title:

Outstanding principal amount of Class [___] Notes: U.S.$__________

Taxpayer identification number:

Address for notices:	Wire transfer information for payments:
Bank:
Address:
Bank ABA#:
Account#:

Telephone:	FAO:

Facsimile:	Attention:

Attention:

Denominations of certificates (if more than one):

Registered name:

cc:	StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

B-2-10

SCHEDULE I

INVESTOR QUESTIONNAIRE RELATING TO ERISA

FOR HOLDERS OF POTENTIAL EQUITY NOTES AND/OR VARIABLE DIVIDEND NOTES

The purpose of this Investor Questionnaire (“Investor Questionnaire”) is, among other things, to (i) endeavor to ensure that less than 25% of the value of the [Class B][Subordinated] Notes (the “Purchased Notes”) issued by StepStone CLO 2025-I LLC (the “Issuer”), is held by “Benefit Plan Investors” as contemplated and defined under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Department of Labor’s regulations set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) so that the Issuer will not be subject to the U.S. federal employee benefits provisions contained in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) obtain from you certain representations and agreements and (iii) provide you with certain related information with respect to your acquisition, holding or disposition of the Purchased Notes. By signing this Investor Questionnaire, you agree to be bound by its terms.

Please be aware that the information contained in this Investor Questionnaire is not intended to constitute advice and the examples given below are not intended to be, and are not, comprehensive. You should contact your own counsel if you have any questions in completing this Investor Questionnaire. Capitalized terms not defined in this Investor Questionnaire shall have the meanings ascribed to them in the Indenture dated September 17, 2025 among the Issuer and UMB Bank, National Association, as Trustee (the “Indenture”).

Please review the information in this Investor Questionnaire and check the box(es) that are applicable to you.

If a box is not checked, you are representing, warranting and agreeing that the applicable Section does not, and will not, apply to you.

1. ☐ Employee Benefit Plans Subject to ERISA or the Code. We, or the entity on whose behalf we are acting, are an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA or a “plan” within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code.

Examples: (i) tax qualified retirement plans such as pension, profit sharing and Section 401(k) plans, (ii) welfare benefit plans such as accident, life and medical plans, (iii) individual retirement accounts or “IRAs” and “Keogh” plans and (iv) certain tax-qualified educational and savings trusts.

2. ☐ Entity Holding Plan Assets by Reason of Plan Asset Regulation. We, or the entity on whose behalf we are acting, are an entity or fund whose underlying assets include “plan assets” by reason of a Benefit Plan Investor’s investment in such entity.

Examples: (i) an insurance company separate account, (ii) a bank collective trust fund and (iii) a hedge fund or other private investment vehicle where 25% or more of the value of any class of its equity is held by Benefit Plan Investors.

If you check Box 2, please indicate the maximum percentage of the entity or fund that will constitute “plan assets” for purposes of Title I of ERISA or Section 4975 of the Code: ______%.

B-2-11

An entity or fund that cannot provide the foregoing percentage hereby acknowledges that for purposes of determining whether Benefit Plan Investors own less than 25% of the value of each class of the Purchased notes issued by the Issuer, 100% of the assets of the entity or fund will be treated as “plan assets.”

ERISA and the regulations promulgated thereunder are technical. Accordingly, if you have any question regarding whether you may be an entity described in this Section 2, you should consult with your counsel.

3. ☐ Insurance Company General Account. We, or the entity on whose behalf we are acting, are an insurance company purchasing the Purchased Notes with funds from our or their general account (i.e., the insurance company’s corporate investment portfolio), whose assets, in whole or in part, constitute “plan assets” for purposes of the Plan Asset Regulation.

If you check Box 3, please indicate the maximum percentage of the insurance company general account that will constitute “plan assets” under Section 401(c) of ERISA for purposes of conducting the 25% test under the Plan Asset Regulation: ____%. IF YOU DO NOT INCLUDE ANY PERCENTAGE IN THE BLANK SPACE, YOU WILL BE COUNTED AS IF YOU FILLED IN 100% IN THE BLANK SPACE.

4. ☐ None of Sections (1) Through (3) Above Apply. We, or the entity on whose behalf we are acting, are a person that does not fall into any of the categories described in Sections (1) through (3) above. If, after the date hereof, any of the categories described in Sections (1) through (3) above would apply, we will promptly notify the Issuer and the Trustee of such change.

5. No Prohibited Transaction. If we checked any of the boxes in Sections (1) through (3) above, we represent, warrant and agree that our acquisition, holding and disposition of the Purchased Notes do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

6. Not Subject to Similar Law and No Violation of Other Plan Law. If we are a governmental, church, non-U.S. or other plan, we represent, warrant and agree that (a) we are not subject to any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer’s assets) to laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (b) our acquisition, holding and disposition of the Purchased Notes do not and will not constitute or result in a non-exempt violation of any law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

7. ☐ Controlling Person. We are not a Benefit Plan Investor and we are, or we are acting on behalf of any of: (i) the Trustee, (ii) the Collateral Manager, (iii) any person that has discretionary authority or control with respect to the assets of the Issuer, (iv) any person who provides investment advice for a fee (direct or indirect) with respect to such assets or (v) any “affiliate” of any of the above persons. “Affiliate” shall have the meaning set forth in the Plan Asset Regulation. Any of the persons described in the first sentence of this Section 7 is referred to in this Investor Questionnaire as a “Controlling Person.”

Note: We understand that, for purposes of determining whether Benefit Plan Investors hold less than 25% of the value of each Class of the Purchased Notes, the value of any Purchased Notes held by Controlling Persons is required to be disregarded.

B-2-12

8. Compelled Disposition. We acknowledge and agree that if any representation made hereunder is subsequently shown to be false or misleading or our beneficial ownership otherwise causes a violation of the 25% Limitation (in any such case the Investor becomes a Non-Permitted ERISA Holder), the Issuer has the right under the Indenture to compel us to sell our interest in the Purchased Notes, or may sell such interest in such Purchased Notes on behalf of such Non-Permitted ERISA Holder.

9. Required Notification and Agreement. We hereby agree that we will inform the Trustee of any proposed transfer by us of all or a specified portion of our interest in the Purchased Notes.

10. ☐ Continuing Representation; Reliance. We acknowledge and agree that the representations, warranties and agreements contained in this Investor Questionnaire shall be deemed made on each day from the date we acquire the Purchased Notes through and including the date on which we dispose of our interests in the Purchased Notes. We understand and agree that the information supplied in this Investor Questionnaire will be used and relied upon by the Issuer and the Trustee to determine that Benefit Plan Investors own or hold less than 25% of the value of each Class of the Purchased Notes upon any subsequent transfer of the Purchased Notes in accordance with the Indenture.

11. Further Acknowledgement and Agreement. We acknowledge and agree that (i) all of the assurances, representations, warranties and agreements contained in this Investor Questionnaire are for the benefit of the Issuer, the Trustee, the Initial Purchaser and the Collateral Manager as third party beneficiaries hereof, (ii) copies of this Investor Questionnaire and any information contained herein may be provided to the Issuer, the Trustee, the Initial Purchaser, the Collateral Manager, the U.S. Retention Holder, affiliates of any of the foregoing parties and to each of the foregoing parties’ respective counsel for purposes of making the determinations described above and (iii) any acquisition or transfer of any Purchased Notes by us that is not in accordance with the provisions of this Investor Questionnaire shall be null and void from the beginning, and of no legal effect.

12. Future Transfer Requirements. We acknowledge and agree that we may not transfer any Purchased Notes to any person unless the Trustee has received a certificate substantially in the form of this Investor Questionnaire. Any attempt to transfer in violation of this section will be null and void from the beginning, and of no legal effect.

We agree to provide, if requested, any additional information that may be required to substantiate our status as certified above or to determine compliance with ERISA and/or Section 4975 of the Code or to otherwise determine our eligibility to purchase the Purchased Notes of the Issuer.

(Name of Investor)

By:
Name:
Title:
Date:	____________________________________

B-2-13

EXHIBIT B-3

FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER OF REGULATION S GLOBAL NOTE OR CERTIFICATED NOTE TO RULE 144A GLOBAL NOTE

UMB Bank, National Association 928 Grand Blvd., 11th Floor Kansas City, Missouri 64106 Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

Re:	StepStone CLO 2025-I LLC (the “Issuer”); [Class [A][B]][Subordinated] Notes due 2037 (the “Notes”)

Reference is hereby made to the Indenture, dated as of September 17, 2025 (the “Indenture”) between the Issuer and UMB Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $___________ Aggregate Outstanding Amount of Notes which are held in the form of a [Regulation S Global Note representing Class A Notes with DTC][Certificated Secured Class [A][B] Notes][Certificated Subordinated Notes] in the name of _________________ (the “Transferor”) to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Rule 144A Global [Class [A][B]][Subordinated] Note.

In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ___________________ (the “Transferee”) in accordance with (i) the transfer restrictions set forth in the Indenture, including, but not limited to, the tax-related transfer restrictions under Section 2.12 of the Indenture, and the Offering Circular relating to such Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, and it reasonably believes that the Transferee is purchasing the Notes for its own account, is a Qualified Purchaser and a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

The Transferor understands that the Issuer, the Trustee and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance. The Transferor also understands that no transfer of Class B Notes or Subordinated Notes will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

(Name of Transferor)

By:
Name:
Title:

B-3-1

Dated: _________, _____

cc:	StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

B-3-2

EXHIBIT B-4

FORM OF TRANSFEREE CERTIFICATE OF RULE 144A GLOBAL NOTE

UMB Bank, National Association

928 Grand Blvd., 11th Floor

Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

Re:	StepStone CLO 2025-I LLC (the “Issuer”); [Class [A][B]][Subordinated] Notes due 2037

Reference is hereby made to the Indenture, dated as of September 17, 2025 (the “Indenture”), between the Issuer and UMB Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of [Class [A][B]][Subordinated] Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Rule 144A Global Note of such Class pursuant to Section 2.5(f) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder.

The Transferee further represents, warrants and agrees as follows:

1. In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the BDC Advisor, the Initial Purchaser, the Trustee, the Collateral Administrator, the Retention Holder or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed

B-4-1

necessary and not upon any view expressed by the Issuer, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any of their respective affiliates; (D) such beneficial owner is (a) a “qualified institutional buyer” as defined in Rule 144A and (b) a “qualified purchaser” for purposes of Section 3(c)(7) of the 1940 Act or an entity (other than a trust) owned exclusively by “qualified purchasers”; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

2. [With respect to the Transfer-Unrestricted Debt (or any interest therein), or so long as such purchaser or transferee holds such Transfer-Unrestricted Debt or interest therein, (a) if it is, or is acting on behalf of, a Benefit Plan Investor, as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Notes (or any interest therein) do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) if it is, or is acting on behalf of, a governmental, non-electing church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

In the case of a beneficial owner of any Note or interest therein that is, or is acting on behalf of, a Benefit Plan Investor, (i) none of the Transaction Parties, or any of their respective Affiliates, has provided any investment recommendation or investment advice to it or any Fiduciary in connection with its decision to invest in the Notes and they are not undertaking to act as a fiduciary within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code to it or to any fiduciary or other person investing its assets (“Fiduciary”), in connection with its acquisition of Notes, and (ii) the Fiduciary has received and understands the disclosure of the existence and nature of the financial interest contained in the Offering Circular and any related materials, and is exercising its own independent judgment in evaluating the investment in the Notes.]1

[It represents, warrants, and agrees that (i) it is not, and is not acting on behalf of (and for so long as it holds such Notes or interests therein will not be, and will not be acting on behalf of), a Benefit Plan Investor or a Controlling Person; or (ii) if it is a governmental, non-electing church, non-U.S. or other plan, (1) it is not, and for so long as it holds such Notes or interests therein will not be, subject to any Similar Law, and (2) its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any Other Plan Law.]2

[1]	Insert for the Transfer-Unrestricted Debt only.
[2]	Insert for the Class B Notes and the Subordinated Notes.

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3. It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither the Issuer nor the pool of Assets has been registered under the 1940 Act, and that the Issuer is excepted from the definition of an “investment company” by virtue of Section 3(c)(7) of the 1940 Act.

4. It will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

5. It will timely furnish the Issuer, the Trustee or their respective agents any tax forms or certifications (such as IRS Form W-9, the applicable IRS Form W-8, or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents may reasonably request, and any documentation, agreements, certifications or information that is reasonably requested by the Issuer or its agents (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) to enable the Issuer, the Trustee or their respective agents to satisfy reporting and other obligations under the Code and Treasury Regulations or any other law (including any cost basis reporting obligations), and shall update or replace such tax forms and certifications as appropriate or in accordance with their terms or subsequent amendments. It acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to such holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to such holder by the Issuer. In addition, each Transferee agrees that the Issuer may provide information to the IRS or any other applicable taxing authority regarding such Transferee’s investment in the Notes.

6. Other than a holder of Transfer-Restricted Debt, if it is not a United States person for U.S. federal income tax purposes, it represents that it is: (i) (1) not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 871(h)(3) or section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 881(c)(3)(C) of the Code; (ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (iii) is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes.

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7. It will provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each holder of a Note will acknowledge that the Issuer has the right under the Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

8. It represents that, if it is a United States person for U.S. federal income tax purposes, it is not a member of an “expanded group” (within the meaning of the regulations issued under Code Section 385) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

9. The failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of section 7701(a)(30) of the Code or, with respect to the Notes other than the Subordinated Notes, the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a person that is not a “United States person” within the meaning of section 7701(a)(30) of the Code) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

10. It is aware that, except as otherwise provided in the Indenture, any Notes (other than the Transfer-Restricted Debt and the Subordinated Notes) being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that in each case beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

11. It will be subject to the Bankruptcy Subordination Agreement.

12. It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

13. It represents and warrants that ______ (check if applicable) upon acquisition by it of the Notes, the Notes will constitute Collateral Manager Debt; or ______ (check if applicable) upon acquisition by it of the Notes, the Notes will not constitute Collateral Manager Debt.

14. It understands that the Issuer, the Trustee and the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

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15. [If it is a holder of the Transfer-Restricted Debt, it will be required to represent and agree as follows:

(a) Notwithstanding anything to contrary contained in the Indenture or in the Offering Circular and solely for purposes of applying the following publicly traded partnership restrictions, it will treat the Transfer-Restricted Debt as partnership interests as defined in Treasury Regulations Section 1.7704-1(a)(2).

(b) It is a “United States person” within the meaning of Section 7701(a)(30) of the Code and will provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). It understands and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of the Transfer-Restricted Debt shall, to the extent permitted by applicable law, be void ab initio.

(c) The Transfer-Restricted Debt (and any interest therein) may not be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i)(a) (other than StepStone Private Credit Fund LLC) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have 40% or more of the value of its interest in such Person attributable to the aggregate interest of such Person in the value of the Transfer-Restricted Debt, and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in any Transfer-Restricted Debt to permit any partnership to satisfy the 100-partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such Person obtains written advice of Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that such acquisition or ownership should not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation.

(d) The Transfer-Restricted Debt (and any interest therein) may not be acquired, and no holder of the Transfer-Restricted Debt (and any interest therein) may sell, transfer, assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of Transfer-Restricted Debt (and any interest therein) or cause the Transfer-Restricted Debt (and any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

(e) It will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Transfer-Restricted Debt or the Issuer (including the amount of Issuer distributions on such Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B).

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(f) No transfer shall be permitted if, as a result of such transfer, there will be more than 90 beneficial owners (applying the “look-through rule” under Treasury Regulations Section 1.7704-1(h)(3)) of (i) the Subordinated Notes, (ii) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes, (iii) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion and (iv) any other equity interests of the Issuer.

(g) Any sale, transfer, assignment, participation, pledge, or other disposition of the Transfer-Restricted Debt (and any interest therein) that would violate any of the four preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will, to the fullest extent permitted by law, be void and of no force or effect, and it will not transfer any interest in the Transfer-Restricted Debt to any Person that does not agree to be bound by the four preceding paragraphs or by this paragraph.

(h) In the event a Holder owns 100% of the Subordinated Notes, such Holder will not sell, transfer, assign, participate, pledge or otherwise dispose of any Note unless it obtains written advice of Winston & Strawn LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. In the event the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not transfer any Transfer-Restricted Debt (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

(i) [Reserved].

(j) No transfer or sale (including participation, pledge, hypothecation, re-hypothecation or any other form of disposal, including any marketing in connection therewith) of Transfer-Restricted Debt (or any interest therein) shall be made in an amount that is less than the Minimum Denomination for such Transfer-Restricted Debt.

(k) For purposes of the representations in paragraph (a) through (j), unless otherwise specified, the “Transfer-Restricted Debt” shall include (x) any interest in the Issuer treated as equity for U.S. federal income tax purposes (including any interest in the Issuer that is described in Treasury Regulations Section 1.7704-1(a)(2)), (y) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes (including, for the avoidance of doubt, the Subordinated Notes) and (z) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion.

(l) It will indemnify the Issuer, the Trustee, and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by such holder to comply with its obligations under the Indenture. The indemnification will continue with respect to any period during which the holder held the Transfer-Restricted Debt (and any interest therein), notwithstanding the holder ceasing to be a holder of the Transfer-Restricted Debt.

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(m) No transfer of the Transfer-Restricted Debt will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.]3

17. The Issuer shall notify the Trustee and the Registrar in writing if it becomes aware of any affiliate of the Issuer purchasing any Class of Secured Debt after the Closing Date. In the absence of any such notice, the Trustee and Registrar may conclusively presume that such Debt is not held by an affiliate of the Issuer. To the extent any Class of Secured Debt is held by an affiliate of the Issuer at any time, such Debt will be considered Transfer-Restricted Debt, unless there is the receipt by the Registrar on the date of transfer of such Debt by such affiliate to someone that is not an affiliate of the Issuer of an opinion of nationally recognized tax counsel knowledgeable in the tax aspects of securitization to the effect that at the time of such sale or transfer (1) such Debt will be treated as indebtedness for U.S. federal income tax purposes and (2) such sale or transfer will not cause the Issuer to be treated as an association that is taxable as a corporation or a publicly traded partnership that is taxable as a corporation.

18. [Any Transfer made in violation of clause (17) or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of United States Treasury Regulations section 1.7704-1(h), will be void ab initio and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Transfer-Restricted Debt is transferred shall become a holder unless such Person agrees to be bound by clause (17). However, notwithstanding the immediately preceding sentence, a Transfer in violation of clause (17) shall be permitted if the Trustee is advised in writing by Cadwalader, Wickersham & Taft LLP or Winston & Strawn LLP, or receives the opinion of another nationally recognized tax counsel that the Transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.]4

19. [In the event the Issuer is treated as a partnership for U.S. federal income tax purposes, each Holder of Transfer-Restricted Debt hereby agrees to take any and all actions, and to furnish any and all information, reasonably requested by the Issuer to permit the Issuer to minimize any tax liability that would otherwise be imposed on the Issuer under Code Section 6225, or any successor provision, including (if reasonably requested by the Issuer) by (i) filing amended tax returns to take into account any adjustment to the amount of any item of income, gain, loss, deduction, or credit of the Holder, or of any Person’s distributive share thereof, and (ii) providing the Issuer with any information necessary for the Issuer to (A) establish the amount of any tax liability resulting from any such adjustment and (B) elect (in accordance with Code Section 6226, or any successor provision) for each Holder to take any such adjustment into account directly. Each such Holder will be liable for all taxes and related interest, additional amounts and penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the partner’s allocable share (determined with respect to the applicable adjustment period) of the tax items affected by any applicable audit adjustment.]5

[3]	Insert into the Class B Notes and Subordinated Notes only.
[4]	Insert into the Class B Notes and Subordinated Notes only.
[5]	Insert into the Class B Notes and Subordinated Notes only.

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20. It will provide notice of the transfer restrictions described in the “Transfer Restrictions” section of the Offering Circular. It will also provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture, including the Exhibits referenced therein and, in the case of Transfer-Restricted Debt (other than the Subordinated Notes), the Daisy Chain Letter.

Name of Purchaser:
Dated:

By:
Name:
Title:

Aggregate Outstanding Amount of Notes: U.S.$__________________

cc:	StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

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EXHIBIT B-5

FORM OF TRANSFEREE CERTIFICATE OF REGULATION S GLOBAL NOTE

UMB Bank, National Association

928 Grand Blvd., 11th Floor

Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

Re:	StepStone CLO 2025-I LLC (the “Issuer”); Class A Notes due 2037

Reference is hereby made to the Indenture, dated as of September 17, 2025 (the “Indenture”), between the Issuer and UMB Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$___________ Aggregate Outstanding Amount of Class A Notes (the “Notes”), which are to be transferred to the undersigned transferee (the “Transferee”) in the form of a Regulation S Global Note of such Class pursuant to Section 2.5(f) of the Indenture.

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the “Securities Act”) and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Issuer and its counsel that it is a Qualified Purchaser and is a person that is not a “U.S. person” as defined in Regulation S under the Securities Act, and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from Securities Act registration provided by Regulation S.

The Transferee further represents, warrants and agrees as follows:

1. In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the BDC Advisor, the Initial Purchaser, the Trustee, the Collateral Administrator, the Retention Holder or any of their respective affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the BDC Advisor, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any of their respective affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the BDC

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Advisor, the Trustee, the Collateral Administrator, the Initial Purchaser, the Retention Holder or any of their respective affiliates; (D) other than a holder of Transfer-Restricted Debt, such beneficial owner is not a “U.S. person” as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; and (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees.

2. (a) If it is, or is acting on behalf of, a Benefit Plan Investor, as defined in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), its acquisition, holding and disposition of such Notes (or any interest therein) do not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) if it is, or is acting on behalf of, a governmental, non-electing church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes (or any interest therein) will not constitute or result in a violation of any such Other Plan Law.

3. In the case of a beneficial owner of any Note or interest therein that is, or is acting on behalf of, a Benefit Plan Investor, (i) none of the Transaction Parties, or any of their respective Affiliates, has provided any investment recommendation or investment advice to it or any Fiduciary in connection with its decision to invest in the Notes and they are not undertaking to act as a fiduciary within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code to it or to any fiduciary or other person investing its assets (“Fiduciary”), in connection with its acquisition of Notes, and (ii) the Fiduciary has received and understands the disclosure of the existence and nature of the financial interest contained in the Offering Circular and any related materials, and is exercising its own independent judgment in evaluating the investment in the Notes.

4. It understands that the Notes were offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither the Issuer nor the pool of Assets has been registered under the 1940 Act, and that the Issuer is excepted from the definition of an “investment company” by virtue of Section 3(c)(7) of the 1940 Act.

5. It will treat the Issuer and the Notes as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

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6. It will timely furnish the Issuer, the Trustee or their respective agents any tax forms or certifications (such as IRS Form W-9, the applicable IRS Form W-8, or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents may reasonably request, and any documentation, agreements, certifications or information that is reasonably requested by the Issuer or its agents (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments, and (C) to enable the Issuer, the Trustee or their respective agents to satisfy reporting and other obligations under the Code and Treasury Regulations or any other law (including any cost basis reporting obligations), and shall update or replace such tax forms and certifications as appropriate or in accordance with their terms or subsequent amendments. It acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding upon payments to such holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to such holder by the Issuer. In addition, each Transferee agrees that the Issuer may provide information to the IRS or any other applicable taxing authority regarding such Transferee’s investment in the Notes.

7. If it is not a United States person for U.S. federal income tax purposes, it represents that it is: (i) (1) not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of section 881(c)(3)(A) of the Code); (2) not a “10-percent shareholder” with respect to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 871(h)(3) or section 881(c)(3)(B) of the Code; and (3) not a “controlled foreign corporation” that is related to the holder or any beneficial owners of the Subordinated Notes within the meaning of section 881(c)(3)(C) of the Code; (ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business in the United States and includible in its gross income; or (iii) is eligible for the benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of payments on the Notes.

8. It will provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each holder of a Note will acknowledge that the Issuer has the right under the Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

9. It represents that, if it is a United States person for U.S. federal income tax purposes, it is not a member of an “expanded group” (within the meaning of the regulations issued under Code Section 385) with respect to which a beneficial owner of Subordinated Notes is a “covered member” (as defined in Treasury Regulations Section 1.385-1(c)(2)), except to the extent that the Issuer or its agents have provided such beneficial owner with an express waiver of this representation.

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10. The failure to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of section 7701(a)(30) of the Code or, with respect to the Notes other than the Subordinated Notes, the appropriate IRS Form W-8 (or applicable successor form) (together with all appropriate attachments) in the case of a person that is not a “United States person” within the meaning of section 7701(a)(30) of the Code) may result in withholding from payments in respect of such Note, including U.S. federal withholding or back-up withholding.

11. It is aware that, except as otherwise provided in the Indenture, any Notes (other than the Transfer-Restricted Debt and the Subordinated Notes) being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that in each case beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

12. It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture, including the Exhibits referenced therein and, in the case of Transfer-Restricted Debt (other than the Subordinated Notes), the Daisy Chain Letter.

13. It will be subject to the Bankruptcy Subordination Agreement.

14. It acknowledges that, to the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

15. It represents and warrants that ______ (check if applicable) upon acquisition by it of the Notes, the Notes will constitute Collateral Manager Debt; or ______ (check if applicable) upon acquisition by it of the Notes, the Notes will not constitute Collateral Manager Debt.

16. It understands that the Issuer, the Trustee and the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

17. It will provide notice of the transfer restrictions described in the “Transfer Restrictions” section of the Offering Circular.

Name of Purchaser:
Dated:

By:
Name:
Title:

B-5-4

Aggregate Outstanding Amount of Notes: U.S.$__________

cc:	StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

B-5-5

EXHIBIT B-6

FORM OF DAISY CHAIN LETTER

[DATE]

UMB Bank, National Association

928 Grand Blvd., 11th Floor

Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

Reference is hereby made to the Indenture, dated as of September 17, 2025, between StepStone CLO 2025-I LLC, a Delaware limited liability company (the “Issuer”) and UMB Bank, National Association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”) (the “Indenture”). Capitalized terms used but not defined in this Daisy Chain Letter shall have the meanings ascribed to them in the Indenture.

This letter of representations and covenants (this “Daisy Chain Letter”) relates to the acquisition by the undersigned (the “Transferee”) of interests in one or more Transfer-Restricted Notes (described below) in the principal amount(s) and for the purchase price(s) set forth on the signature page hereof.

In connection with and with respect to the proposed transfer of such Transfer-Restricted Debt and without limiting any provision of the Indenture, the Transferee hereby represents, warrants and covenants on its behalf for the benefit of the Issuer and its counsel as set forth below:

1. It represents and agrees to treat the Transfer-Restricted Debt as described in the “Certain U.S. Federal Income Tax Considerations” section of the Offering Circular for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

2. It represents that it is the beneficial owner of the Transfer-Restricted Debt for U.S. federal income tax purposes. Notwithstanding anything to contrary contained in the Indenture or in the Offering Circular and solely for purposes of applying the following publicly traded partnership restrictions, it will treat the Transfer-Restricted Debt as partnership interests as defined in Treasury Regulations Section 1.7704-1(a)(2).

B-6-1

3. It represents and warrants that it is a “United States person” within the meaning of Section 7701(a)(30) of the Code and will provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed Internal Revenue Service Form W-9 (or applicable successor form). It understands and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of the Transfer-Restricted Debt shall, to the extent permitted by applicable law, be void ab initio.

4. It represents and warrants that Transfer-Restricted Debt (and any interest therein) may not be acquired or owned by any Person that is classified for U.S. federal income tax purposes as a partnership, subchapter S corporation or grantor trust unless (i)(a) (other than StepStone Private Credit Fund LLC) none of the direct or indirect beneficial owners of any interest in such Person have or ever will have 40% or more of the value of its interest in such Person attributable to the aggregate interest of such Person in the value of the Transfer-Restricted Debt, and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such Person in any Transfer-Restricted Debt to permit any partnership to satisfy the 100-partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such Person obtains written advice of Winston & Strawn LLP or an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that such acquisition or ownership should not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation.

5. It represents and warrants that the Transfer-Restricted Debt (and any interest therein) may not be acquired, and no holder of the Transfer-Restricted Debt (and any interest therein) may sell, transfer, assign, participate, pledge, hypothecate, rehypothecate, exchange or otherwise dispose of Transfer-Restricted Debt (and any interest therein) or cause the Transfer-Restricted Debt (and any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations.

6. It represents and acknowledges that it will not enter into any financial instrument payments on which are, or the value of which is, determined in whole or in part by reference to the Transfer-Restricted Debt or the Issuer (including the amount of Issuer distributions on such Notes, the value of the Issuer’s assets, or the result of the Issuer’s operations), or any contract that otherwise is described in Treasury Regulations Section 1.7704-1(a)(2)(i)(B).

7. It acknowledges that no transfer shall be permitted if, as a result of such transfer, there will be more than 90 beneficial owners (applying the “look-through rule” under Treasury Regulations Section 1.7704-1(h)(3)) of (i) the Subordinated Notes, (ii) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes, (iii) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion and (iv) any other equity interests of the Issuer.

B-6-2

8. It acknowledges and agrees that any sale, transfer, assignment, participation, pledge, or other disposition of the Transfer-Restricted Debt (and any interest therein) that would violate any of the four preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the “private placement” safe harbor of Treasury Regulations Section 1.7704-1(h) will, to the fullest extent permitted by law, be void and of no force or effect, and it will not transfer any interest in the Transfer-Restricted Debt to any Person that does not agree to be bound by the four preceding paragraphs or by this paragraph.

9. In the event it owns 100% of the Subordinated Notes, it will not sell, transfer, assign, participate, pledge or otherwise dispose of any Note unless it obtains written advice of Winston & Strawn LLP or Cadwalader, Wickersham & Taft LLP, or an opinion of another nationally recognized tax counsel, that such sale, transfer, assignment, participation, pledge or disposition will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes. In the event the Issuer is classified as a partnership for U.S. federal income tax purposes, it shall not transfer any Transfer-Restricted Debt (or any other interest treated as equity in the Issuer for U.S. federal income tax purposes) if such transfer would result in the Issuer being treated as a disregarded entity for U.S. federal income tax purposes.

10. Prior to the Transfer of any Transfer-Restricted Notes to any person to which the Transferee subsequently makes a Transfer (“Subsequent Transferee”), the Transferee will cause such Subsequent Transferee to deliver a fully executed letter in substantially the form of this Daisy Chain Letter to the Issuer and the Trustee, and no transfer of the Transfer-Restricted Debt will be effective unless and until the Issuer and the Trustee have received a fully executed Daisy Chain Letter.

11. No transfer or sale (including participation, pledge, hypothecation, re-hypothecation or any other form of disposal, including any marketing in connection therewith) of Transfer-Restricted Debt (or any interest therein) shall be made in an amount that is less than the Minimum Denomination for such Transfer-Restricted Debt.

12. For purposes of the representations in paragraphs (2) through (11), unless otherwise specified, the “Transfer-Restricted Debt” shall include (x) any interest in the Issuer treated as equity for U.S. federal income tax purposes (including any interest in the Issuer that is described in Treasury Regulations Section 1.7704-1(a)(2)), (y) any class of debt of the Issuer for which there is no opinion of counsel that it will be treated as debt for U.S. federal income tax purposes (including for the avoidance of doubt, the Subordinated Notes), and (z) any debt previously held by an affiliate of the Issuer at any time for which there is no such opinion.

Any Transfer made in violation of (1) through (12) above or that otherwise would cause the Issuer to be unable to rely on the “private placement” safe harbor of United States Treasury Regulations section 1.7704-1(h), will be void ab initio and of no force or effect, and shall not bind or be recognized by the Issuer or any other Person, and no Person to which such Transfer-Restricted Debt is transferred shall become a holder unless such Person agrees to be bound by paragraphs (1) through (12) above. However, notwithstanding the immediately preceding sentence, a Transfer in violation of paragraphs (1) through (12) above shall be permitted if the Trustee is advised in writing by Cadwalader, Wickersham & Taft LLP or Winston & Strawn LLP, or receives the opinion of another nationally recognized tax counsel that the Transfer will not cause the Issuer to be treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

B-6-3

THIS DAISY CHAIN LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The representations, warranties and agreements in this Daisy Chain Letter will survive the closing of the transactions contemplated hereby.

Any covenant, provision, agreement or term of this Daisy Chain Letter that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without in any way invalidating, affecting or impairing the remaining provisions hereof. Except as otherwise provided herein, this Daisy Chain Letter shall be binding upon and inure to the benefit of the parties and their successors, heirs, executors, legal representatives and transferees.

The Transferee hereby irrevocably submits to the nonexclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this Daisy Chain Letter, and the Transferee hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Transferee hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Transferee irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the investor’s address specified on the signature page. The Transferee agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE TRANSFEREE IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DAISY CHAIN LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder intentionally left blank | signature page follows]

B-6-4

[__________], as Transferee

By:
Name:
Title:

[Class B Notes][Subordinated Notes]:

Purchase Price:

ACKNOWLEDGED AND AGREED BY:

[__________], as Transferor

By:
Name:
Title:

B-6-5

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

FORM OF NOTE OWNER CERTIFICATE

UMB Bank, National Association, as

Trustee 928 Grand Blvd., 11th Floor

Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

Re:	Reports Prepared Pursuant to the Indenture, dated as of September 17, 2025, between StepStone CLO 2025-I LLC and UMB Bank, National Association (the “Indenture”)

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of U.S.$______________ in principal amount of the [Class A Senior Secured Floating Rate Notes due 2037 of StepStone CLO 2025-I LLC][Class B Senior Secured Floating Rate Notes due 2037 of StepStone CLO 2025-I LLC][Subordinated Notes due 2037 of StepStone CLO 2025-I LLC] and hereby requests the Collateral Administrator and the Trustee grant it access to or deliver to it, as applicable, and as and when granted or delivered to any Holder or Noteholder the Indenture and all reports required to be delivered to any Holder or Noteholder under the Indenture or any Transaction Document. Capitalized terms used but not defined herein shall have the meaning given them in the Indenture.

In consideration of the physical or electronic signature hereof by the beneficial owner, the Issuer, the Trustee, the Collateral Manager, or their respective agents may from time to time communicate or transmit to the beneficial owner (a) information upon the request of the beneficial owner pursuant to the Indenture and (b) other information or communications marked or otherwise identified as confidential (collectively, but subject to the following sentence, “Confidential Information”). Confidential Information relating to the Issuer shall not include, however, any information that (i) was publicly known or otherwise known to the beneficial owner prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the beneficial owner or any Person acting on behalf of beneficial owner; (iii) otherwise is known or becomes known to the beneficial owner other than (x) through disclosure by the Issuer or (y) to the knowledge of the beneficial owner after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

The beneficial owner will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by the beneficial owner in good faith to protect Confidential Information of third parties delivered to the beneficial owner; provided that the beneficial owner may deliver or disclose Confidential Information to: (i) its directors, trustees, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with these terms and to the extent such disclosure is reasonably required for the administration of the matters contemplated hereby or the investment represented by the Debt; (ii) its legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with these terms and to the extent such disclosure is reasonably required for the matters contemplated hereby or the investment represented by the Debt; (iii) any other Holder, or any of the other parties to the Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports (“Specified Obligor Information”), any Person of the type that would be, to such Person’s knowledge, permitted to acquire Debt in accordance with the requirements of Section 2.5 of the Indenture to which such Person sells or offers to sell any such Debt or any part thereof; (v) except for Specified Obligor Information, any other Person from which such former Person offers to purchase any security of the Issuer; (vi) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with these provisions; (viii) S&P (subject to Section 14.16 of the Indenture); (ix) any other Person with the consent of the Issuer and the Collateral Manager; or (x) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Debt or the Indenture or (E) in the Trustee’s or the Collateral Administrator’s performance of its obligations under Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders or to the accountants by the Trustee or the Collateral Administrator of any report or information required by the terms of the Indenture to be provided to Holders or to the accountants shall not be a violation of the Indenture. The beneficial owner agrees that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to it any Confidential Information in violation of these provisions. In the event of any required disclosure of the Confidential Information by the beneficial owner, it will, by its acceptance of its Debt, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. The beneficial owner, by its acceptance of a Debt, will be deemed to have agreed to be bound by and to be entitled to the benefits of Section 14.15 of the Indenture.

Submission of this certificate bearing the beneficial owner’s physical or electronic signature shall constitute effective delivery hereof. This certificate shall be construed in accordance with, and this certificate and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this certificate shall be governed by, the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this ____ day of ____________, ______.

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title: Authorized Signatory

Tel.: _______________

Fax: _______________

Email: _____________

EXHIBIT E

FORM OF NRSRO CERTIFICATION

[Date]

StepStone CLO 2025-I LLC

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

UMB Bank, National Association

928 Grand Blvd., 11th

Floor Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of September 17, 2025 (the “Indenture”), by and between StepStone CLO 2025-I LLC (the “Issuer”), as Issuer and UMB Bank, National Association (the “Trustee”), as Trustee, the undersigned hereby certifies and agrees as follows:

1. The undersigned, a Nationally Recognized Statistical Rating Organization, has provided the Issuer with the appropriate certifications under Rule 17g-5(e) as promulgated under the Exchange Act.

2. The undersigned has access to the Issuer’s Website.

3. The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Issuer’s Website.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

F-1

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

Nationally Recognized Statistical Rating Organization

Name:
Title:

Company:
Phone:
Email:

F-2

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

FORM OF CONTRIBUTION NOTICE

StepStone CLO 2025-I LLC, as Issuer

c/o StepStone Private Credit Fund LLC

277 Park Avenue

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareni@stepstonegroup.com

with a copy to: pdlegal@stepstonegroup.com and martin.progin@stepstonegroup.com

StepStone Private Credit Fund LLC, as Collateral Manager

277 Park Ave, 45th Floor

New York, NY 10172

Attention: Joseph Cambareri

Email: joseph.cambareri@stepstonegroup.com; pdlegal@stepstonegroup.com;

Martin.Progin@stepstonegroup.com

UMB Bank, National Association

928 Grand Blvd., 11th Floor

Kansas City, Missouri 64106

Attention: Corporate Trust and Agency Services – CLO – StepStone CLO 2025-I

Re:

Notice of Contribution to StepStone CLO 2025-I LLC (the “Issuer”) pursuant to the Indenture, dated as of September 17, 2025 (the “Indenture”), among the Issuer and UMB Bank, National Association (the “Trustee”)

Ladies and Gentlemen:

1.	The undersigned hereby certifies that it is the beneficial owner of U.S.$_____________ in principal amount of the Subordinated Notes due 2037 of StepStone CLO 2025-I LLC.

2.

Contribution amount: $________________[1] [in cash][of the Interest Proceeds or Principal Proceeds that it would otherwise be distributed to it in accordance with the Priority of Payments] (the “Contribution”) on [Date of proposed Contribution] to the Issuer pursuant to Section 11.1(e) of the Indenture. The undersigned acknowledges and agrees that its Contribution shall not be accepted unless the conditions set forth in Section 11.1(e) of the Indenture have been satisfied.

[1]	The Contribution amount must be in an aggregate amount of at least $500,000.

G-1

3. Contributor Name:
Address:

Attention:
Facsimile	no.:
Telephone	no.:
Email:

4.	The undersigned hereby certifies that the Contribution identified herein and this Contribution Notice comply with the terms of the Indenture.

5.

The undersigned hereby agrees to provide to the Issuer, the Collateral Manager, the Paying Agent and the Trustee any information reasonably requested to confirm beneficial ownership of the Subordinated Notes described above.

IN WITNESS WHEREOF, the undersigned has caused this notice to be duly executed this ____ day of _____________, _____.

[CONTRIBUTOR NAME],

By:
Name:
Title:

G-2

ANNEX A TO EXHIBIT G

CONSENT OF THE COLLATERAL MANAGER TO CONTRIBUTION

DATE: _________________________

STEPSTONE PRIVATE CREDIT FUND LLC, as the Collateral Manager

By:
Name:
Title:

G-3